UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant □
Check the appropriate box:

□	Preliminary Proxy Statement
□	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
□	Definitive Additional Materials
□	Soliciting Material under §240.14a-12

IDACORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required

□	Fee paid previously with preliminary materials

□	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

2025

MAY 15, 2025 BOISE, IDAHO

April 1, 2025

Dear Fellow Shareholders:
You are cordially invited to attend the 2025 Annual Meeting of Shareholders of IDACORP, Inc. The Annual Meeting will be held on Thursday, May 15, 2025, at 10:00 a.m. (Mountain Time). We have adopted again for this year a virtual format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of 3:00 p.m. (Mountain Time) on May 14, 2025. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.
The matters to be acted upon at the meeting are described in our proxy materials, which are being furnished to our shareholders over the internet, other than to those shareholders who requested a paper copy. In addition, at the Annual Meeting we will discuss the company’s 2024 financial results, operational matters, and several of the company’s strategic initiatives and priorities.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the internet, by telephone, or by mail, in accordance with the instructions included in the proxy statement.
We appreciate your continued interest in and support of our company.
Sincerely,

Dennis L. Johnson Chair of the Board of Directors	Lisa A. Grow President and CEO

IDACORP, Inc.
1221 West Idaho Street
Boise, Idaho 83702

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
VIRTUAL MEETING ONLY — NO PHYSICAL LOCATION

Date and Time:	Thursday, May 15, 2025 at 10:00 a.m. (Mountain Time)

Place:
To register for and participate in the live online Annual Meeting, please visit www.proxydocs.com/IDA. Please note that you will need the control number included on your proxy card and Notice of Internet Availability in order to register for and to access the Annual Meeting. Registration to participate is due by 3:00 p.m. (Mountain Time) on Wednesday, May 14, 2025.

Items of Business:
•To elect ten directors nominated by the board of directors for one-year terms;
•To vote on an advisory resolution to approve executive compensation;
•To approve the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, as amended and restated, including the authorization of 1,100,000 additional shares;
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
•To transact such other business that may properly come before the meeting and any adjournments or postponements of the meeting.

Other Matters:	As of the date of this notice, the company has received no notice of any matters, other than those listed above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the proxy card that accompanies this proxy statement, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.
Record Date:
Holders of record of IDACORP common stock at the close of business on March 26, 2025, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How to Vote:
Please vote your shares at your earliest convenience. Registered holders may vote (a) by internet prior to the Annual Meeting at www.proxydocs.com/IDA; (b) by Internet during the Annual Meeting at www.proxydocs.com/IDA (advance registration required); (c) by toll-free telephone by calling (866) 702-2221; or (d) by mail (if you received a paper copy of the proxy materials by mail) by marking, signing, dating, and promptly mailing the enclosed proxy card in the postage-paid envelope. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders: Our 2025 proxy statement and our annual report for the year ended December 31, 2024, are available free of charge at
www.proxydocs.com/IDA.

By Order of the Board of Directors
Cheryl W. Thompson
Corporate Secretary
April 1, 2025

PROXY STATEMENT HIGHLIGHTS

2025 Annual Meeting Information:

In the Proxy Statement Highlights, we have included highlights of some of the matters discussed in more detail later in the proxy statement. As it is only a summary, please refer to the complete proxy statement and the 2024 Annual Report on Form 10-K for more information before you vote.

•Date and Time: May 15, 2025 at 10:00 a.m. (Mountain Time)
•Meeting Place and Registration Link: www.proxydocs.com/IDA. Virtual Meeting Only - No Physical Location
◦You must register by 3:00 p.m. (Mountain Time) on May 14, 2025
•Eligibility: You are eligible to vote if you were a shareholder of record at the close of business on March 26, 2025
•Your Vote: You may cast your vote in any of the following ways:

Internet	Telephone	Mail	Virtual
For registered holders, visit www.proxydocs.com/IDA to vote. If your shares are held in street name, follow the instructions delivered to you by your bank or broker. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.
For registered holders, call
	1-866-702-2221. If your shares are held in street name, call the number on your voter instruction form. You will need the control number included in your proxy card, voter instruction form, or Notice of Internet Availability.	Mail your completed and signed proxy card or voter instruction form (if you received a paper copy of the proxy materials by mail) to the address on your proxy card or voter instruction form.
To register for and vote in the live online Annual Meeting, please visit www.proxydocs.com/IDA. To register, you will need the control number included on your proxy card or Notice of Internet Availability. Registration is due by 3:00 p.m. (Mountain Time) on Wednesday, May 14, 2025.

Agenda and Voting Matters:

Summary Description of Voting Matters	Board Voting Recommendation
1. Election of ten director nominees for a one-year term	✓ FOR each director nominee
2. Advisory resolution to approve our executive compensation	✓ FOR
3. Approval of the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, as amended and restated, including the authorization of 1,100,000 additional shares	✓ FOR
4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025	✓ FOR

IDACORP, INC. 2025 PROXY STATEMENT i

Information on Our Director Nominees:

Our board of directors has nominated ten directors for election at the 2025 Annual Meeting. You are being asked to vote on the election of each of the ten nominees. Please see Part 3 – “Board of Directors” in this proxy statement for more information about each nominee. Below are the proposed director nominee committee memberships following the 2025 Annual Meeting and information about each nominee as of the date of this proxy statement.

				Proposed Committee Memberships
Director Nominee	Director Since	Age	Independent[1]	Audit	Comp & HR	Corp. Gov. & Nominating	Executive
Odette C. Bolano	2020	65	✓			✓
Annette G. Elg	2017	68	✓	©	✓		✓
Lisa A. Grow	2020	59					©
Judith A. Johansen	2007	66	✓		©	✓	✓
Dennis L. JohnsonBC	2013	70	✓			©	✓
Nate R. Jorgensen	2023	60	✓		✓	✓
Michael J. Kennedy	N/A	53	✓	✓
Scott W. Madison	2025	60	✓	✓
Susan D. Morris	2023	56	✓		✓
Dr. Mark T. Peters	2021	60	✓			✓
© — Committee Chair
BC — Chair of the Board of Directors
1      Independent according to New York Stock Exchange listing standards and our Corporate Governance Guidelines

Snapshot of 2025 Director Nominees

	Bolano	Elg	Grow	Johansen	Johnson	Jorgensen	Kennedy	Madison	Morris	Peters
Senior Executive	●	●	●	●	●	●	●	●	●	●
Public Company Experience	●	●	●	●	●	●	●	●	●	●
Operational	●		●	●		●		●	●	●
Banking & Finance		●	●	●	●		●	●	●	
Energy Utility	●	●	●	●	●		●	●		●
Food & Agribusiness		●							●	
Construction/Engineering			●			●	●			●
Legal/Risk				●	●					
Healthcare	●		●	●						
Information Technology/Security							●			●
Environmental/Climate										●

TENURE
Average
• YEARS •
5.57

AGE
Average
62.3 YEARS

Independent
90 PERCENT

IDACORP, INC. 2025 PROXY STATEMENT ii

Our 2024 Performance Highlights

*Dividends as of February 2025
We had a successful year during 2024 in a number of respects:

•IDACORP achieved net income growth for a seventeenth consecutive year;
•IDACORP increased its quarterly common stock dividend to $0.86 per share from $0.83 per share, as a part of a 187 percent increase in quarterly dividends approved over the last 13 years;
•Idaho Power continues to focus on timely recovery of costs and earning a reasonable return on investment with an Idaho limited issue rate case finalized in December 2024, with new rates effective January 1, 2025, designed to increase annual Idaho-jurisdiction retail revenue by $50.1 million, and settlement stipulations for its Oregon general rate case approved by the Oregon Public Utility Commission (OPUC) in September 2024, with rates effective October 15, 2024, designed to increase annual Oregon-jurisdiction retail revenue by $6.7 million;
•Idaho Power's customer count grew 2.6 percent in 2024 and Idaho Power's megawatt-hour (MWh) sales to retail customers in 2024 were the highest in its history, reflecting considerable growth in its service area;
•Idaho Power reached new winter and summer peaks during 2024. Idaho Power's new winter peak demand of 2,719 MW and summer peak demand of 3,793 MW were reached on January 16, 2024 and July 22, 2024, respectively;
•In 2024, Idaho Power’s reliability metrics continued to be among the best in company history, as Idaho Power provided uninterrupted service to its retail customers 99.96 percent of the time; and
•Idaho Power’s third-party ratings for residential and business customer satisfaction remain strong – it was the third-ranked utility among peers in the segment for overall customer satisfaction, the highest in the segment for business customer satisfaction, and the third highest in the segment for residential customer satisfaction in 2024.

Executive Compensation Program Design Highlights

We believe strong performance by our executive officers is essential to achieving long-term growth in shareholder value and to delivering superior service to our utility customers. We seek to accomplish this by making the majority of our executive officers’ pay “at-risk,” meaning we tie much of our executive officers’ target compensation to our financial and operational performance. To be earned, a substantial portion of our executives’ compensation requires that we achieve successful results over one- and three-year performance periods. As an executive’s level of responsibility increases, so does the percentage of total compensation at-risk, which we believe aligns the interests of our executives who have the highest level of decision-making authority with the interests of our shareholders. Our executive compensation policy provides that between 35 percent and 85 percent of our executive officers’ total target compensation should be at-risk incentive compensation under the short-term and long-term incentive plans.

Corporate Responsibility Highlights

We plan and operate with corporate responsibility in mind, in addition to the financial aspects of the company’s operations. We recognize all decisions have financial, as well as non-financial, impacts on our customers, employees, shareholders, communities, and the environment.

We intentionally include corporate responsibility action items across four priorities: keep employees safe and engaged, grow financial strength, improve the core business, and enhance the brand. In addition, we view our commitment to corporate responsibility as furthering the company’s short-, medium-, and long-term business strategies to safely provide our customers with reliable, affordable, clean energy while promoting a respectful workplace where all employees are valued and welcomed. We believe this commitment will also enhance long-term owner value and promote environmental and community stewardship.
IDACORP, INC. 2025 PROXY STATEMENT iii

Some of Idaho Power's environmental initiatives include conducting cloud-seeding operations, implementing a wildfire mitigation plan, enhancing grid resiliency and reliability, and continuing to further Snake River shading and in-stream river enhancement projects. We have engaged in voluntary carbon emissions intensity reduction over the past decade, and in 2019, we set our “Clean Today. Cleaner Tomorrow.®” goal to provide Idaho Power's customers with 100-percent clean energy by 2045.

We are committed to the safety of our employees, customers, and the communities we serve. One of our core values is safety first. We believe that safe, engaged, and effective employees are critical to the company’s success and that the company’s record of safety helps keep our service to customers reliable and affordable. Reflective of our focus on safety, Idaho Power's average Occupational Safety and Health Administration (OSHA) recordable injury rate was below the industry average rate for 2024. In 2024, we saw a decrease in our OSHA recordable injury rate, severity rate, and lost-time injury rate compared to 2023.

Governance Highlights and Investor Engagement

We seek to adopt and implement corporate governance practices that we believe are in the interests of our shareholders and that reflect best practices. Some of our governance practices include the following:

Corporate Governance Highlights

- Annual election of all directors
- Independent chair
- 10 of our 11 current directors, and 9 of our 10 director nominees, are independent
- Regular board and committee executive sessions by non-management and independent directors
- Mandatory director retirement age of 72
- Stock ownership requirement for directors and officers
- Prohibition on hedging and pledging of securities for directors and officers
- Annual self-evaluations of the board and committees
- Board oversight of our cultural values of safety, integrity, and respect
- Majority vote resignation policy for directors in uncontested elections
- Compensation clawback policy
- Stock retention requirement for officers
- Mandatory continuing education requirements for our directors
- No shareholder rights plan
- Independent audit, compensation and human resources, and corporate governance and nominating committees
- Robust codes of conduct and ethics, reviewed by our directors
- Significant participation by the board in succession planning

Our relationship with our shareholders and the investment community is of great importance to our company. To that end, shareholder engagement is a consideration in the performance evaluation of members of our executive team. Aside from our normal corporate communications, we engage with shareholders, the investment community, and interest groups through our participation in various utility and investment conferences and group and one-on-one meetings and telephone discussions. During those meetings, we solicit input on topics such as corporate governance, corporate responsibility, executive leadership, dividends, and disclosure and corporate communications. In 2024, management and the chairs of our board of directors and our compensation and human resources committee reached out directly to shareholders holding over 50 percent in the aggregate, and met with shareholders holding approximately 17 percent in the aggregate, of IDACORP's outstanding shares to discuss those topics, which were in addition to our regular investor relations efforts. The shareholders we engaged with in 2024 remained supportive of our strategy and financial performance and our executive compensation program. Shareholder support is further evidenced by our 2024 say-on-pay advisory vote, which received a 94.5 percent positive vote from our shareholders.

IDACORP, INC. 2025 PROXY STATEMENT iv

Summary of Our Compensation Policies

We seek to establish performance metrics for incentive compensation that reward our executive officers for achieving objectives that align with our customers' and shareholders’ interests, and we use both operational and financial metrics for our incentive compensation. Our long-term incentive metrics are measures of the creation of shareholder value, rewarding appreciation in stock price and total shareholder return (TSR). Short-term incentive is paid in cash and long-term incentive is paid in IDACORP restricted stock units. Because of the diversity of our performance metrics, our executive officers’ annual compensation can vary considerably depending on our actual performance in any period. For 2024, we used the following metrics:

LONG-TERM INCENTIVE

(THREE YEAR)

3-Year Performance Units - TSR 33%
3-Year Performance Units - CEPS 33%
3-Year Time-Vesting Restricted Stock Units 33%

In the chart above, the term “ADITC” refers to accumulated deferred investment tax credits.
We have a number of compensation policies and practices that we use to help align the interests of management with our shareholders, including the following:

✓    We use a number of financial and operational performance metrics for executive compensation and have a policy that a significant percentage of our executives’ target compensation be at-risk;
✓    We have solely independent directors on our compensation and human resources committee;
✓    Our compensation and human resources committee retains an independent compensation consultant;
✓    We impose minimum stock ownership and retention obligations for executive officers and performance-based restricted stock units (RSUs) are not counted toward the ownership obligations;
✓    We have a clawback policy that provides for the recovery of incentive compensation pursuant to U.S. Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE) requirements;
✓    We impose maximum limits on incentive compensation;
✓    We do not provide employment agreements;
✓    We do not permit hedging or pledging of our stock by executive officers;
✓    We provide only limited perquisites;
✓    We do not provide stock options;
✓    We have a low burn rate on equity for incentive awards;
✓    We analyze peer groups and market data; and
✓    We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive.

In 2024, we received 94.5 percent of votes cast in favor of our executive compensation programs. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and our shareholder engagement efforts.

IDACORP, INC. 2025 PROXY STATEMENT v

PROXY STATEMENT IDACORP, Inc. – 1221 West Idaho Street – Boise, Idaho 83702 PART 1 – INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

General Information

This proxy statement contains information about the 2025 Annual Meeting of Shareholders (Annual Meeting) of IDACORP, Inc. (IDACORP). The Annual Meeting will be held on Thursday, May 15, 2025 at 10:00 a.m. (Mountain Time). We have adopted a virtual-only format for our Annual Meeting to provide a consistent and convenient experience to all shareholders regardless of location. You may attend the Annual Meeting virtually via the internet at www.proxydocs.com/IDA, where you will be able to vote electronically and submit questions. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to 3:00 p.m. (Mountain Time) on May 14, 2025. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

References in this proxy statement to the “company,” “we,” “us,” or “our” refer to IDACORP. We also refer to Idaho Power Company (Idaho Power) in this proxy statement. Idaho Power is an electric utility engaged in the generation, transmission, distribution, sale, and purchase of electric energy and is our principal operating subsidiary. References in this proxy statement to the “companies” refer to IDACORP and Idaho Power together, unless the context otherwise requires.

This proxy statement is being furnished to you by our board of directors to solicit your proxy to vote your shares at the Annual Meeting and any adjournment of the Annual Meeting. All returned proxies that are not revoked will be voted in accordance with your instructions.

You are entitled to participate in the Annual Meeting only if you are an IDACORP shareholder as of the close of business on March 26, 2025, the record date, or hold a valid proxy for the meeting. In order to be admitted to the online Annual Meeting, you must have the control number included on your proxy card and Notice of Internet Availability.

We make our proxy materials and our annual report to shareholders available on the internet as our primary distribution method. Most shareholders will only be mailed a Notice of Internet Availability. The scheduled mailing date of the Notice of Internet Availability is on or about April 1, 2025. The Notice of Internet Availability specifies how to access proxy materials on the internet, how to submit your proxy vote, and how to request a hard copy of the proxy materials. On or about April 1, 2025, we also began mailing printed copies of our proxy materials to our shareholders who had previously requested paper copies of our proxy materials.

Note About Forward-Looking Statements: Statements in this proxy statement that relate to future plans, objectives, expectations, performance, events, and the like, including statements regarding future financial and operational performance (whether associated with compensation arrangements or otherwise) and corporate responsibility goals and targets, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “expects,” “targets” “should,” and similar expressions. Shareholders are cautioned that any such forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. We assume no obligation to update any such forward-looking statement, except as required by applicable law. Shareholders should review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the SEC, including the risks described therein, which contain factors that may cause results to differ materially from those contained in any forward-looking statement.

No Incorporation by Reference: This proxy statement includes several website addresses and references to additional materials and reports found on those websites. These websites, materials, and reports are not incorporated by reference herein.

IDACORP, INC. 2025 PROXY STATEMENT 1

PART 2 – CORPORATE GOVERNANCE AT IDACORP

Overview of Our Corporate Governance Practices

The goals of our corporate governance principles and practices are to promote the long-term interests of our shareholders, as well as to maintain appropriate checks and balances and compliance systems, to strengthen management accountability, engender public trust, and facilitate prudent decision making. We evaluate our corporate governance principles and practices and modify existing, or develop new, policies and standards when appropriate. Some of our notable corporate governance practices include the following:

✓	Annual election of all directors	✓	Majority vote resignation policy for directors in uncontested elections
✓	Independent chair	✓	Compensation clawback policy
✓	10 of our 11 current directors, and 9 of our 10 director nominees, are independent	✓	Stock retention requirement for officers
✓	Regular board and committee executive sessions by non-management and independent directors	✓	Mandatory continuing education requirements for our directors
✓	Mandatory director retirement age of 72	✓	No shareholder rights plan
✓	Stock ownership requirement for directors and officers and performance-based RSUs are not counted toward the requirement	✓	Independent audit, compensation and human resources, and corporate governance and nominating committees
✓	Prohibition on hedging and pledging of securities for directors and officers	✓	Robust codes of conduct and ethics, reviewed by our board
✓	Annual self-evaluations of the board and committees	✓	Significant participation by the board in succession planning
✓	Board oversight of our cultural values of safety, integrity, and respect
IDACORP, INC. 2025 PROXY STATEMENT 2

Our Strategy and Corporate Responsibility Initiatives

We are committed to our focus on competitive total returns and generating long-term value for shareholders. Our business strategy emphasizes Idaho Power as our core business, as Idaho Power's regulated utility operations are the primary driver of our operating results. Our board of directors regularly reviews our long-term strategy, which for 2025 is focused on the following objectives:

2025 Objectives

IDAHO POWER®

Critical Success Factors

KEEP EMPLOYEES SAFE AND ENGAGED

Support Our Employees in Being the Safest in the Business

Our people are the safest in the industry. They consistently make safe choices without introducing at-risk behaviors in the workplace, and they focus, assess, and actively speak up. We are committed to achieving our safest year ever, ensuring that everyone goes home each night.

Attract and Keep Great Employees

Our employees make our success. We will attract, retain, and develop talented and engaged employees and leaders by fostering our commitment to each other, celebrating our successes, embracing high performance standards, and maintaining a competitive total rewards package. Our voluntary employee turnover will be less than 3%.

GROW FINANCIAL STRENGTH

Recover Our Costs and Earn a Fair Return while Maintaining Affordable Prices

Our financial health is key to our ability to execute on our long-term plans for reliable service and remain independent. To achieve our goals, we will recover fully on our infrastructure investments, generate a positive outcome in our general rate case proceeding, and keep our O&M at or below budget levels. This will result in positive earnings growth that allows us to affordably access financing sources.

Fund Our Growth

To meet growing customer needs and ensure reliability, our capital spending is increasing. We will execute on investor engagement and financing transactions needed to fund our business while preserving our company's investment-grade credit ratings and premium stock price.

Tackle Resource Challenges

The supply network in our industry remains constrained. We will optimize our sourcing to mitigate the impacts of inflation and ensure adequate resources to timely meet our customers' needs. We will have no significant delays caused by equipment procurement on our major projects.

IMPROVE THE CORE BUSINESS

Create Clean Energy Highways

Our 500-kV projects will allow us to move reliable, low-cost, clean energy around the western U.S., where we need it and when we need it, to serve our growing customers. We will begin construction and complete our 500-kV projects within specified timelines and within 5% of budget and obtain any necessary regulatory authority.

Produce Responsible Energy for Our Customers

We will eliminate resource deficits in the future with safe, reliable, affordable, and increasingly clean resources; win half of all future generation resource procurements by being competitive; and provide energy solutions to our customers to prevent defections and improve the customer experience.

Ensure Reliability by Proactively Addressing Major Risks

We will timely execute on our security roadmap and our wildfire mitigation plan efforts in 2025, with no major unplanned service interruptions caused by our company.

ENHANCE THE BRAND

Ensure Our Customers Know They Matter to Idaho Power

Our business is complex, but we want it to be easy for customers to do business with us and understand our value. We will help our customers and key stakeholders better understand how we responsibly navigate the energy landscape to provide safe, reliable, affordable, and clean energy today and into the future. Our net promoter score for residential customers will be at least 30 by 2026.

In executing on the objectives above, we seek to balance the interests of shareholders, Idaho Power customers and employees, and other stakeholders. Idaho Power is committed to working for strong, sustainable financial results by continuing to safely provide reliable, affordable, clean energy to its customers from diversified generation resources.

IDACORP, INC. 2025 PROXY STATEMENT 3

Corporate Responsibility Initiatives

Our corporate governance and nominating committee, with considerable focus from our board of directors, is primarily responsible for the oversight of our corporate responsibility initiatives. These initiatives are identified by management (with input from the company’s various stakeholders) as material to the company's business and the board of directors is informed at least quarterly by management of the status and results of our corporate responsibility efforts. We publicly release annual corporate responsibility reports, which detail our corporate responsibility initiatives, including Idaho Power's “Clean Today. Cleaner Tomorrow.®” goal to provide Idaho Power's customers with 100-percent clean energy by 2045. The most current corporate responsibility report is located on Idaho Power’s website, together with other information on corporate responsibility issues relevant to Idaho Power. The corporate responsibility reports and related website content are not incorporated by reference into this proxy statement.

Board and Board Committee Oversight of Human Capital Management

Our board of directors provides oversight for the company's human capital management. Management updates the full board of directors and its committees regularly on safety metrics, total rewards for employees, benefit and pension programs, succession planning and training programs, and corporate culture initiatives, among other things. Each committee of the board of directors is delegated and takes on specific roles in this oversight. The compensation and human resources committee is responsible for overseeing employee compensation and benefit plans and general labor issues, as well as corporate culture matters. The audit committee is responsible for overseeing risk management, including compliance with the code of business conduct and physical and cybersecurity risks. The corporate governance and nominating committee is responsible for overseeing risks associated with governance and social issues associated with employees as part of its corporate responsibility risk oversight function.

Safety

We are committed to the safety of our employees, customers, and the communities we serve. One of our core values is safety first. We believe that safe, engaged, and effective employees are critical to the company’s success and that the company’s record of safety helps keep our service to customers reliable and affordable. Reflective of our focus on safety, Idaho Power's average OSHA recordable injury rate was below the industry average rate for 2024. In 2024, we saw a decrease in our OSHA recordable injury rate, severity rate, and lost-time injury rate compared to 2023.

IDACORP, INC. 2025 PROXY STATEMENT 4

In 2024, we enhanced MoveSafe™, which is our body positioning and ergonomics program to help reduce body positioning and soft tissue injuries; improved our safety communications and training; started building the Fail-Safe Capacity Model to introduce in 2025; and implemented a new safe driving awareness video and training material to educate our drivers about the importance of safe driving practices. We also had 97% participation in meeting safety goals around focusing, assessing, making the safe choice, and speaking up.

Our Culture

One of our core values as a company is “respect for all.” Our Code of Business Conduct, available publicly on our website, states our position that employees deserve a workplace where they are treated in a professional and respectful manner, and each of our employees has the responsibility to create and maintain such an environment. Our talent acquisition and talent development teams within our Human Resources department partner closely with senior management to ensure alignment of the company's human capital management with our corporate values. We strive to recruit and retain talent from all backgrounds, instill a welcoming culture, and strengthen programs that provide advancement opportunities for all our employees. We have programs in place to educate students on workforce opportunities in the energy industry, training to ensure a respectful workplace, and engagement in community outreach and partnerships. We also have a steering committee consisting of officers, senior managers, and other employees to help the company foster a culture of respect and belonging. Certain of our officers regularly provide information on corporate culture initiatives and other corporate responsibility efforts to our board of directors and board committees.

Employee Satisfaction

Our human capital programs are designed to attract, retain, and develop the highest quality employees. We consistently experience a relatively low voluntary attrition rate of less than 3 percent that we attribute to maintaining a good relationship with our employees due to a strong safety culture, respectful and welcoming environment, opportunities for development, and competitive compensation and benefits. We regularly conduct employee engagement surveys to seek feedback from our employees. We share the survey results with employees, and senior management incorporates the results of the surveys in their action plans in order to respond to the feedback and improve employee relations. We achieved a 77 percent participation rate in the 2024 employee engagement survey with an overall 82 percent positive employee satisfaction score.

Total Rewards

We provide our employees with competitive pay and benefits, based in large part on salary studies and market data. We use a structured compensation schedule and regularly conduct compensation analyses that help mitigate the potential for gender, race, or ethnicity-based disparities in compensation. Beyond base salaries and incentive compensation, benefits for all full-time employees include a 401(k) plan with company matching contributions, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, parental leave, employee assistance programs, and tuition assistance. Currently after five years of employment, a full-time employee vests in Idaho Power’s defined benefit pension plan. We also tie annual employee incentive compensation to metrics based on the categories of earnings, power system reliability, and customer satisfaction reflective of broad stakeholder interests and the value of each employee's contribution.

We deliver a variety of training opportunities and provide rotational assignment and continuous learning and development opportunities to our employees. Our talent development programs, overseen by a talent development team in the Human Resources department, are designed to help employees achieve their career goals, build management skills, and lead their organizations.

We also encourage and enable our employees to support many charitable causes. This includes volunteer program engagement promoted by the company or employees. We also have an employee-led organization called the “Employee Community Funds,” which administers charitable contributions from employees; Idaho Power matches a portion of employee donations, which supplements the company’s separate charitable contributions.

Additional Corporate Responsibility Information

To learn more about our corporate responsibility efforts, see our most recent Corporate Responsibility Report on our website at www.idacorpinc.com/about-us/sustainability. The information in that report is not incorporated by reference into this proxy statement.

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Codes of Business Conduct

We have a Code of Business Conduct that applies to all of our officers and employees. We also have a separate Code of Business Conduct and Ethics for directors. These are posted on our website at www.idacorpinc.com/corporate-governance/governance-documents. We will also post on that website any amendments to, or waivers of, our Codes of Business Conduct, as required by SEC rules or NYSE listing standards.

Insider Trading Policy

We have adopted an insider trading policy and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees, and other covered persons, and have implemented processes for the company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of the policy was included as an exhibit to our most recent Annual Report on Form 10-K.

Board Leadership Structure

The board of directors has separated the positions of chair of the board of directors and chief executive officer (CEO) since 1999. Our CEO is responsible for leadership, overall management of our business strategy, and day-to-day operations, while our chair presides over meetings of our board of directors and provides guidance to our CEO regarding policies and procedures approved by our board of directors. Separating these two positions allows our CEO to focus on our day-to-day business and operations, while allowing the chair of the board of directors to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort, and energy that the CEO is required to devote to his or her position, as well as the increasing commitment required of the chair position, particularly as the board of directors’ oversight responsibilities continue to grow.

While our bylaws and Corporate Governance Guidelines do not mandate that our chair and CEO positions be separate, the board of directors believes for the reasons outlined above that having separate positions and having an independent director serve as chair is the appropriate leadership structure for the company at this time. The board of directors believes that this issue is part of the succession planning process and that it is in the best interests of the company for the board of directors to make a determination as to the advisability of continuing to have separate positions when it appoints a new CEO.

Risk Oversight and Succession Planning

Our management team is responsible for the day-to-day management of risks the company faces. Our senior vice president, chief financial officer, and treasurer, our vice president and general counsel, and our vice president of finance, compliance, and risk, together with our director of audit services, are responsible for overseeing and coordinating risk assessment processes and mitigation efforts on an enterprise-wide basis. These leaders administer processes intended to identify key business risks, assist in appropriately assessing and managing these risks within stated limits, enforce policies and procedures designed to mitigate risk, and report on these items to other members of senior management and the board of directors. These leaders report regularly to the board of directors and appropriate board committees regarding risks the company faces and how the company is managing those risks.

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While our senior management team is responsible for the day-to-day management of risk, our board of directors is responsible for ensuring that an appropriate culture of risk management exists within our company, for setting the right “tone at the top,” and assisting management in addressing specific risks that our company faces. The board of directors has the responsibility to oversee the risk management processes designed and implemented by management and confirm the processes are adequate and functioning as designed.

While the full board of directors is ultimately responsible for high-level risk oversight at our company, it is assisted by the executive committee, the audit committee, the compensation and human resources committee, and the corporate governance and nominating committee in fulfilling its oversight responsibilities in certain areas of risk. The executive committee assists the board of directors in fulfilling its oversight responsibilities with respect to the company’s risk management processes generally. The audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to major financial risk exposures and our energy risk management practices (including hedging transactions and collateral requirements) and discusses policies with respect to risk assessment and risk management. Representatives from our independent registered public accounting firm attend audit committee meetings, regularly make presentations to the audit committee, comment on management presentations, and engage in private sessions with the audit committee, without members of management present, to raise any concerns they may have with our risk management practices. The audit committee and the executive committee also assist the board of directors in monitoring management’s risk management framework for cybersecurity and physical security on a regular basis. The compensation and human resources committee assists the board of directors in fulfilling its oversight responsibilities with respect to risks arising from our labor and compensation policies and practices. The corporate governance and nominating committee undertakes periodic reviews of processes for management of risks associated with our company’s organizational structure, governing instruments and policies, and corporate responsibility issues. In fulfilling their respective responsibilities, the committees meet regularly with our officers and members of senior management, as well as our internal and external auditors. Each committee has full access to management, as well as the ability to engage and compensate its own independent advisors.

The board of directors receives regular reports from the executive committee, audit committee, compensation and human resources committee, and corporate governance and nominating committee relating to the oversight of risks in their areas of responsibility. Based on this and information provided by management, the board of directors evaluates our risk management processes and oversight and considers whether any changes should be made to those processes or the board of directors’ risk oversight function. We believe that this division of risk oversight ensures that oversight of each type of risk the company faces is allocated, at least initially, to the particular directors most qualified to oversee it. It also promotes board efficiency because the committees are able to select the most timely or important risk-related issues for the full board of directors to consider.

Another area where our board of directors is actively involved is in monitoring our succession planning. The board of directors reviews the succession plans developed by members of senior management at least annually, with a focus on ensuring a talent pipeline at the officer level and for specific critical roles. We seek to ensure that our directors are exposed to a variety of members of our leadership team, and not just the senior-most officers, on a regular basis, through formal presentations and
IDACORP, INC. 2025 PROXY STATEMENT 7

informal events. Our board of directors is also informed of general workforce trends, expected retirement levels or turnover, and recruiting and development programs, which is of particular importance given Idaho Power’s specialized workforce.

Board Meetings and Director Attendance

The members of our board of directors are expected to attend board meetings and the meetings of board committees on which they serve, to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. The board of directors held four meetings in 2024. Each director attended at least 75 percent of the aggregate of the meetings held by (i) the board of directors in 2024 (during the period for which he or she was a director) and (ii) the committees on which he or she served in 2024 (during the periods that he or she served). Our Corporate Governance Guidelines provide that all directors are expected to attend our annual meeting of shareholders and be available, when requested by the chair of the board of directors, to answer any questions shareholders may have. All then-serving members of the board of directors attended our 2024 annual meeting of shareholders.

Board Committee Charters

Our standing committees of the board of directors are the executive committee, the audit committee, the compensation and human resources committee, and the corporate governance and nominating committee. We have:

•    charters for the audit committee, compensation and human resources committee, and corporate governance and nominating committee; and
•    Corporate Governance Guidelines, which address issues including the responsibilities, qualifications, and compensation of the board of directors, as well as board leadership, board committees, director resignation, and board self-evaluation.

Our committee charters and our Corporate Governance Guidelines may be accessed on our website at www.idacorpinc.com/corporate-governance/governance-documents. Information on our committees of the board of directors is included in Part 3 – “Board of Directors – Committees of the Board of Directors.”

Director Independence and Executive Sessions

Our board of directors has adopted a policy, contained in our Corporate Governance Guidelines, that the board of directors will be composed of a majority of independent directors. The board of directors reviews annually the relationships that each director has with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company). Following the annual review, only those directors who the board of directors affirmatively determines have no material relationship with the company and can exercise independent judgment will be considered independent directors, subject to additional qualifications prescribed under the listing standards of the NYSE and under applicable laws.

All members of our board of directors are non-employees, except Lisa A. Grow, who is our president and CEO. The board of directors has determined that all members of our board of directors, other than Ms. Grow, are independent, based on all relevant facts and circumstances and under the NYSE listing standards and our Corporate Governance Guidelines.

Our directors meet in executive session at each regular meeting of the board of directors. Additionally, our independent directors meet separately in executive session periodically, and not less frequently than annually. The independent chair of the board of directors presides at board meetings and at executive sessions of independent and non-management directors.

Board Membership Criteria

We believe that directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of our shareholders. Directors must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We also consider a nexus to Idaho Power’s service area a desirable trait. We endeavor to have a board with a variety of business and personal attributes and experience at policy-making levels in areas that are relevant to our business activities. We believe our director nominees bring a strong mix of attributes and experiences to the board of directors as leaders in business, finance, accounting, regulation, and the utility industry as shown in the chart below.

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Under the oversight of the corporate governance and nominating committee, the board of directors conducts an annual self-evaluation of its performance and utilizes the results to assess and determine the characteristics and critical skills required of directors. Each of our audit, compensation and human resources, and corporate governance and nominating committees also performs an annual self-assessment. The board of directors and committee self-assessment surveys are completed anonymously by each board member and committee member and provide for a full assessment of board of directors and committee performance, including recommendations for improvement. The board of directors and committees review the compiled results from the respective self-assessment surveys and discuss responsive actions to the survey results. Each board member also completes a questionnaire related to compliance with independence standards and director qualifications annually. The responses are provided to our general counsel and corporate secretary and a report is compiled for the corporate governance and nominating committee. This report is also presented for review by the full board of directors. In addition, our Corporate Governance Guidelines and the corporate governance and nominating committee charter provide that the corporate governance and nominating committee will annually review board committee assignments and consider the rotation of the chair and members of the committees with a view toward balancing the benefits derived from continuity against the benefits derived from the breadth of experience and viewpoints of the various directors. The corporate governance and nominating committee recommendations are then provided to the board of directors for review and approval.

In addition, we require that:

•at least one member of our audit committee be an “audit committee financial expert;”
•the audit, compensation and human resources, and corporate governance and nominating committees are comprised solely of independent directors;
•our directors automatically retire immediately prior to the first annual meeting of shareholders after they reach age 72; and
•a majority of board members be independent under our Corporate Governance Guidelines and applicable NYSE listing standards.

Director Resignation Policy

We have a policy that provides that if any director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director nominee must tender his or her resignation to the board of directors promptly after the voting results are certified. The corporate governance and nominating committee, comprised entirely of independent directors and which will specifically exclude any director who is required to tender his or her
IDACORP, INC. 2025 PROXY STATEMENT 9

own resignation, will consider the tendered resignation and make a recommendation to the board of directors, taking into account all factors deemed relevant. These factors include, without limitation, the underlying reasons why shareholders withheld votes from the director (if ascertainable) and whether the underlying reasons are curable, the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to our company, whether by accepting the resignation we will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether or not accepting the resignation is in the best interests of our company and our shareholders. Our board of directors will act upon the corporate governance and nominating committee’s recommendation within 90 days following certification of the shareholder vote and will consider the factors considered by the corporate governance and nominating committee and any additional information and factors as the board of directors believes to be relevant. We will publicly disclose the board of directors’ decision and rationale with regard to any resignation offered under the director resignation policy.

Process for Determining Director Nominees

In determining the composition of our board of directors, we seek a balanced mix of local experience, which we believe is specifically relevant for a utility, and national or public company experience, among other factors. As a utility company with operations predominantly in Idaho and Oregon, we believe it is important for our company and our local directors to be involved in and otherwise support local community and charitable organizations.

Our corporate governance and nominating committee is responsible for selecting and recommending to the board of directors candidates for election as directors, including Messrs. Kennedy and Madison. Our Corporate Governance Guidelines contain procedures for the committee to identify and evaluate new director nominees, including candidates our shareholders recommend in compliance with our Corporate Governance Guidelines. The corporate governance and nominating committee begins the process of identifying and evaluating potential nominees for director positions by taking into consideration the results of the annual director questionnaires and self-evaluation process described above while keeping the full board of directors informed of the nominating process. The corporate governance and nominating committee reviews candidates recommended by shareholders and may hire a search firm to identify other candidates.

The corporate governance and nominating committee gathers additional information on the candidates to determine if they qualify to be members of our board of directors. The corporate governance and nominating committee examines whether the candidates are independent, whether their election would violate any federal or state laws, rules, or regulations that apply to us, and whether they meet all requirements under our Corporate Governance Guidelines, committee charters, bylaws, codes of business conduct and ethics, and any other applicable corporate document or policy. The corporate governance and nominating committee also considers whether the nominees will have potential conflicts of interest, and whether they will represent a single or special interest, before finalizing a list of candidates for the full board of directors to consider for nomination.

Process for Shareholders to Recommend Candidates for Director

Our Corporate Governance Guidelines set forth the requirements that you must follow if you wish to recommend director candidates to our corporate governance and nominating committee. If you recommend a candidate for director, you must provide the following information:

•     the candidate’s name, age, business address, residence address, telephone number, principal occupation, the class and number of shares of our voting stock the candidate owns beneficially and of record, a statement as to how long the candidate has held such stock, a description of the candidate’s qualifications to be a director, whether the candidate would be an independent director, and any other information you deem relevant with respect to the recommendation; and
•     your name and address as they appear on our stock records, the class and number of shares of voting stock you own beneficially and of record, and a statement as to how long you have held the stock.

Recommendations must be sent to our corporate secretary at the address provided below. Our corporate secretary will review all written recommendations and send those conforming to the requirements described above to the corporate governance and nominating committee for review and consideration. The corporate governance and nominating committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the board of directors.

Shareholders who wish to nominate persons for election to the board of directors, rather than recommend candidates for consideration by the corporate governance and nominating committee and board of directors, must follow the procedures set forth in our bylaws, and must comply with the requirements of Rule 14a-19 under the Exchange Act. Copies of our bylaws may be obtained by writing to our corporate secretary at IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, or by calling
IDACORP, INC. 2025 PROXY STATEMENT 10

our corporate secretary at (208) 388-2200. See also the section entitled 2026 Annual Meeting of Shareholders in Part 7 - “Other Matters” in this proxy statement.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the board of directors by:

•     calling (866) 384-4277 if they have a concern to bring to the attention of the board of directors, our chair of the board of directors, or our non-employee directors as a group; or
•    logging on to secure.ethicspoint.com/domain/media/en/gui/62899/index.html and following the instructions to file a report if the concern is of an ethical nature.

Our general counsel receives all such communications. These communications are distributed to the board of directors, or to the chair or specific directors as appropriate, depending on the facts and circumstances of the communication. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues, and accounting or audit matters. If a report concerns questionable accounting practices, internal accounting controls, or auditing matters, our general counsel will also forward your report to the chair of the audit committee. The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Political Advocacy and Lobbying Activities

We routinely engage in federal, state, and local public policy discussions ranging from issues that specifically impact the generation, transmission, and distribution of electricity to more general topics related to regulation, taxation, business, and labor. Our political advocacy objectives focus on a variety of interests, including costs to customers and owners, safety, reliability of service, and our responsibility to the environment, employees, stakeholders, and communities. To that end, we are also active in a number of state, regional, and national trade associations that may engage in political activity on these issues.

Our voluntary, non-partisan employee political action committee (IDA-PAC) participates in the political process through contributions to candidate campaigns, other political action committees, and ballot measure campaigns in compliance with applicable laws. Those contributions are made in furtherance of the company’s interests and without regard to the personal political preferences of our directors, executives, or employees. In 2015, the board of directors voluntarily adopted a policy in response to the 2010 U.S. Supreme Court decision in Citizens United v. Federal Election Commission that we will not provide direct corporate funding for independent advertisements that support or oppose political candidates for election to federal office.

Further, our senior vice president of public affairs who monitors and approves all such activities, is required to report lobbying expenditures; contributions to candidates, ballot measures and initiatives, trade and industry associations, and certain other organizations that may engage in activities involving legislative measures; and electioneering to the corporate governance and nominating committee for their review on an annual basis. The corporate governance and nominating committee reviews our political contributions (including contributions to IDA-PAC) and our lobbying efforts and updates the full board of directors on such activities.

Corporate political contributions and lobbying activities are subject to regulation by the states in which we operate and the federal government, including requirements to provide disclosures of federal and state lobbying expenses, which are made publicly available by the various government authorities to which we report. For 2024, we contributed approximately $41,200 to political action committees at all levels of government. Of that amount, $10,000 was contributed by IDA-PAC to federal candidates and political action committees. We also contributed $61,854 to candidates for Idaho state elections and $23,000 to candidates for Oregon state elections. Contributions to candidates were made to both primary political parties. We also spent approximately $628,567 on lobbying expenditures, including compensation for our employees engaged in lobbying efforts, contractors, and membership dues for trade associations. We made no contributions to 527 groups, 501(c)(4) organizations associated with public officials, or to ballot measures in the 2024 election cycle.

Anti-Hedging and Anti-Pledging Policy

Our compensation policy and Corporate Governance Guidelines prohibit directors and executive officers from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our Corporate Governance Guidelines provide that our directors, officers, and
IDACORP, INC. 2025 PROXY STATEMENT 11

senior managers are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations. The guidelines and policy do not generally apply to all employees.

Certain Relationships and Related Transactions

Our related person transactions policy defines a “related person transaction” as a transaction between a related person and our company in which the amount exceeds $120,000. The related person transactions policy defines a “related person” as any:

•    officer, director, or director nominee of IDACORP or any subsidiary;
•    person known to be a greater than 5 percent beneficial owner of IDACORP voting securities;
•     immediate family member of the foregoing persons, or person (other than a tenant or employee) sharing the household of the foregoing persons; or
•    firm, corporation, or other entity in which any person named above is a partner, principal, executive officer, or greater than 5 percent beneficial owner, or where such person otherwise has a direct or indirect material interest.

The following types of transactions are excluded from the related person transactions policy:

•    transactions available to all employees generally;
•    the purchase or sale of electric energy at rates fixed in conformity with law or governmental authority;
•    transactions involving compensation, employment agreements, or special supplemental benefits for directors or officers that are reviewed and approved by the compensation and human resources committee; and
•    transactions between or among companies within the IDACORP family.

The corporate governance and nominating committee administers the policy, which includes procedures to review related person transactions, approve or disapprove related person transactions, and ratify unapproved transactions. The policy, which is in writing, also specifically requires prior corporate governance and nominating committee approval of proposed charitable contributions or pledges of charitable contributions in excess of $120,000 in any calendar year to a charitable or not-for-profit organization identified as a related person, except those nondiscretionary contributions made pursuant to our matching contribution program. The board of directors may approve a proposed related person transaction after reviewing the information considered by the corporate governance and nominating committee and any additional information it deems necessary or desirable:

•    if it determines in good faith that the transaction is in, or is not inconsistent with, the best interests of our company and the shareholders; and
•    if the transaction is on terms comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party.

Jeffrey L. Malmen, our senior vice president of public affairs, is married to Erika Eaton Malmen, who is a partner at the law firm of Perkins Coie LLP, and Idaho Power has engaged Perkins Coie LLP for legal services for over 40 years. Mr. Malmen is one of Idaho Power’s “named executive officers” for 2024, and thus his compensation for 2024 is described in Part 4 – “Executive Compensation” in this proxy statement. Idaho Power’s relationship with Perkins Coie LLP began prior to Mr. Malmen’s employment with the companies and Ms. Malmen’s partnership at the law firm. In 2024, Perkins Coie LLP was paid approximately $830,970 for legal services provided to IDACORP and Idaho Power. This work was performed under the supervision of Idaho Power’s general counsel and the contractual and fee arrangements were comparable to other national law firms providing legal services to Idaho Power. Ms. Malmen is among the lawyers at Perkins Coie LLP who provided legal services in 2024, but her portion of the services provided for 2024 was nominal. Mr. Malmen does not participate in decisions with respect to whether we hire Perkins Coie LLP as outside counsel. In 2024, the corporate governance and nominating committee and the board of directors reviewed, ratified, and approved the potential related party transaction involving Perkins Coie LLP.

The following officers are related to or have a relationship with Idaho Power employees as described below:

•Lisa A. Grow's (our president and CEO) son-in-law, Connor Saxe;
•Bo Hanchey's (our vice president of customer operations and chief safety officer) sister, Daisi Pohanka, and shared household with Ashley Herrera; and
•Amy I. Shaw's (our vice president of finance, compliance, and risk) spouse, Eric Shaw.

Each of Connor Saxe, Daisi Pohanka, Ashley Herrera, and Eric Shaw is an Idaho Power employee who received a combined base salary and incentive compensation from Idaho Power in excess of $120,000 in 2024. None of these individuals is an officer of Idaho Power and her or his base salary and incentive compensation were consistent with amounts paid to Idaho Power
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employees in similar roles. The compensation and human resources committee and full board of directors also approved the design and metrics of the incentive programs in which these individuals participated in 2024. In 2025, the corporate governance and nomination committee and the board of directors reviewed, ratified, and approved the potential related party transactions involving each of Connor Saxe, Daisi Pohanka, Ashley Herrera, and Eric Shaw.

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Security Ownership of Directors, Executive Officers, and More than Five-Percent Shareholders

The table below sets forth the number of shares of our common stock beneficially owned as of March 17, 2025, by our directors and director nominees, by our named executive officers, or NEOs, listed in the 2024 Summary Compensation Table included in Part 4 – “Executive Compensation” of this proxy statement, and by our directors, director nominees, NEOs, and other executive officers as a group. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, including shares they own through the Idaho Power Company Employee Savings Plan and our Dividend Reinvestment and Stock Purchase Plan, except as to the interests of spouses or as otherwise indicated.

		Amount and
		Nature of
		Beneficial	Percent
Name of Beneficial Owner	Title of Class	Ownership[1]	of Class
Non-Employee Directors and Nominees
Odette C. Bolano	Common Stock	6,822	*
Annette G. Elg[2]	Common Stock	9,015	*
Ronald W. Jibson	Common Stock	15,982	*
Judith A. Johansen[3]	Common Stock	28,760	*
Dennis L. Johnson[4]	Common Stock	16,572	*
Nate R. Jorgensen	Common Stock	3,543	*
Michael J. Kennedy[5]	Common Stock	—	*
Scott W. Madison[6]	Common Stock	1,187	*
Susan D. Morris	Common Stock	3,633	*
Richard J. Navarro	Common Stock	15,421	*
Dr. Mark T. Peters	Common Stock	6,364	*
Named Executive Officers
Lisa A. Grow	Common Stock	60,681	*
Adam J. Richins	Common Stock	14,611	*
Brian R. Buckham	Common Stock	21,129	*
Jeffrey L. Malmen	Common Stock	21,346	*
Timothy E. Tatum	Common Stock	3,290	*
All directors, director nominees, NEOs, and other executive officers as a group (22 persons)[7]	Common Stock	246,269	0.46%

*    Less than 1%.
1    Share numbers exclude fractional shares. There were no stock options for IDACORP common stock outstanding as of March 17, 2025.
2    Includes 5,331 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
3    Includes 28,760 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
4    Includes 14,291 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
5    Not currently a director; director nominee only.
6    Includes 1,187 stock units and dividend equivalents for deferred annual stock awards. The deferred compensation is payable in stock upon separation from service from the board of directors.
7    Includes 17,913 shares owned by six persons not listed in the table who are executive officers of Idaho Power or IDACORP.

IDACORP, INC. 2025 PROXY STATEMENT 14

The table below sets forth information with respect to each person known to us to be the beneficial owner of more than five percent of our outstanding common stock as of March 17, 2025. We have based percentage ownership of our outstanding common stock on 54,020,021 shares of our common stock outstanding as of March 17, 2025.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	5,973,856[1]	11.1%
50 Hudson Yards
New York, NY 10001
The Vanguard Group, Inc.	5,774,274[2]	10.7%
100 Vanguard Blvd.
Malvern, PA 19355
Wellington Management Group LLP	3,424,956[3]	6.3%
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210

1Based on a Schedule 13G/A filed on January 23, 2024, by BlackRock, Inc. BlackRock, Inc. reported sole voting power as to 5,861,536 shares, shared voting power as to 0 shares, sole dispositive power as to 5,973,856 shares, and shared dispositive power as to 0 shares as the parent holding company or control person of BlackRock Life Limited; Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors (beneficially owns 5% or greater of the outstanding shares reported); BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Investment Management (Australia) Limited; and BlackRock Advisors (UK) Limited.
2Based on a Schedule 13G/A filed on February 13, 2024, by The Vanguard Group, Inc. The Vanguard Group, Inc. reported sole voting power as to 0 shares, shared voting power as to 48,462 shares, sole dispositive power as to 5,678,257 shares, and shared dispositive power as to 96,017 shares.
3Based on a Schedule 13G filed on February 10, 2025, jointly by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. Wellington Management Group LLP reported sole voting power as to 0 shares, shared voting power as to 2,860,388 shares, sole dispositive power as to 0 shares, and shared dispositive power as to 3,424,956 shares. Wellington Group Holdings LLP reported sole voting power as to 0 shares, shared voting power as to 2,860,388 shares, sole dispositive power as to 0 shares, and shared dispositive power as to 3,424,956 shares. Wellington Investment Advisors Holdings LLP reported sole voting power as to 0 shares, shared voting power as to 2,860,388 shares, sole dispositive power as to 0 shares, and shared dispositive power as to 3,424,956 shares. Wellington Management Company LLP reported sole voting power as to 0 shares, shared voting power as to 2,820,099 shares, sole dispositive power as to 0 shares, and shared dispositive power as to 3,239,980 shares.
The shares as to which the Schedule 13G was filed by Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers (as defined below), are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The Wellington Investment Advisers are Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, and Wellington Management Australia Pty Ltd.

IDACORP, INC. 2025 PROXY STATEMENT 15

PART 3 – BOARD OF DIRECTORS

PROPOSAL NO. 1: Election of Directors

Our first proposal pertains to the election of our directors. Two current members of our board of directors, Ronald W. Jibson and Richard J. Navarro, are scheduled to retire immediately prior to the Annual Meeting based on the board's mandatory retirement age of 72 for all directors. As a result, Mr. Jibson and Mr. Navarro have not been renominated for election by the board of directors. After the Annual Meeting and upon election of the proposed director nominees, the board of directors will consist of ten members. Upon the recommendation of our corporate governance and nominating committee, our board of directors has nominated the ten individuals listed below to serve as directors. Each of the ten nominees served as a member of our board of directors during 2024, except for Messrs. Kennedy and Madison. The nominees consist of nine independent directors, as defined by the rules of the NYSE, and Lisa A. Grow, our current president and CEO.

Each director’s term runs from the date of his or her election until our next annual meeting of shareholders or until his or her successor (if any) is elected or appointed. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason one or more should be unable or unwilling to do so, the individuals named as proxies may vote for a substitute nominee chosen by the present board of directors to fill the vacancy. Alternatively, the board of directors could decide to reduce the size of the board, or the proxies could be voted for the remaining nominees, leaving a vacancy on the board.

Under the resignation policy adopted by the board of directors and included in our Corporate Governance Guidelines, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election, the director must promptly tender his or her resignation to the board of directors. The board of directors will then decide whether to accept the tendered resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). In accordance with our policy, we will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

There are no family relationships among any director, director nominee, or executive officer.

The composition of our board of directors is identical to the composition of Idaho Power’s board of directors.
IDACORP, INC. 2025 PROXY STATEMENT 16

Nominees for Election

Odette C. Bolano

Age: 65

Director Since: 2020

Current Committees:

Compensation & Human Resources

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience, Qualifications, and Expertise:

Ms. Bolano served as CEO of West Region, Trinity Health from 2023 to 2024, which encompassed acute care facilities and medical practices in Idaho, Oregon, and California; President and CEO of Saint Alphonsus Health System from 2018 to 2023, and President of Saint Alphonsus Regional Medical Center from 2015 to 2018. Before joining Saint Alphonsus, Ms. Bolano served as Senior Vice President and Area Manager of Kaiser Permanente – East Bay in Oakland, California.

Ms. Bolano brings her community ties and strong senior executive leadership experience and financial and operational expertise to our board of directors, as well as expertise in the highly regulated healthcare sector. In her president and CEO roles, Ms. Bolano was responsible for the financial health, operations, strategy deployment, and regulatory compliance of the health facilities she oversaw. Her prior service as a board member for several local organizations, including the Idaho Hospital Association, Boise Metro Chamber of Commerce, Boise Valley Economic Partnership, Idaho Business for Education, Boise State University Foundation, and Boise State College of Health Sciences Board of Ambassadors, enables her to provide valuable experience and connections to our community and to our board of directors and compensation and human resources committee.

Annette G. Elg

Age: 68

Director Since: 2017

Current Committees:

Audit
Compensation & Human Resources

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

Cascade Bancorp

Professional Experience, Qualifications, and Expertise:

Ms. Elg served as the senior vice president and chief financial officer for the J.R. Simplot Company, a privately-held food and agribusiness company, from 2002 to 2016. During her 27-year career with J.R. Simplot Company, Ms. Elg held various positions, including vice president and corporate controller and vice president and controller for the food group. Ms. Elg is also on the Board of Directors for the Esther Simplot Performing Arts Academy and Treasurer of the University of Idaho Foundation.

A considerable number of Idaho Power's large customers are in the agricultural and food processing industries, and Ms. Elg brings extensive financial experience in the agribusiness industry to our board of directors. Ms. Elg acquired her extensive financial experience through several officer positions at Simplot, and by serving as a director for Cascade Bancorp. Prior to joining Simplot, Ms. Elg spent 10 years with the accounting firm, Arthur Andersen, LLP, where she served clients in a variety of industries. An Idaho native, she contributes to our board of directors and knowledge of agriculture as it lends itself to commercial principles, customer satisfaction, and advanced technology.

IDACORP, INC. 2025 PROXY STATEMENT 17

Lisa A. Grow

Age: 59

Director Since: 2020

Current Committees:

Executive (Chair)

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience, Qualifications, and Expertise:

Ms. Grow has been the President and CEO of IDACORP and Idaho Power since June 2020 and was President of Idaho Power from October 2019 to June 2020. She was previously the Senior Vice President and Chief Operating Officer of Idaho Power from April 2016 to October 2019; Senior Vice President of Operations from January to March 2016; and Senior Vice President of Power Supply from October 2009 to December 2015. Ms. Grow has also been employed in several other officer and management roles with Idaho Power since 1998 and joined the company in 1987.

As Idaho Power's President and CEO, Ms. Grow provides the board of directors with real-time information and insight as it relates to Idaho Power and the electric utility industry. Through her long tenure at Idaho Power, she has developed strong industry knowledge, an understanding of the company's operations, and the regulatory environment. Ms. Grow also serves as a member of the board of directors of St. Luke's Health System, a not-for-profit organization, and on the Board of the Federal Reserve Bank of San Francisco, Salt Lake City Branch.

Judith A. Johansen

Age: 66

Director Since: 2007

Current Committees:

Compensation & Human Resources (Chair)
Corporate Governance & Nominating
Executive

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

Cascade Bancorp
Pacific Continental Corporation
Radius Recycling, Inc.

Professional Experience, Qualifications, and Expertise:

Ms. Johansen was the President of Marylhurst University in Oregon, a private Catholic university, from 2008 to 2013. She was also the President and CEO from 2001 to 2006, and Executive Vice President from 2000 to 2001, of PacifiCorp, and has held executive officer positions at the Bonneville Power Administration and Avista Energy. Prior to that, she was a partner in the law firm, Gordon Thomas Honeywell.

Ms. Johansen brings a wealth of electric utility industry knowledge and experience to our board of directors. Based on her prior service as President and CEO of PacifiCorp, as CEO and Administrator of the Bonneville Power Administration, and as Vice President of Avista Energy, Ms. Johansen provides valuable industry insight and guidance regarding our regulated utility business as well as financial reporting and risk management as it relates to utilities companies. She also brings to our board of directors her experience from service on the boards of three unaffiliated public companies and several diverse unaffiliated private companies, including Hood River Distillers, Inc.; Roseburg Forest Products; Kaiser Permanente; Hydrostor Inc.; and Gridstor.

IDACORP, INC. 2025 PROXY STATEMENT 18

Dennis L. Johnson

Board Chair

Age: 70

Director Since: 2013

Current Committees:

Corporate Governance & Nominating (Chair)
Executive

Current Public Company Directorships:

First Interstate BancSystem, Inc.
Idaho Power Company

Former Public Company Directorships:

Cascade Bancorp

Professional Experience, Qualifications, and Expertise:

Mr. Johnson was the President and CEO of United Heritage Mutual Holding Company from 2001 to 2020. He was a director of United Heritage Mutual Holding Company from 2001, and of United Heritage Financial Group and United Heritage Life Insurance Company from 1999 through December 2020. Mr. Johnson also held a number of other executive officer positions, including General Counsel, with United Heritage Life Insurance Company from 1983 to 2020.

Mr. Johnson brings financial, risk management, and legal experience to our board of directors. Mr. Johnson acquired his extensive experience through his former positions at the insurance holding company at which he was the President and CEO, and from his former position as the life insurance company's General Counsel. He also brings to the board of directors his knowledge of economics and finance and experience with employee benefits and auditing matters. Mr. Johnson's long-standing ties to Idaho also provide an important connection to Idaho Power's service area and allow him to offer insight into local, state, and regional issues where Idaho Power conducts business.

Nate R. Jorgensen

Age: 60

Director Since: 2023

Current Committees:

Audit

Current Public Company Directorships:

Boise Cascade Company
Idaho Power Company

Former Public Company Directorships:

None

Professional Experience, Qualifications, and Expertise:

Mr. Jorgensen has served as the CEO of Boise Cascade Company since 2020. During his time with Boise Cascade, he has held a number of roles. In 2017, he was named Senior Vice President where he led the EWP sales and marketing organization. In January 2019, he was named Chief Operating Officer, where he was responsible for overseeing the Wood Products and Building Materials Distribution divisions.

Mr. Jorgensen earned his bachelor's degree in civil and environmental engineering from the University of Wisconsin and attended the Tuck School of Business Executive Education Program at Dartmouth University.

Mr. Jorgensen brings significant corporate leadership and operational experience to our board of directors. Based on his service as COO and CEO of a major public company headquartered in Idaho, Mr. Jorgensen offers extensive business and operational insight relevant to Idaho Power's service area. He also serves as a board member on the American Wood Council, a non-profit organization advocating sustainability.

IDACORP, INC. 2025 PROXY STATEMENT 19

Michael J. Kennedy

Age: 53

Director Since: N/A

Current Committees:

N/A

Current Public Company Directorships:

None

Former Public Company Directorships:

Hawaiian Electric Industries, Inc.

Professional Experience, Qualifications, and Expertise:

Mr. Kennedy is a leader of both global financial institutions and cutting-edge fintech startups. He was the founder and CEO of Zelle, the largest digital person-to-person payments system in the US, and former CEO of Interstellar and Velo. Previously, he was President of OFX North America, an Executive Vice President at Wells Fargo serving as head of innovation and payments strategy, and a Manager at McKinsey & Company. Prior to that, he was with Advantage Capital Partners engaging in venture capital transactions and with Vail Resorts, Inc. managing strategy, business development, and acquisitions.

Mr. Kennedy serves on advisory boards for startups, including EFEX (international payments), Stellar Development Foundation (blockchain network supporting cross border payments), and Verrency (innovative payment solutions for financial institutions).

With experience as the director and former CEO and senior executive of several private companies and director and senior executive of two public companies, Mr. Kennedy will provide our board of directors with valuable insight into finance, technology, cybersecurity, banking, and utilities, among other areas. Mr. Kennedy will also add to our board of directors with his strong executive experience and leadership skills.

Scott W. Madison

Age: 60

Director Since: 2025

Current Committees:

Audit

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience, Qualifications, and Expertise:

Mr. Madison retired in January 2025 as the Executive Vice President, Business Development and Gas Supply for the MDU Utilities Group (Intermountain Gas Company, Cascade Natural Gas Corporation, Montana Dakota Utility Company). He had been with Intermountain Gas since 1997, working as vice president, regulatory, chief accounting officer, assistant secretary, and assistant treasurer for Intermountain Gas and Cascade Gas. Prior to employment with Intermountain Gas Company, he was employed for ten years by Arthur Andersen in a Senior Manager position.

Mr. Madison is vice chairman of the Idaho Governor's Cup and is a member of the Idaho Judicial Council, the University of Idaho Foundation, and the Idaho Energy Resources Authority. He is a past director and chairman of the Northwest Gas Association. He is also a past director and chairman of the Idaho Association of Commerce and Industry and the Boise Metro Chamber of Commerce. His board experience also includes the Association of Washington Business, the Western Energy Institute, Idaho Ducks Unlimited, and the Better Business Bureau of Idaho.

With his lengthy experience in the natural gas industry, Mr. Madison contributes valuable insights to our board of directors in the regulated utility space, especially in Idaho Power's service area. His also brings strong leadership skills, as well as expertise in finance, marketing, and sales to our board of directors.

IDACORP, INC. 2025 PROXY STATEMENT 20

Susan D. Morris

Age: 56

Director Since: 2023

Current Committees:

Audit

Current Public Company Directorships:

Idaho Power Company
Albertsons Companies, Inc. (beginning May 1, 2025)

Former Public Company Directorships:

None

Professional Experience, Qualifications, and Expertise:

Ms. Morris has served as Executive Vice President and Chief Operations Officer of Albertsons Companies, Inc. since January 2018. In this role, she leads the company's retail operations, a company with approximately $80 billion in sales and employing approximately 285,000 employees. On May 1, 2025, Ms. Morris is expected to assume the role of CEO of Albertsons Companies, Inc.

Ms. Morris has more than 39 years' experience in the retail grocery industry and has held a variety of leadership roles across the company. Her experience includes serving as Executive Vice President of Regional Operations; Division President in two markets; and various other roles across merchandising and operations. She began her retail career in high school as a customer service clerk at Albertsons in Denver, Colorado.

Ms. Morris brings her community ties and extensive operational and senior executive leadership experience to our board of directors. Her background with a public corporation in the retail grocery industry enables her to bring valuable operational and consumer insight to our board of directors. Ms. Morris also provides our board of directors with strong management and customer relations experience and offers insight into local, state, and regional issues where Idaho Power conducts business.

Dr. Mark T. Peters

Age: 60

Director Since: 2021

Current Committees:

Corporate Governance & Nominating

Current Public Company Directorships:

Idaho Power Company

Former Public Company Directorships:

None

Professional Experience, Qualifications, and Expertise:

Dr. Peters is the President and CEO of MITRE, a global not-for-profit technology company. He was previously the Executive Vice President for Laboratory Operations at Battelle Memorial Institute, with responsibilities for governance and oversight of the U.S. Department of Energy and U.S. Department of Homeland Security national laboratories for which Battelle has a significant lab management role. Prior to that, he was the director of Idaho National Laboratory and president of Battelle Energy Alliance, LLC. Prior to joining Battelle, he served as the associate laboratory director for Energy and Global Security at Argonne National Laboratory.

Dr. Peters brings an exceptional science and technology background and extensive energy and security expertise, including in the areas of both physical and cybersecurity. Idaho Power's business is increasingly driven by technology, and Dr. Peters provides our board of directors a lens into that technology and the future of our industry, including in new areas such as grid security technology and generation systems like small modular nuclear reactors.

Board of Directors' Recommendation

The board of directors unanimously recommends a vote “FOR” the election of each nominee.
IDACORP, INC. 2025 PROXY STATEMENT 21

Committees of the Board of Directors

Overview and Composition

Our standing committees of the board of directors are the audit committee, the compensation and human resources committee, the corporate governance and nominating committee, and the executive committee. The committee memberships as of the date of this proxy statement are set forth below. We also describe our board committees and their principal responsibilities following the table.

				Committee Memberships
Director	Director Since	Age	Independent[1]	Audit	Compensation & Human Resources	Corporate Governance and Nominating	Executive
Odette C. Bolano	2020	65	✓		✓
Annette G. Elg	2017	68	✓	✓	✓
Lisa A. Grow	2020	59					©
Ronald W. Jibson[2]	2013	72	✓		✓
Judith A. Johansen	2007	66	✓		©	✓	✓
Dennis L. JohnsonBC	2013	70	✓			©	✓
Nate R. Jorgensen	2023	60	✓	✓
Scott W. Madison	2025	60	✓	✓
Susan D. Morris	2023	56	✓	✓
Richard J. Navarro[3]	2015	72	✓	©			✓
Dr. Mark T. Peters	2021	60	✓			✓
BC — Board Chair
© — Committee Chair
1    Independent according to NYSE listing standards and our Corporate Governance Guidelines
2    Mr. Jibson will conclude his service on the board of directors and the compensation and human resources committee, effective May 15, 2025.
3    Mr. Navarro will conclude his service on the board of directors and the audit and executive committees, effective May 15, 2025.

Audit Committee

The audit committee is a separately designated standing committee. The audit committee has numerous responsibilities, including:

•assists the board of directors in the oversight of the integrity of our financial statements; compliance with legal and regulatory requirements; the qualifications, independence, and performance of our independent registered public accounting firm and the performance of our internal audit department; and our major financial, regulatory, and physical and cybersecurity risk exposures, including oversight of management’s information security activities, which include briefing the audit committee and the board on information security matters several times a year, conducting an annual security training program, and arranging for external security assessments;
•discusses with our independent registered public accounting firm and our internal auditors the audit of, and opinion on, the company’s financial statements and our internal control over financial reporting, including the overall scope and plans for audits, critical audit matters, and any other matters deemed appropriate;
•is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm, helping to ensure that the selection of the firm and its lead audit partner is in the best interests of the company and our shareholders;
•prepares the audit committee report required to be included in the proxy statement for our annual meeting of shareholders; and
•other responsibilities of the audit committee specified in its charter, available at www.idacorpinc.com/corporate-governance/governance-documents.

As of the date of this proxy statement, the members of the audit committee are Ms. Elg, Mr. Jorgensen, Mr. Madison, Ms. Morris, and Mr. Navarro. All members of the audit committee are independent under our Corporate Governance Guidelines and applicable NYSE listing standards, including the SEC’s audit committee member independence standards. The board of
IDACORP, INC. 2025 PROXY STATEMENT 22

directors has determined that Ms. Elg, Mr. Jorgensen, Mr. Madison, and Mr. Navarro are “audit committee financial experts” as defined by the rules of the SEC. During 2024, the audit committee met eight times.

Compensation and Human Resources Committee

The compensation and human resources committee has direct responsibility to:

•review and approve corporate goals and objectives relevant to our CEO’s compensation;
•evaluate our CEO’s performance in light of those goals and objectives;
•as a committee and together with the other independent directors and with guidance from Pay Governance, determine and approve our CEO’s compensation based on this evaluation;
•make recommendations to the board of directors with respect to non-CEO executive officer compensation, incentive compensation plans, and equity-based plans that are subject to board of director approval;
•review and discuss with management the compensation discussion and analysis, and based on such review and discussion determine whether to recommend to the board of directors that the compensation discussion and analysis be included in our proxy statement for the annual meeting of shareholders;
•oversee our compensation and employee benefit plans and practices;
•oversee our practices that pertain to human capital management;
•assist the board of directors in the oversight of risks arising from our compensation and human resources policies and practices; and
•other responsibilities of the compensation and human resources committee specified in its charter, available at www.idacorpinc.com/corporate-governance/governance-documents.

The compensation and human resources committee and the board of directors have sole responsibility to determine executive officer compensation, which responsibility may not be delegated. The compensation and human resources committee has sole authority to retain and terminate any consulting firm to assist the compensation and human resources committee in carrying out its responsibilities, including sole authority to approve the consulting firm’s fees and other retention terms. In 2024, the compensation and human resources committee retained Pay Governance for advice regarding executive officer compensation, primarily to provide the compensation and human resources committee with general compensation market information and trends, to review the structure of our compensation programs, and to provide insight and analysis to the compensation and human resources committee at committee meetings. Management and the compensation and human resources committee also reviewed data provided by Pay Governance in evaluating our compensation and benefit plans.

In retaining compensation consultants, the compensation and human resources committee’s charter provides that the committee is required to consider factors bearing on the independence from management of the compensation consultant and whether the work performed by the compensation consultant will raise any conflicts of interest. Although management may request services, the compensation and human resources committee must pre-approve the engagement of the consulting firm for any services to be provided to management. These services may not interfere with the consulting firm’s advice to the compensation and human resources committee. The chair may pre-approve services between regularly scheduled meetings of the compensation and human resources committee. Pre-approval of services by the chair must be reported to the compensation and human resources committee at its next meeting.

In addition, the compensation and human resources committee has responsibility for reviewing and making recommendations with respect to director compensation to the board of directors. For information on director compensation, refer to the section entitled “Director Compensation” in this proxy statement.

Each member of the compensation and human resources committee is independent under our Corporate Governance Guidelines and applicable NYSE listing standards. During 2024, the compensation and human resources committee met four times.

Compensation and Human Resources Committee Interlocks and Insider Participation

No person who served as a member of the compensation and human resources committee during 2024 (a) has served as one of our officers or employees or (b) has any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation and human resources committee of any other company that has an executive officer serving as a member of our board of directors or our compensation and human resources committee.

IDACORP, INC. 2025 PROXY STATEMENT 23

Corporate Governance and Nominating Committee

The corporate governance and nominating committee’s responsibilities include:

•    identifying individuals qualified to become directors, consistent with criteria approved by the board of directors;
•    selecting, or recommending that the board of directors select, the candidates for all directorships to be filled by the board of directors or by the shareholders;
•     developing and recommending to the board of directors our Corporate Governance Guidelines;
•     overseeing the evaluation of the board of directors and management;
•     overseeing the company's practices as they pertain to corporate responsibility risk oversight;
•taking a leadership role in shaping our corporate governance; and
•other responsibilities of the corporate governance and nominating committee specified in its charter, available at www.idacorpinc.com/corporate-governance/governance-documents.

Each member of the corporate governance and nominating committee is independent under our Corporate Governance Guidelines and the applicable NYSE listing standards. During 2024, the corporate governance and nominating committee met five times.

Executive Committee

The executive committee acts on behalf of the board of directors when the board of directors is not in session, except on those matters that require action of the full board of directors. The executive committee also assists the board of directors in overseeing risk management and providing approval of financing transactions. The executive committee is composed of our CEO and the chair of each of our other standing committees. During 2024, the executive committee met three times.

Director Compensation

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of our directors with the interests of our shareholders. The compensation and human resources committee periodically reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant (Pay Governance) and our Human Resources team. The compensation and human resources committee then makes recommendations to the board of directors on compensation for our non-employee directors, including their board and committee retainers and annual equity awards. For 2024, the directors' base retainer compensation increased from $85,000 to $100,000, the additional chair annual retainer compensation for the compensation and human resources committee chair increased from $12,500 to $15,000, the additional chair annual retainer compensation for the corporate governance and nominating committee chair increased from $10,000 to $12,500, and the annual stock awards increased from $120,000 to $140,000.

IDACORP, INC. 2025 PROXY STATEMENT 24

The table that follows describes the compensation earned during 2024 by each individual who served as a director during 2024.

Name (a)	Fees Earned or Paid in Cash ($) (b)[1]	Stock Awards ($) (c)[2]	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)[3]	Total ($) (h)
Odette C. Bolano	108,500	139,919	—	—	—	—	248,419
Richard J. Dahl[4]	87,708	58,329	—	—	—	—	146,037
Lisa A. Grow[5]	—	—	—	—	—	—	—
Annette G. Elg	120,500	139,919	—	—	—	—	260,419
Ronald W. Jibson	108,500	139,919	—	—	—	—	248,419
Judith A. Johansen	134,000	139,919	—	—	—	—	273,919
Dennis L. Johnson	189,667	139,919	—	—	—	—	329,586
Nate R. Jorgensen	112,000	139,919	—	—	—	—	251,919
Jeff Kinneeveauk[4]	46,667	58,329	—	—	—	—	104,996
Susan D. Morris	112,000	139,919	—	—	—	—	251,919
Richard J. Navarro	130,000	139,919	—	—	—	1,000	270,919
Mark T. Peters	107,500	139,919	—	—	—	—	247,419

1    Directors are paid cash fees on a monthly basis during their service on the board of directors.
2    This column reflects the grant date fair value of IDACORP common stock awarded to our non-employee directors measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Stock Compensation (FASB ASC Topic 718). The grant date fair value is based on the closing price of IDACORP common stock on the business day before the grant date. The grant date fair value for the awards included in this column for all non-employee directors is based on the closing price of IDACORP common stock on February 29, 2024, which was $88.11.
3    Represents a charitable match contribution for Mr. Navarro.
4    Mr. Dahl and Mr. Kinneeveauk concluded their respective service as directors on May 16, 2024.
5    Employee directors do not receive fees or awards for service as a member of our board of directors. Ms. Grow's compensation as an executive officer is discussed in Part 4 – “Executive Compensation” in this proxy statement.

The table that follows lists the forms and amounts of compensation payable to our non-employee directors for 2024. All directors of IDACORP also serve as directors of Idaho Power. The fees and other compensation shown in the table and discussed below are for service on both boards as well as for service on any subsidiary board. Employee directors receive no compensation for service on the boards.

Annual Director Compensation Amounts for 2024
Base Retainer	$100,000
Base Committee Annual Retainers:
Audit committee	$12,000
Compensation and human resources committee	$8,500
Corporate governance and nominating committee	$7,500
Executive committee	$3,000
Additional Chair Annual Retainers:
Chair of the board	$100,000
Chair of audit committee	$15,000
Chair of compensation and human resources committee	$15,000
Chair of corporate governance and nominating committee	$12,500
Annual Stock Awards	$140,000

Deferral Arrangements

Directors may defer all or a portion of their annual IDACORP and Idaho Power cash retainers and receive payment of all amounts deferred with interest in a lump sum or in a series of up to ten equal annual payments after they separate from service with IDACORP and Idaho Power. All cash fees that were deferred for service as a member of the board of directors in 2024 were
IDACORP, INC. 2025 PROXY STATEMENT 25

credited with interest using the average rate published as part of “Moody's Daily Long-term Corporate Bond Yield Averages” for utilities by Moody's Analytics (the “Moody’s Rate”). Interest is calculated on a pro-rated basis each month using a 360-day year and the average Moody’s Rate for the preceding month.

Directors may also defer their annual stock awards, which are then held as deferred stock units with dividend equivalents reinvested in additional deferred stock units. Upon separation from service with IDACORP and Idaho Power, directors will receive either a lump-sum distribution or a series of up to ten equal annual installments. Upon a change in control, the directors’ deferral accounts will be distributed to each participating director in a lump sum. The distributions will be in shares of our common stock, with each deferred stock unit equal to one share of our common stock and any fractional shares paid in cash.

Stock Ownership Guidelines for Directors

Our stock ownership guidelines for non-employee directors require that each non-employee director own IDACORP common stock equal in value to five times his or her current base annual retainer fee (e.g. $100,000 x 5 = $500,000). A director is allowed five years from the date of the director’s initial appointment or election to meet these requirements. As of December 31, 2024, all of our directors were in compliance with the guidelines. Once a director reaches the stock ownership target under the guidelines, based on the then-current stock price, the director will remain in compliance with the guidelines, despite future changes in stock price, as long as the director continues to own the minimum number of shares that brought the director into compliance with the stock ownership target. If the base annual retainer fee for directors increases, directors who have already met their stock ownership targets will need to meet the stock ownership guidelines only for the amount of increase in the base annual retainer fee.

Anti-Hedging and Anti-Pledging Policy for Directors

The same prohibitions on hedging ownership of our common stock and the pledging of our securities as collateral that apply to our executive officers, which are described in Part 4 – “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Practices” of this proxy statement, apply equally to members of our board of directors.

IDACORP, INC. 2025 PROXY STATEMENT 26

PART 4 - EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) contains statements regarding future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution readers not to apply these statements to other contexts.

Executive Summary

This part of the proxy statement focuses on our 2024 performance, our strategy, our shareholder engagement process, and the compensation we provide to our NEOs, including our 2024 executive compensation programs and decisions. For 2024, our NEOs were as follows (with their current titles as of the date of this proxy statement):

Lisa A. Grow	President and CEO of IDACORP and Idaho Power
Brian R. Buckham	Senior vice president, chief financial officer, and treasurer of IDACORP and Idaho Power
Adam J. Richins	Senior vice president and chief operating officer of Idaho Power
Jeffrey L. Malmen	Senior vice president of public affairs of IDACORP and Idaho Power
Timothy E. Tatum	Vice president of regulatory affairs of Idaho Power

IDACORP and Idaho Power had another successful year in 2024. We achieved our 17th consecutive year of earnings per share growth and increased our quarterly dividend, while providing reliable, affordable electric service to our customers amid approximately 2.6% annual growth in our retail customers and a 66% increase in our 2024 cash capital expenditures as compared to 2023 to address rapidly increasing load growth in a safe, cost-effective manner.

*Dividends as of February 2025
Compensation Policy Summary

We aim to attract and retain the highest caliber of executive management who can operate in the specialized electric utility field and balance the interests of our owners, customers, regulators, and other stakeholders. Each year, the compensation and human resources committee carefully evaluates the incentive plan structure, metrics, and performance goals for our short-term and long-term incentive plans.

For 2024, the compensation and human resources committee determined, following discussion with its compensation consultant and management, that the existing plan design for our short-term incentive and long-term incentive programs was well-balanced and effective in incentivizing operational and financial performance. As a result, the structure of our short-term and long-term incentive programs for 2024 was generally unchanged from the prior year, with updated goals for 2024.

Our short-term incentive plan encompasses four goals: two financial goals and two operational goals. Our short-term incentive financial goals for 2024 were based on two factors: (1) net income attributable to IDACORP and (2) the dollar amount of additional accumulated deferred investment tax credits (ADITCs or Tax Credits) preserved by Idaho Power as of the end of 2024 under Idaho Power’s Idaho regulatory stipulation, both as described below in “Short-Term Incentive Compensation – Financial Performance Goals.” We seek to set our target net income goal and ADITC preservation goal at levels that will provide a “stretch goal” for management and encourage positive results for net income and provide for the preservation of ADITCs for use in future periods. This aligns with our overall objective of setting new goals each year that will be realistic enough to be achievable yet
IDACORP, INC. 2025 PROXY STATEMENT 27

difficult enough to incentivize a commitment to outstanding performance by management.

Our short-term incentive operational goals for 2024 were based on two factors: (1) customer satisfaction and (2) service reliability. For the customer satisfaction goal, the compensation and human resources committee focused on maintaining rigorous and realistic achievement levels despite challenges from recent Idaho and Oregon rate cases. For the service reliability goal, the committee sought to incentivize continued improvement in service reliability while maintaining a goal realistic enough to be achievable.

Our long-term incentive goals are based on cumulative earnings per share (CEPS) and TSR, with TSR being a relative goal based on our percentile ranking within our TSR comparison group, the EEI Utilities Index. We have consistently set our long-term incentive goals at or above prior year goals, which has been effective in producing significant performance increases over time.

At-Risk Compensation

We seek to incentivize strong performance by making a majority of our NEO’s pay “at-risk,” meaning we tie a majority of our NEOs’ compensation to our financial and operational performance. In 2024, between approximately 51 percent and 80 percent of our NEOs’ total target direct compensation was at-risk. In order for this at-risk compensation to be earned, our company must achieve strong performance results over one- and three-year performance periods. We believe that this structure provides the appropriate balance between at-risk compensation tied to executive and corporate performance and base salary to promote executive retention. We also apply a policy that the more senior the executive officer's position, the greater the emphasis on long-term results and, therefore, on equity-based compensation. Accordingly, our CEO's compensation is typically weighted more heavily toward long-term incentive compensation in the form of equity. In “Elements and Design Considerations of Compensation for 2024” below, we have included tables to help illustrate the degree to which our NEOs’ compensation is performance-based and thus at-risk.

2024 Compensation

Base Salaries. As a result of our continued strong financial and operational results and based on analysis of market median compensation of our peers and performance in their respective positions, our NEOs in 2024 received increases in base salaries ranging between 8.2 percent and 10.4 percent compared to their salaries as of year-end 2023.

Incentive Compensation. For 2024, the award opportunities as a percentage of base salary under our short-term incentive plan remained unchanged for our NEOs. The 2024 combined performance results for the four annual performance goals under our short-term incentive plan resulted in a payout of approximately 166 percent of target, reflective primarily of record net income, strong service reliability performance, and preservation of a significant amount of ADITCs. The performance-based restricted stock units granted in February 2022 under the long-term incentive plan for the 2022-2024 performance period were earned at an overall 100 percent of target, based on strong cumulative earnings per share from three years of record earnings.

For the awards granted in 2024 under our long-term incentive plan, the compensation and human resources committee increased the award opportunities as a percentage of base salary for each of Ms. Grow, Mr. Buckham, and Mr. Richins. The committee increased the CEPS goals at the target and maximum levels of achievement and maintained all of the relative TSR goals at 2023 levels.
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2024 Performance Highlights

In 2024, we achieved solid financial performance, made progress on our long-term projects, and continued to implement our strategic plans. The following are some of our specific accomplishments and highlights for the year:

•IDACORP achieved net income growth for a seventeenth consecutive year;
•IDACORP increased its quarterly common stock dividend to $0.86 per share from $0.83 per share, as a part of a 187 percent increase in quarterly dividends approved over the last 13 years;
•Idaho Power continues to focus on timely recovery of costs and earning a reasonable return on investment with an Idaho limited issue rate case finalized in December 2024, with new rates effective January 1, 2025, designed to increase annual Idaho-jurisdiction retail revenue by $50.1 million, and settlement stipulations for its Oregon general rate case approved by the OPUC in September 2024, with rates effective October 15, 2024, designed to increase annual Oregon-jurisdiction retail revenue by $6.7 million;
•Idaho Power's customer count grew 2.6 percent in 2024 and Idaho Power's MWh sales to retail customers in 2024 were the highest in its history, reflecting considerable growth in its service area;
•Idaho Power reached new winter and summer peaks during 2024. Idaho Power's new winter peak demand of 2,719 MW and summer peak demand of 3,793 MW were reached on January 16, 2024 and July 22, 2024, respectively;
•In 2024, Idaho Power’s reliability metrics continued to be among the best in company history, as Idaho Power provided uninterrupted service to its retail customers 99.96 percent of the time; and
•Idaho Power’s third-party ratings for residential and business customer satisfaction remain strong – it was the third-ranked utility among peers in the segment for overall customer satisfaction, the highest in the segment for business customer satisfaction, and the third highest in the segment for residential customer satisfaction in 2024.

Our Business and Strategic Objectives

We strive to deliver competitive returns and long-term shareowner value through capital appreciation and cash dividends. We focus on targeted capital allocation, growing revenue, a constructive regulatory strategy, and prudent cost management. We embrace innovation to achieve excellent results, and we communicate our plans with integrity and transparency to instill investor confidence. We believe this focus leads to financial strength and quality credit ratings, helping us to reliably and successfully serve our customers and communities, fairly reward employees, meet the expectations of our regulators, and deliver competitive returns to our owners. Our board of directors regularly reviews our long-term strategy, which as of the date of this proxy statement, is focused on the following areas and priorities:
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Shareholder Engagement and Say-on-Pay Results
We are committed to engaging with our shareholders and soliciting their perspectives on key performance, compensation, and governance issues. The compensation and human resources committee and management are focused on ensuring the appropriate alignment between our programs and our shareholders' preferences. We regularly engage in shareholder outreach. In 2024, management, the chair of the board of directors, and the chair of our compensation and human resources committee contacted shareholders holding 50 percent in the aggregate, and met with shareholders holding approximately 17 percent in the aggregate, of IDACORP's outstanding shares. The shareholders we engaged with in 2024 remained supportive of our strategy and financial performance and our executive compensation program. Shareholder support is further evidenced by our 2024 say-on-pay advisory vote, which received a 94.5 percent positive vote from our shareholders.
Our Pay Practices
We have a number of compensation policies and practices intended to align the interests of management with those of our shareholders. The table that follows lists certain practices we use, and certain practices we have chosen to avoid.

	Practices We Use		Practices We Avoid
✓	We tie our executives’ compensation to corporate performance, and over 50 percent of each of our NEOs’ 2024 target compensation was at-risk	✗	We do not provide employment agreements to our executives
✓	Our compensation and human resources committee reviews and adjusts performance metrics annually	✗	We do not permit the hedging or pledging of our securities by executives
✓	The compensation and human resources committee consists solely of independent directors and retains an independent compensation consultant	✗	We restrict the purchase and sale of securities under an insider trading policy
✓	We require our officers to own specified minimum amounts of our stock and performance-based RSUs are not counted toward the requirement	✗	We discourage excessive or inappropriate risk-taking through our compensation program design
✓	We impose officer stock retention obligations	✗	We provide only limited perquisites
✓	We have a clawback policy that provides for the recovery of incentive compensation pursuant to SEC and NYSE requirements	✗	We do not pay cash dividends on performance-based compensation awards unless and until they are vested
✓	We impose caps on the amount of incentive compensation that may be paid	✗	We do not award stock options
✓	We assess compensation that is at-risk and target incentives on an annual basis
✓	We set our target goal for TSR performance at the 55th percentile of our peer group for long-term incentive
✓	We have a low burn rate on equity for incentive awards
How We Make Compensation Decisions

Our Compensation Philosophy and Policy

Compensation decisions for our executive officers, including our NEOs, are made in the context of our overall compensation philosophy. Our executive compensation philosophy is to provide balanced and competitive compensation to our executive officers to ensure that we can attract and retain high-quality executive officers, and to motivate our executive officers to achieve performance goals that will benefit our shareholders and customers and contribute to the long-term success and stability of our business without excessive risk-taking. Our board of directors has adopted a written executive compensation policy, and the compensation and human resources committee reviews the policy annually. The policy includes the following compensation-related objectives:

•Manage officer compensation as an investment with the expectation that officers will contribute to our overall success;
•Recognize officers for their demonstrated ability to perform their responsibilities and create long-term shareholder value;
•Be competitive with respect to those companies in the markets in which we compete to attract and retain the qualified executives necessary for long-term success;
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•Be fair from an internal pay equity perspective;
•Ensure effective utilization and development of talent by working in concert with other management processes, such as performance appraisal, management succession planning, and management development; and
•Balance total compensation with our ability to pay.

Market Compensation Data and Analysis

We believe that market compensation information is important because it provides an indication of the levels of compensation that enable us to remain competitive with other companies in attracting and retaining executive officers. In determining the composition of our peer groups, we consider the following factors:

•Breadth - include companies that are philosophically relevant;
•Nature and complexity of the business - take into account each company’s portfolio and markets and seek companies that derive a significant portion of revenues from regulated operations;
•Scope - reflect an appropriate range of revenues and market capitalization;
•Ease of administration - ensure availability of valid and reliable data (e.g., SEC filings); and
•Size - include a sufficient number of companies to provide robust data and mitigate volatility.

We use the market compensation analysis to determine a market compensation range for each of our executive officers for base salary, short-term incentive compensation, and long-term incentive compensation, and for combinations of these three elements, based on compensation provided to officers in similar positions at our designated groups of companies. For setting 2024 compensation, as in prior years, the compensation and human resources committee reviewed survey data for three separate sets of companies, described below, for each executive officer (where data was available). It then reviewed whether each element of compensation, and the total target direct compensation, for each of our executive officers was within the targeted range (85 percent to 115 percent) of the market median.

The two sources of market compensation data used to prepare the market compensation analysis for our 2024 executive officer compensation were:

1.Public Data Source. 2023 public proxy statement compensation data from a designated peer group of companies, listed below (Peer Group).

Our management, the compensation and human resources committee, and the committee's compensation consultant worked together to develop the Peer Group, which was then approved by the committee. The companies in the Peer Group used for our survey and public proxy data for purposes of establishing 2024 compensation remained unchanged as compared to 2023 and consisted of the following:

ALLETE, Inc.	Hawaiian Electric Industries, Inc.	Pinnacle West Capital Corp.
Alliant Energy Corporation	NorthWestern Energy Group, Inc. (formerly NorthWestern Corporation)	Portland General Electric Co.
Atmos Energy Corporation	Northwest Natural Holding Co.	Spire Inc.
Avista Corp.	OGE Energy Corp.	TXNM Energy, Inc. (formerly PNM Resources, Inc.)
Black Hills Corporation	ONE Gas, Inc.

2.Private Survey Data Sources: Willis Towers Watson’s 2023 annual private survey of corporate executive compensation, with the following three subsets of companies:

Peer Group	Comprised of comparable utilities, as determined by the compensation and human resources committee; these are the same companies we use for the public survey data source, listed above
IOU Survey Data	Comprised of all participating investor-owned utilities, regressed to $2.0 billion in annual revenues
General Industry Survey Data	Comprised of all participating general industry companies in “The General Industry Executive Compensation Survey Report - U.S.,” regressed to $2.0 billion in annual revenues

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Our annual revenues were $1.8 billion in 2024. We used the $2.0 billion annual revenue figure for our peer compensation comparisons to provide a reasonably comparable revenue scope to the broader industry. The $2.0 billion annual revenue figure is intended to reflect what Idaho Power’s annual revenues would be if Idaho Power charged average customer electricity rates. In May 2023, our analysis showed that average U.S. retail electricity rates over the 2020-2022 period were 39 percent higher than Idaho Power’s average retail electricity rates over the same period. We added the same 39 percent differential to our average annual revenues over the 2020-2022 period to establish comparable Idaho Power revenues at approximately $2.0 billion. To determine average U.S. electricity rates, we used the “EEI Typical Bills and Average Rates Report - Select American Cities.”

The compensation and human resources committee used the public proxy compensation data referenced in (1) above as the primary data source to provide confirmation of the compensation levels for our NEOs. For purposes of compiling the market compensation information, each NEO’s role is matched to a comparable position at the peer companies, as applicable. The committee used the private survey data in (2) above as a secondary data source to provide general confirmation of the NEO compensation levels.

An individual executive officer’s compensation may be positioned above or below the targeted range (85 percent to 115 percent) of the market median for his or her position, depending on his or her level of experience, responsibility, and performance, and based on the degree of comparability between our executive officer’s role and the roles of persons with similar positions at the peer companies, along with internal equity considerations. The compensation and human resources committee uses its judgment and our CEO’s feedback on executive officer performance in assessing these factors in determining how an executive officer's compensation should align relative to the market level.

Review of Total Compensation Structure and Internal Pay Ratios

Each year, the compensation and human resources committee reviews the total compensation structure for each NEO, including the elements and mix of compensation, levels of historic compensation, potential termination and retirement benefits, internal equity, and IDACORP stock ownership, to determine whether it should adjust an executive officer’s total target direct compensation. Based on these reviews, the compensation and human resources committee made no changes to the general structure of our compensation programs or to the forms of compensation payable to our executive officers for 2024, though it did make some adjustments to individual compensation amounts, as described in this CD&A. In making this determination, the compensation and human resources committee relied on its judgment.

Individual Executive Officer Performance Goals and Evaluation

An important aspect of the compensation and human resources committee’s process is its review of each executive officer's level of experience and time in the role, responsibility, and individual performance to determine where the executive officer's base salary and target incentive compensation should be relative to the compensation of peers.

For 2024 compensation determinations, the evaluation of Ms. Grow covered strategic capability (vision, strategy, and implementation) and performance in various categories (financial, relationships, leadership, operational, succession planning, and internal controls/ethical compliance).

For purposes of establishing 2024 compensation, the evaluation of all our NEOs covered their performance in financial results, customer satisfaction, operations, and safety, as well as a number of competencies, such as courage, driving innovation, energizing the organization, establishing strategic direction, executive presence, and safety leadership. Each executive officer must also accomplish specific performance goals for each year, which the compensation and human resources committee reviews and evaluates in connection with its compensation decisions. In connection with the review of Ms. Grow's performance, the compensation and human resources committee received input from the other independent directors and guidance from its consultant, Pay Governance.

The compensation and human resources committee also evaluates the NEOs on several factors related to corporate responsibility. Social factors include our ongoing focus on safety, employee engagement, and fostering a culture where all employees feel they belong and are valued for their unique contributions and perspectives. Environmental factors include ongoing environmental stewardship at our hydroelectric facilities and pursuing our carbon emissions reduction goals, such as achieving Idaho Power’s goal of 100 percent clean energy by 2045. The compensation and human resources committee regularly reviews the progress of our NEOs on those objectives, and the results they have generated, including through performance reviews completed by the NEOs.
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2024 Named Executive Officer Compensation

Elements and Design Considerations of Compensation for 2024

Our executive compensation for 2024 included the following elements:

•Base salary;
•Annual cash incentive awards;
•Long-term (three year) equity incentive awards; and
•Other benefits, such as health and welfare, retirement and 401(k) plans, and limited perquisites.

The overall design of our 2024 executive compensation program remained largely unchanged from 2023. Members of our management team and our compensation and human resources committee continued to engage with our shareholders in 2024 to ensure our compensation plans, targets, and structure are well communicated, appropriate, and reflect shareholder feedback. Our 2024 executive compensation program provided for fixed compensation (base salary) to provide competitive income, and at-risk compensation (short- and long-term incentive compensation) to help ensure our management team’s focus on our operational and financial performance. Our short-term incentive compensation is paid in cash, if earned, based on single-year performance. Our long-term incentive compensation is paid in IDACORP common stock, if earned, based on performance over a three-year period. The allocation of the total target direct compensation mix for each of our NEOs for 2024, effective as of January 1, 2024, is illustrated in the table that follows and reflects that the at-risk component ranges between approximately 51 percent and 80 percent of each NEO's total target direct compensation.

In connection with its annual review of executive compensation, our compensation and human resources committee reviews the correlation between our executives’ historical compensation and our historical performance. Please see Part 4 – “Executive Compensation – Pay Versus Performance” in this proxy statement for a more detailed discussion of the relationship between our executive compensation and our financial performance.

Base Salary

Base salary consists of fixed cash payments. We pay base salaries in order to provide our executive officers with competitive regular pay that is sufficient to secure officers with the knowledge, skills, and abilities necessary to successfully execute their job duties and responsibilities. Base salary is established based on factors such as competitiveness of the salary compared to similar positions at the company’s peers, the officer's specific responsibilities and experience, and individual and company performance.

For purposes of determining each NEO’s base salary for 2024, the compensation and human resources committee reviewed the base salary market data from the market compensation analysis. This included a comparison of each NEO's current base salary with the median from each of the three data sets for that position (where data was available). As a component of determining appropriate 2024 base salaries (as well as other elements of compensation), the compensation and human resources committee
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also reviewed the 2023 performance evaluations for each NEO, internal pay equity among the NEOs, and the company’s overall performance during 2023. Based on its review and analysis of this information, in February 2024 the compensation and human resources committee recommended, and the board of directors approved, the NEO base salaries for 2024, effective January 1, 2024, shown in the table that follows:

Executive	2024 Base Salary	% Increase from 2023 Base Salary[1]
Lisa A. Grow	$1,000,000	8.7%
Brian R. Buckham	$568,000	10.3%
Adam J. Richins	$585,000	10.4%
Jeffrey L. Malmen	$435,000	8.2%
Timothy E. Tatum	$333,000	10.1%
1 Represents the increase relative to the amount of annual base salary in effect as of year-end 2024.

The base salary increases for 2024 for the NEOs reflected, in large part, strong individual and company performance in 2023 and competitive market rates and were intended to promote retention.

Short-Term Incentive Compensation

Short-term incentive compensation under our Executive Incentive Plan is determined by performance relative to annual performance goals and is intended to encourage and reward annual financial and operational results. We provide participants in the Executive Incentive Plan the opportunity to earn cash-based short-term incentives in order to be competitive from a total compensation standpoint and to ensure focus on annual financial, operational, and customer service goals.

The compensation and human resources committee regularly assesses the best metrics to be used in the incentive programs. For 2024, the compensation and human resources committee adopted the following short-term incentive goal structure:

•Customer Satisfaction (15 percent weighting) - The customer satisfaction goal focuses on our relationship with and service to our customers. We measure customer satisfaction through quarterly surveys conducted by an independent survey firm. The survey data covered five specific performance qualities: overall satisfaction, quality, value, advocacy, and loyalty;
•Service Reliability (15 percent weighting) - The service reliability goal is intended to focus executive officers on Idaho Power’s system reliability and its impact on the company’s relationship with its customers. We measure this goal by the number of interruptions greater than five minutes in duration experienced on average by Idaho Power’s metered general customers over the course of the year;
•Financial Performance -
◦Net Income (56 percent weighting) - Our compensation and human resources committee believes that the IDACORP net income goal provides the most important overall measure of our financial performance, and thus the compensation and human resources committee gave it the greatest weighting. This goal aligns management and shareholder interests by motivating our executive officers to increase earnings for the benefit of shareholders; and
◦Preservation of ADITCs (14 percent weighting) - Our goal related to preservation of ADITCs is intended to focus executive officers on using ADITCs efficiently.

The table below shows the specific 2024 threshold, target, and maximum performance targets for each short-term incentive performance goal and the qualifying payout multiplier for each target. For 2024, consistent with prior years, the compensation and human resources committee evaluated our financial forecast and budgets, and from that review established a target for net income. We use linear interpolation for achievement within the performance levels specified. The table also shows the actual 2024 performance results for all four performance goals, resulting in a payout of approximately 166 percent of target. The Executive Incentive Plan under which the short-term awards are made to executives does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan (which uses the same metrics and performance levels, with different weightings) or if IDACORP does not have net income sufficient to pay dividends on its common stock. Neither of these restrictions applied for 2024.
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	IDACORP Short-Term Incentive Metrics
Performance Goal	Performance Levels		Qualifying Multiplier	2024 Actual Results
Customer Satisfaction - Customer Relationship Index Score	Threshold:	81.50%	7.5%
	Target:	84.25%	15%	82.95%
	Maximum:	85.75%	30%
Service Reliability - Number of Outage Incidents	Threshold:	≤1.60	7.5%
	Target:	≤1.25	15%	1.26
	Maximum:	≤1.05	30%
2024 Net Income Attributable to IDACORP (in millions, except percentages)	Threshold:	$270.0	28%
	Target:	$278.0	56%	$289.2
	Maximum:	$283.0	112%
Preservation of ADITCs (in millions, except percentages)	Threshold:	≥$5.0	7%	$77
	Target:	≥$15.0	14%
	Maximum:	≥$50.0	28%
The table that follows shows the 2024 short-term incentive award opportunities for the NEOs recommended by the compensation and human resources committee and approved by the board of directors, which remained unchanged from 2023 as a percentage of base salary, as well as the 2024 short-term incentive awards earned by our NEOs based on actual performance results for 2024. The short-term cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. The amounts earned are based on actual base salary paid in 2024.

		IDACORP Short-Term Incentive Award Opportunity Levels
Executive		Threshold[1]	Target[1]	Maximum[1]	2024 Award Earned
Lisa A. Grow	% of Base Salary:	50%	100%	200%
	Dollar Amount:	$500,000	$1,000,000	$2,000,000	$1,662,400
Brian R. Buckham	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$170,400	$340,800	$681,600	$566,546
Adam J. Richins	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$175,500	$351,000	$702,000	$583,502
Jeffrey L. Malmen	% of Base Salary:	30%	60%	120%
	Dollar Amount:	$130,500	$261,000	$522,000	$433,887
Timothy E. Tatum	% of Base Salary:	20%	40%	80%
	Dollar Amount:	$66,600	$133,200	$266,400	$221,432
1 The percentage shown represents the percent of base salary to be awarded, assuming achievement of the relevant performance level.

Financial Performance Goals:

The compensation and human resources committee set the target for the IDACORP net income goal for 2024 at $278 million, reflecting several factors that we anticipated would impact results for 2024. Factors included increased depreciation and interest expense from dramatically increased capital expenditures for infrastructure development; the net impact of the 2023 Idaho general rate case settlement stipulation (2023 Settlement Stipulation), and particularly regulatory lag resulting from a historic test year and a reduction from 9.4 percent to 9.12 percent for the level of Idaho Power's annual return on year-end equity in the Idaho jurisdiction (Idaho ROE) that triggers Idaho Power’s ADITC regulatory mechanism described below, among other items; higher operations and maintenance expenses, particularly from labor cost increases; and the revenue impacts of customer growth and normalized weather conditions. Capital expenditures for 2024 were significantly higher than in previous years, and the regulatory lag associated with delayed collection on the depreciation and financing costs on those assets through customer rates was a notable factor for consideration. To that end, the compensation and human resources committee’s review included our financial forecast and a detailed earnings and tax credit sensitivity analysis prepared by management, which provided the committee with insight on those and other anticipated positive and negative drivers of financial performance on an income-statement basis. Notwithstanding considerable regulatory lag resulting from the 2023 Settlement Stipulation and increased
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capital expenditures, to further drive performance the committee established the target of the net income metric approximately $17 million above our 2023 actual net income, representing a substantial increase.

The goal for preservation of ADITCs was first introduced in 2023 and is based on a regulatory mechanism that we believe is unique to Idaho Power. In May 2018, the IPUC issued an order approving an indefinite extension (with modifications) of the terms of April 2018 and December 2011 Idaho settlement stipulations (Prior Idaho Settlements). Under the terms of the Prior Idaho Settlements and the 2023 Settlement Stipulation, for 2024, if Idaho Power's Idaho ROE was less than 9.12 percent, then Idaho Power was required to amortize ADITCs to achieve a 9.12 percent Idaho ROE for that year.

For 2024, the target level of preservation of ADITCs was established at $15 million and maximum at $50 million (i.e., higher preservation of ADITCs results in higher achievement under this goal), encouraging our management to work toward a balanced result that preserved valuable ADITCs for use in future periods. Our financial forecast in 2024 indicated that, if operational performance and execution were outstanding in 2024, the company could preserve a portion of the tax credits that were available under the mechanism for future years, so the committee continued the approach that balanced the desire for higher net income with the desire to preserve available tax credits under the mechanism.

The goal for preservation of ADITCs for 2024 was similar to 2023 in that it encouraged preservation of ADITCs for future years – i.e., use the minimum number of ADITCs necessary in order to achieve a specified return on equity. For 2024, however, there was a change, in that the ADITC component focused on the total balance of ADITCs available as of the end of 2024, as opposed to the amount of ADITCs used in 2023 for the prior year’s corresponding metric. This change was driven by the total volume of ADITCs that we forecasted would be available in 2024, as well as the desire to incentivize management to identify and incorporate additional ADITCs in the mechanism through its credit-eligible capital projects and the regulatory process.

For 2024, the compensation and human resources committee weighted the net income metric as 80% of the total financial goal, and the ADITC preservation metric as 20% of the total financial goal.

Operational Performance Goals:

The compensation and human resources committee set the target for the customer satisfaction goal for 2024 at 84.25 percent. The committee sought to incentivize rigorous and realistic achievement levels despite challenges from recent Idaho and Oregon rate cases by maintaining the target level of achievement unchanged from 2023, while decreasing the levels for threshold and maximum achievement.

The committee set the target for the service reliability goal for 2024 at 1.25 outage incidents. The committee sought to motivate continued improvement in service reliability while maintaining a goal realistic enough to be achievable by increasing the required levels for target and maximum achievement compared to 2023, while maintaining the threshold level from 2023.

Long-Term Incentive Compensation

Long-term incentive compensation is intended to encourage and reward long-term performance, provide a multi-year retention mechanism, and enhance the alignment between management and shareholders. We grant executive officers the opportunity to earn stock-based long-term compensation in order to be competitive from a total compensation standpoint, to ensure focus on long-term financial goals, to recognize future performance, to promote retention, and to maximize shareholder value by aligning our executive officers’ interests with shareholder interests. Our 2024 long-term incentive awards were allocated as follows:

•time-vesting restricted stock units, vesting in January 2027, representing one-third of the awards; and
•performance-based restricted stock units with a three-year performance period of 2024-2026, representing two-thirds of the awards at target.

Consistent with our historical practice, the compensation and human resources committee recommended, and the board of directors approved, the 2024 long-term incentive grants at their February 2024 meetings, which approval became effective after we released our 2023 full-year earnings. Following is a more detailed description of the time-vesting restricted stock units and performance-based restricted stock units that comprise the long-term incentive grants.

Time-Vesting Restricted Stock Units:

The time-vesting restricted stock unit awards made to our NEOs in 2024 will vest in January 2027, as long as the NEO remains employed by us throughout the restriction period. Earned awards are settled in shares. The NEOs receive dividend equivalents on the units during the restriction period, since the officer is assured of vesting in the units as long as he or she remains employed by
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the company. We believe that the restricted stock units and dividend equivalent payments provide a strong incentive for the officer to continue working for us for the entire three-year restriction period. Because the restricted stock units are intended to serve as a retention tool, the compensation and human resources committee decided to use cliff vesting, rather than ratable vesting. However, if the NEO's employment terminates before the vesting date, subject to board of director approval, the officer may receive a pro-rated payout, depending on the reason for or circumstances surrounding the termination, such as for retirement at age 55 or older.

Performance-Based Restricted Stock Units:

Performance-based restricted stock units are based entirely on our financial performance over a three-year performance period and may be earned up to 200 percent of target but will not be earned if our minimum financial performance goals are not met at the end of the performance period. Earned awards are settled in shares. Dividend equivalents on the performance-based restricted stock units are not paid to our NEOs during the performance period. Instead, they are paid at the end of the performance period only on performance-based restricted stock units that are actually earned, if any.

The performance-based restricted stock units granted in February 2024 may be earned by the NEOs based on performance against two financial measures over the 2024-2026 performance period. The two equally weighted performance measures are CEPS and TSR. The CEPS levels are indicative of management performance, as this goal relates to revenue enhancement and cost containment. Relative TSR is determined by our common stock price change and dividends paid over a three-year performance period compared to that achieved by a comparison group of companies over the same three-year period. As in prior years, for 2024 grants, we used the EEI Utilities Index as the TSR comparison group. We compare our TSR with these companies' TSRs on a percentile basis.

The CEPS performance levels for the 2024-2026 performance period are as follows:

-Threshold:	$13.50
-Target:	$14.65
-Maximum:	$15.80

The TSR performance levels for the 2024-2026 performance period are as follows:

-Threshold:	30th percentile
-Target:	55th percentile
-Maximum:	90th percentile

The table that follows shows the long-term incentive award opportunities recommended by the compensation and human resources committee and approved by our board of directors for 2024 for each NEO. We use linear interpolation for achievement within the levels specified.
IDACORP, INC. 2025 PROXY STATEMENT 37

	IDACORP Long-Term Incentive Compensation Component
Executive	Number of Time-Vesting Restricted Stock Units (Percent of 2024 Base Salary)		Number of Performance-Based Units (Percent of 2024 Base Salary)			Approximate Total Long-Term Incentive Award (Based on 2024 Base Salary)
Lisa A. Grow	11,278	(100.0)%	Threshold:	10,150	(90.0)%	Threshold:	$1,900,000
			Target:	22,556	(200.0)%	Target:	$3,000,000
			Maximum:	45,112	(400.0)%	Maximum:	$5,000,000
Brian R. Buckham	3,203	(50.0)%	Threshold:	2,882	(45.0)%	Threshold:	$539,600
			Target:	6,406	(100.0)%	Target:	$852,000
			Maximum:	12,812	(200.0)%	Maximum:	$1,420,000
Adam J. Richins	3,299	(50.0)%	Threshold:	2,970	(45.0)%	Threshold:	$555,750
			Target:	6,598	(100.0)%	Target:	$877,500
			Maximum:	13,196	(200.0)%	Maximum:	$1,462,500
Jeffrey L. Malmen	1,963	(40.0)%	Threshold:	1,766	(36.0)%	Threshold:	$330,600
			Target:	3,924	(80.0)%	Target:	$522,000
			Maximum:	7,848	(160.0)%	Maximum:	$870,000
Timothy E. Tatum	814	(21.7)%	Threshold:	732	(19.5)%	Threshold:	$137,085
			Target:	1,628	(43.3)%	Target:	$216,450
			Maximum:	3,256	(86.7)%	Maximum:	$360,750

As with base salary and short-term incentive opportunities, the compensation and human resources committee established the 2024 long-term incentive opportunities based on its review of the market compensation analysis and individual executive officer experience and tenure and both individual and company performance. Following its review, the compensation and human resources committee increased the 2024 target long-term incentive award opportunities as a percentage of base salary for Ms. Grow (from 275 percent to 300 percent), Mr. Buckham (from 140 percent to 150 percent), and Mr. Richins (from 140 percent to 150 percent) compared to the target levels for 2023. In making its decisions, the compensation and human resources committee considered each individual’s accomplishments, as reflected in their annual performance evaluations, market compensation levels, and retention.

Payment of Performance-Based Restricted Stock Units for 2022-2024 Performance Period

The performance-based restricted stock units granted in February 2022 for the 2022-2024 performance period were earned at an overall 100 percent of target, consisting of 200 percent of target for the CEPS goal based on our CEPS of $15.75 and no payout for the relative TSR goal based on our relative TSR level of the 24th percentile, which was less than the threshold level of the 30th percentile. The table that follows lists (1) the target performance-based restricted stock unit awards granted in 2022, (2) the shares actually earned, and (3) the dividend equivalent payments earned.

Executive	Target Performance Based Restricted Stock Units Granted in February 2022 (#)	Shares Earned in February 2025 (#)	Dividend Equivalents ($)
Lisa A. Grow	13,780	13,780	$144,001
Brian R. Buckham	3,594	3,594	$37,557
Adam J. Richins	3,774	3,774	$39,438
Jeffrey L. Malmen	2,894	2,894	$30,242
Timothy E. Tatum	1,070	1,070	$11,182

Other Benefits

We make available general employee benefits for medical, dental, and vision insurance, and disability coverage to employees, including our NEOs. Other benefits include the availability of an executive deferred compensation plan and limited perquisites. We believe these other benefits, though limited, contribute to a competitive executive compensation program.
IDACORP, INC. 2025 PROXY STATEMENT 38

Role of Our Compensation and Human Resources Committee, Management, and Compensation Consultant
The compensation and human resources committee is responsible for overseeing executive compensation and making recommendations to the board of directors for establishing appropriate salary and incentive compensation for our executive officers, including our NEOs, in accordance with our compensation philosophy, while also aligning our executives’ interests with company and business unit performance, business strategies and initiatives, and drivers for growth in shareholder value. The compensation and human resources committee is further responsible for administering our compensation plans in a manner consistent with these objectives. In this process, the compensation and human resources committee evaluates information provided by its independent compensation consultant and our management team, as discussed below. During 2024, the compensation and human resources committee engaged the services of Pay Governance LLC (Pay Governance) as the compensation and human resources committee’s independent compensation consultant. The compensation and human resources committee reviews the mix and level of compensation by each component individually and in the aggregate. The compensation and human resources committee also reviews all elements of officer remuneration, including accumulated pension benefits and change-in-control agreements.
The compensation and human resources committee and board of directors are responsible for establishing the compensation of the NEOs. Neither the CEO nor any other NEO makes recommendations for setting his or her own compensation. The recommendation of the CEO’s compensation is determined in compensation and human resources committee meetings during an executive session and is presented to the independent members of our board of directors for review and approval. Annually, the compensation and human resources committee also reviews the goals and targets of executive incentive compensation programs with a focus on setting challenging, but realistic, targets to drive performance and to improve shareholder value over the long term.
The CEO, with guidance from our Human Resources department, typically makes recommendations to the compensation and human resources committee with respect to the compensation of the other NEOs and the other company officers and senior managers. The CEO possesses insight regarding individual performance, experience, future promotion potential, and intentions in retaining particular senior executives. The CEO presents his or her recommendations to the compensation and human resources committee for review. However, the compensation and human resources committee may modify or disregard the CEO’s recommendations. Pay Governance, as discussed below, regularly provides market-level commentary and observations regarding compensation adjustments to the compensation and human resources committee. Management and the compensation and human resources committee also monitor succession plans as described below under “Executive Succession Planning.”
The compensation and human resources committee also engaged Pay Governance to provide independent advice with respect to executive and director compensation and corporate governance matters related to executive compensation. The compensation and human resources committee relied on Pay Governance’s expertise in benchmarking and familiarity with competitive compensation practices in the utility and general industry sectors. In addition, the compensation and human resources committee regularly requested advice from Pay Governance concerning the design, communication, and implementation of our incentive compensation plans and other programs. In 2024, the compensation and human resources committee elected to meet with Pay Governance without management (including the CEO) present in an executive session after some of the regularly scheduled compensation and human resources committee meetings.
The services provided by Pay Governance to the compensation and human resources committee in 2024 included:

•Review of our compensation philosophy, including the alignment of our executive compensation practices with our compensation philosophy and assessing potential changes to address trends in market practice and shareholder expectations;
•Review of our peer groups used for compensation benchmarking purposes for executives and directors;
•Participation in discussions with management and the compensation and human resources committee when incentive goals were assessed and set, including:
◦Evaluation of our historical, recent, and projected performance; and
◦Analysis of historical and projected peer data and trends;
•Analysis of competitive compensation practices for executives and directors within our peer groups;
•Review of the description of our executive compensation practices in our annual proxy statement and apprising the compensation and human resources committee of its recommendations and necessary changes;
•Review of share ownership guidelines;
•Review of all aspects of our short-term and long-term incentive plan designs, including measures, weightings, leverage, and equity mix;
•Review of change-in-control benefits to help ensure alignment with our compensation philosophy and competitive practice;
IDACORP, INC. 2025 PROXY STATEMENT 39

•Regularly informing the compensation and human resources committee of legislative and regulatory changes, proxy advisor updates, market trends and current issues with respect to executive compensation and educating members on our processes, plans, and programs; and
•Preparation for and attendance at all compensation and human resources committee meetings, including executive sessions, if applicable and as requested.
The compensation and human resources committee has considered the independence of Pay Governance, as required by SEC and NYSE rules and requirements. The compensation and human resources committee obtained and considered representations from Pay Governance that they were an independent consultant and that there were no conflicts of interest. The compensation and human resources committee also considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to Pay Governance and their work. Based on this review, the compensation and human resources committee is not aware of any conflict of interest that has been raised by the work performed by Pay Governance.

Post-Termination Compensation Programs

Idaho Power Company Retirement Plan

The Idaho Power Company Retirement Plan is a defined-benefit pension plan available to our employees. We discuss the material terms of the plan later in this proxy statement in the narrative following the “Pension Benefits for 2024” table. Because benefits under the plan increase with an employee's continued service and earnings, the compensation and human resources committee believes that providing a pension serves as an important retention tool by encouraging our employees to make long-term commitments to the company.

Idaho Power Company Security Plans for Senior Management Employees

We have two nonqualified defined benefit plans that provide supplemental retirement benefits for certain key employees beyond our retirement plan benefits - the Security Plan for Senior Management Employees I, or Security Plan I, and the Security Plan for Senior Management Employees II, or Security Plan II. We have two separate plans to take advantage of grandfathering rules under Section 409A of the Internal Revenue Code. The compensation and human resources committee views these supplemental retirement benefits as a key component in attracting and retaining qualified executives. Benefits under the security plans continue to accrue for up to 25 years of continuous service at an executive officer level. Because benefits under the security plans increase with period of service and earnings, the compensation and human resources committee believes that providing a supplemental pension under these plans serves as an additional retention tool that encourages our executives to make long-term commitments to the company. The security plans provide income security for our executives and are balanced with the at-risk compensation represented by our incentive plans. We discuss the other material terms of the security plans later in this proxy statement in the narrative following the “Pension Benefits for 2024” table.

Executive Deferred Compensation Plan

Our executive officers are eligible to participate in the Executive Deferred Compensation Plan, which is a nonqualified supplemental deferred compensation plan that allows participants to defer compensation in excess of certain statutory limits in the tax-qualified 401(k) plan. Participants may defer up to 50 percent of their base salary and up to 50 percent of any short-term incentive compensation. The compensation and human resources committee views the plan as a supplemental benefit to attract and retain qualified executive officers. None of the NEOs participate in the plan.

Change in Control Agreements

We have change in control agreements with all of our executive officers. The compensation and human resources committee believes that change in control agreements are an important benefit to promote officer retention during periods of uncertainty around acquisitions and to motivate officers to weigh acquisition proposals in a balanced manner for the benefit of shareholders, rather than resisting such proposals for the purpose of job preservation.

The agreements we have with our NEOs are “double-trigger” agreements in the sense that two events must occur in order for full cash severance payments to be made: a change in control and a termination of employment in connection with the change in control. However, for Ms. Grow and Mr. Malmen, who entered into their agreements prior to March 2010 when we eliminated this feature in our form of change in control agreement, if a change in control occurs and the officer is not terminated, the agreements permit the officer to terminate employment for any reason during the first month following the one-year anniversary of the change in control and receive a lesser severance payout. This provision was historically included because the first year
IDACORP, INC. 2025 PROXY STATEMENT 40

after a change in control is a critical transition period, and the 13th-month trigger serves as an important tool to encourage our executive officers to remain with the company or our successor for at least that transition period.

We discuss the other material terms of our change in control agreements later in this proxy statement in the section entitled “Potential Payments Upon Termination or Change in Control.”

Other Compensation Practices

Clawback Policy

The board of directors has adopted an Incentive Compensation Recovery Policy, or clawback policy, in accordance with Rule 10D-1 of the Exchange Act and the corresponding NYSE listing standards. This policy applies to our current and former executive officers as defined in Rule 10D-1, including the NEOs, and is administered by the compensation and human resources committee. In the event we are required to prepare an accounting restatement to correct a material noncompliance with any financial reporting requirement under the securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the policy provides for the recovery of erroneously awarded incentive-based compensation received by our executive officers on or after the policy’s effective date, October 2, 2023. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.

In addition, the clawback policy in effect prior to October 2, 2023 will continue to apply to erroneously awarded performance-based compensation received prior to October 2, 2023. Under that policy, if our board of directors determines that a current or former executive officer has engaged in fraud, willful misconduct, gross negligence, or a violation of one of our policies that caused or otherwise contributed to the need for a material restatement of our financial results, the compensation and human resources committee will review all performance-based compensation earned by that executive officer during fiscal periods materially affected by the restatement. If, in the view of the compensation and human resources committee, the performance-based compensation would have been materially lower if it had been based on the restated results, the compensation and human resources committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any portion of such performance-based compensation as it deems appropriate under the circumstances. The compensation and human resources committee has sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct under law or a company policy.

Prohibitions on Hedging Transactions and Pledges of Our Securities

Our compensation policy and Corporate Governance Guidelines prohibit executive officers (as well as directors) from hedging their ownership of company common stock. Under our policy, a director or executive officer may not enter into transactions that allow the director or officer to benefit from devaluation of our stock or be the technical legal owner of our stock without the full benefits and risks of such ownership. In addition, our Corporate Governance Guidelines provide that our directors, officers, and senior managers are prohibited from pledging (through a margin feature or otherwise) our securities as collateral in order to secure personal loans or other obligations.

Stock Ownership and Stock Retention Guidelines

We have minimum stock ownership guidelines for our officers. Company stock ownership enhances our officers’ commitment to our future and further aligns our officers' interests with those of our shareholders. The guidelines require ownership of IDACORP common stock valued at a multiple of each officer's annual base salary, as follows:

•chief executive officer and presidents - 5x annual base salary;
•senior vice presidents - 3x annual base salary; and
•vice presidents - 1x annual base salary.

Our executives are allowed five years from the effective date of appointment to his or her position to meet these requirements. As of the date of this proxy statement, all executive officers are in compliance with the stock ownership guidelines. Performance-based RSUs are not counted toward meeting the stock ownership guidelines.

Our graduated stock ownership requirements reflect the fact that compensation is weighted more heavily toward equity compensation for our most senior positions. In circumstances where the stock ownership guidelines would result in a severe
IDACORP, INC. 2025 PROXY STATEMENT 41

financial hardship, the officer may request an extension of time from the corporate governance and nominating committee to meet the guidelines.

We also have minimum stock retention guidelines for our officers to further align our officers' interests with shareholder interests. The guidelines state that until the officer has achieved the minimum stock ownership requirements described above, the officer must retain at least 50 percent of the net shares he or she receives from the vesting of restricted and performance-based share or unit awards, as applicable. For restricted and performance-based shares or unit awards, “net shares” means the number of shares acquired upon vesting, less the number of shares or units withheld or sold to pay withholding taxes.

Executive Succession Planning

Our board of directors is actively engaged in our succession planning for executive officers, with the goal of developing and retaining executive talent who can execute on the company's short- and long-term strategy and initiatives. As part of our succession planning efforts, management identifies high-potential executive successors, which includes a commitment to identifying and developing high-performing leaders. The company’s talent philosophy is that all leaders, regardless of level, must demonstrate the ability to motivate future performance, be accountable for their behaviors and results, perform well on our executive competencies, and enable employees to do their best every day. The executive team and the compensation and human resources committee periodically review executive succession matters and talent development. The full board of directors reviews executive succession plans at least on an annual basis. We also maintain an emergency succession plan for our CEO, as approved by our board of directors.

Impact of Tax and Accounting Treatment on Compensation Decisions

Section 409A of the Internal Revenue Code imposes additional income taxes for certain types of deferred compensation if the deferral does not comply with Section 409A. We administer our compensation plans and arrangements affected by Section 409A with the objective of not triggering any additional income taxes under Section 409A, but there can be no assurance that any such additional income taxes will not be triggered.

Compensation and Human Resources Committee Report

The compensation and human resources committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and these discussions, the compensation and human resources committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
Judith A. Johansen, Chair
Odette C. Bolano
Annette G. Elg
Ronald W. Jibson

IDACORP, INC. 2025 PROXY STATEMENT 42

Our Compensation Policies and Practices as They Relate to Risk Management

We annually review our compensation policies and practices for all employees to determine whether any risks arising from these policies and practices may be reasonably likely to have a material adverse effect on our company. This discussion involves a review and consideration of several of the factors set forth in Item 402(s) of Regulation S-K (17 CFR § 229) and other items. Each November, the compensation and human resources committee members discuss, together with its compensation consultant and management, the factors in Item 402(s) and consider the following additional factors relating to compensation practice risks:

•the vast majority of IDACORP’s income from continuing operations is contributed by Idaho Power, which is a regulated electric utility, and management believes its regulated operations do not lend themselves to or incentivize significant risk-taking by employees;
•our employees and executives are limited from taking operational risks by the extensive regulation of our operations by multiple agencies, including the Federal Energy Regulatory Commission and state public utility commissions;
•we use a compensation structure based on both financial and operational goals, use time-vesting shares as a portion of the long-term incentive awards, cap the maximum incentive payouts and provide a base salary to prevent undue emphasis on incentive compensation;
•we do not pay our executives a short-term incentive award if no short-term incentive payment is made to our employees;
•we benchmark compensation annually to be consistent with industry practice;
•we impose stock retention obligations, we have compensation clawback policies, and the board of directors and compensation and human resources committee retain discretion to adjust awards as they deem necessary;
•we have internal controls and standards of business conduct that support our compensation goals and mitigate risk, and we use internal and external auditing processes on a regular basis to ensure compliance with these controls and standards; and
•the compensation and human resources committee, the members of which are independent, oversees our compensation policies and practices and is responsible for reviewing and approving executive compensation, and it considers potential risks when evaluating executive compensation policies and practices.

The compensation and human resources committee also believes that the company has an extensive enterprise risk management framework and that the company’s compensation practices are not a significant factor in the overall risk profile of the company’s business. As part of its review, the compensation and human resources committee considers whether a balance between prudent business risk and resulting reward is maintained. Following its review in November 2024, the compensation and human resources committee determined that our compensation-related policies and practices are not reasonably likely to have a material adverse effect on the company.

IDACORP, INC. 2025 PROXY STATEMENT 43

Compensation Tables

The following tables set forth information about the compensation paid to or accrued by our NEOs for services in all capacities to IDACORP and its subsidiaries. The amounts set forth as compensation in the tables are calculated and presented pursuant to applicable SEC and accounting rules and may not represent amounts actually realized by the NEOs for the periods presented.

2024 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)[1]	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i)[3]	Total ($) (j)	Total Without Change in Pension Value ($)[4]
Lisa A. Grow President and CEO	2024	1,000,000	—	2,890,889	—	1,662,400	1,134,996	16,360	6,704,645	5,569,649
	2023	920,000	—	2,440,043	—	1,645,052	2,352,115	15,760	7,372,970	5,020,855
	2022	850,000	—	2,092,631	—	1,484,865	—	13,549	4,441,045	4,441,045
Brian R. Buckham SVP, CFO, and Treasurer	2024	568,000	—	821,025	—	566,546	225,103	14,320	2,194,994	1,969,891
	2023	515,000	—	695,422	—	552,523	595,573	13,720	2,372,238	1,776,665
	2022	462,000	—	545,990	—	484,241	—	13,650	1,505,881	1,505,881
Adam J. Richins SVP and COO	2024	585,000	—	845,632	—	583,502	230,584	13,800	2,258,518	2,027,934
	2023	530,000	—	715,702	—	568,616	779,987	13,200	2,607,505	1,827,518
	2022	485,000	—	573,119	—	508,348	—	12,200	1,578,667	1,578,667
Jeffrey L. Malmen SVP of Public Affairs	2024	435,000	—	503,008	—	433,887	176,790	14,320	1,563,005	1,386,215
	2023	402,000	—	465,351	—	431,290	701,627	13,720	2,013,988	1,312,361
	2022	372,000	—	439,586	—	389,908	—	12,650	1,214,144	1,214,144
Timothy E. Tatum VP of Regulatory Affairs	2024	333,000	—	208,652	—	221,432	180,084	14,580	957,748	777,664
1    Amounts in this column represent the aggregate grant date fair value of the time-vesting restricted stock units and the performance-based restricted stock units (at target) granted in each of the years shown and calculated in accordance with FASB ASC Topic 718. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component of the performance-based restricted stock units for the entire three-year performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation model. The column was prepared assuming none of the awards will be forfeited. Additional information on the assumptions used to determine the fair value of the awards is contained in Note 7 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC.

The table below shows the grant date fair values of the CEPS component of the performance-based restricted stock unit awards granted in 2024, assuming that the highest level of performance conditions are achieved for the awards. The grant date fair value for the market-related TSR component is not subject to probable or maximum outcome assumptions and, is therefore, based on target award value.

Name	Grant Date Fair Value of CEPS Component
Lisa A. Grow	$1,988,537
Brian R. Buckham	$564,753
Adam J. Richins	$581,680
Jeffrey L. Malmen	$345,940
Timothy E. Tatum	$143,524

2    Values shown represent the change in actuarial present value of the accumulated benefit under the pension plan and the Senior Management Security Plans. Assumptions included a discount rate of 5.45% for 2022, 5.10% for 2023, and 5.70% for 2024; and use of the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with MP-2021 projection scale adjusted with an ultimate improvement rate of 0.75% for 2022 and Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale for 2023 and 2024 and retirement age at 62. There were no above market earnings on deferred compensation. In 2022, the change in pension value was negative due to an increase in discount rates. Negative changes in pension values were excluded from this column for the NEOs as follows for 2022:

IDACORP, INC. 2025 PROXY STATEMENT 44

Name	Change in pension value for 2022
Lisa A. Grow	-$1,603,938
Brian R. Buckham	-$550,039
Adam J. Richins	-$506,947
Jeffrey L. Malmen	-$1,160,182

3    For 2024, represents our contribution to the Idaho Power Company Employee Savings Plan, which is our 401(k) plan, in the amount of $13,800 for each NEO, and a charitable match contribution for each of Ms. Grow, Mr. Buckham, and Mr. Malmen. For 2023 and 2022, includes our contribution to the Employee Savings Plan in the amounts of $13,200 and $12,200, respectively, for each NEO.
4    Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column h). The amounts set forth in the Total Without Change in Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the compensation and human resources committee views the annual compensation elements for the NEOs. While the compensation and human resources committee does review the table in its totality, we note that the change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to our performance and are outside of the control of the compensation and human resources committee.

Grants of Plan-Based Awards in 2024

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Lisa A. Grow
Short-Term Incentive[1]		500,000	1,000,000	2,000,000
Restricted Stock Units – Time[2]	2/16/2024							11,278	1,000,020
Restricted Stock Units – Perf.[3]	2/16/2024				10,150	22,556	45,112		1,890,869
Brian R. Buckham
Short-Term Incentive[1]		170,400	340,800	681,600
Restricted Stock Units – Time[2]	2/16/2024							3,203	284,010
Restricted Stock Units – Perf.[3]	2/16/2024				2,882	6,406	12,812		537,015
Adam J. Richins
Short-Term Incentive[1]		175,500	351,000	702,000
Restricted Stock Units – Time[2]	2/16/2024							3,299	292,522
Restricted Stock Units – Perf.[3]	2/16/2024				2,970	6,598	13,196		553,110
Jeffrey L. Malmen
Short-Term Incentive[1]		130,500	261,000	522,000
Restricted Stock Units – Time[2]	2/16/2024							1,963	174,059
Restricted Stock Units – Perf.[3]	2/16/2024				1,766	3,924	7,848		328,949
Timothy E. Tatum
Short-Term Incentive[1]		66,600	133,200	266,400
Restricted Stock Units – Time[2]	2/16/2024							814	72,177
Restricted Stock Units – Perf.[3]	2/16/2024				732	1,628	3,256		136,475

1    Represents short-term incentive cash compensation for 2024 awarded pursuant to the IDACORP Executive Incentive Plan. Actual short-term incentive payouts during 2024 are shown in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table.
2    Represents time-vesting restricted stock units awarded pursuant to the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan.
3    Represents performance-based restricted stock units for the 2024-2026 performance period awarded pursuant to the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan.

IDACORP, INC. 2025 PROXY STATEMENT 45

2024 Short-Term Incentive Awards

The short-term cash incentive award opportunities are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. We discuss the short-term incentive award opportunities and results in more detail in the CD&A.

2024 Long-Term Incentive Awards

In February 2024, the compensation and human resources committee approved long-term incentive awards with the following two components:

•Time-vesting restricted stock units: Each NEO received an award of time-vesting restricted units equal to a percentage of her or his base salary in 2024. These units vest and are settled in shares in January 2027 if the NEO remains continuously employed with the company during the entire restricted period. Dividend equivalents are paid on the shares during the restricted period and are not subject to forfeiture; and

•Performance-based restricted stock units: Each NEO received an award of performance-based restricted stock units at the target level equal to a percentage of her or his base salary in 2024. The units will vest at the end of the three-year performance period to the extent we achieve our performance goals (CEPS and TSR, weighted equally) and the NEO remains employed by the company during the entire performance period, with certain exceptions. Dividend equivalents will accrue during the performance period and will be paid in cash based on the number of shares that are earned. Performance-based restricted stock units are settled in shares and paid out in accordance with the payout percentages set forth in the CD&A.

We discuss in further detail the long-term incentive award opportunities and results in the CD&A.

Salary and Bonus in Proportion to Total Compensation

The following table shows the proportion of salary and bonus to total compensation for 2024:

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
Lisa A. Grow	$1,000,000	$0	$6,704,645	14.9%
Brian R. Buckham	$568,000	$0	$2,194,994	25.9%
Adam J. Richins	$585,000	$0	$2,258,518	25.9%
Jeffrey L. Malmen	$435,000	$0	$1,563,005	27.8%
Timothy E. Tatum	$333,000	$0	$957,748	34.8%

IDACORP, INC. 2025 PROXY STATEMENT 46

Outstanding Equity Awards at Fiscal Year-End 2024

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[2]
Lisa A. Grow
Restricted Stock Units - Time-Vesting	26,151	2,857,781
Restricted Stock Units - Performance			44,894	4,906,016
Brian R. Buckham
Restricted Stock Units - Time-Vesting	7,277	795,231
Restricted Stock Units - Performance			12,118	1,324,255
Adam J. Richins
Restricted Stock Units - Time-Vesting	7,528	822,660
Restricted Stock Units - Performance			12,624	1,379,551
Jeffrey L. Malmen
Restricted Stock Units - Time-Vesting	4,934	539,188
Restricted Stock Units - Performance			8,924	975,215
Timothy E. Tatum
Restricted Stock Units - Time-Vesting	1,971	215,391
Restricted Stock Units - Performance			3,430	374,830

1 The number of shares underlying the awards of time-vesting restricted stock units and the applicable vesting dates are as follows:

NEO	Award	Shares Underlying Restricted Stock Units	Vesting Date
Lisa A. Grow	2022	6,890	1/1/2025
	2023	7,983	1/1/2026
	2024	11,278	1/1/2027
Brian R. Buckham	2022	1,799	1/1/2025
	2023	2,275	1/1/2026
	2024	3,203	1/1/2027
Adam J. Richins	2022	1,887	1/1/2025
	2023	2,342	1/1/2026
	2024	3,299	1/1/2027
Jeffrey L. Malmen	2022	1,448	1/1/2025
	2023	1,523	1/1/2026
	2024	1,963	1/1/2027
Timothy E. Tatum	2022	535	1/1/2025
	2023	622	1/1/2026
	2024	814	1/1/2027

2        Restricted stock units that have not vested are valued at $109.28 per share, the closing stock price of IDACORP common stock on December 31, 2024.
IDACORP, INC. 2025 PROXY STATEMENT 47

3     The number of shares underlying the performance-based restricted stock units and the applicable performance periods are as follows:

NEO	Award	Shares Underlying Restricted Stock Units	End of Performance Period
Lisa A. Grow	2022	27,560	12/31/2024
	2023	7,184	12/31/2025
	2024	10,150	12/31/2026
Brian R. Buckham	2022	7,188	12/31/2024
	2023	2,048	12/31/2025
	2024	2,882	12/31/2026
Adam J. Richins	2022	7,548	12/31/2024
	2023	2,106	12/31/2025
	2024	2,970	12/31/2026
Jeffrey L. Malmen	2022	5,788	12/31/2024
	2023	1,370	12/31/2025
	2024	1,766	12/31/2026
Timothy E. Tatum	2022	2,140	12/31/2024
	2023	558	12/31/2025
	2024	732	12/31/2026

Shares for the 2022 performance-based award are shown at the maximum level based on results for the 2022-2024 performance period, above target but below maximum. Shares for the 2023 performance-based award are shown at the threshold level based on results for the first two years of the 2023-2025 performance period at threshold. Shares for the 2024 performance-based awards are shown at the threshold level based on results for the first year of the 2024-2026 performance period at threshold. The compensation and human resources committee and the board of directors determine if and at what level the performance goals have been met, which generally occurs in February following the end of the performance period.

Option Exercises and Stock Vested During 2024

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)[1]
Lisa A. Grow	—	—	25,072	2,290,946
Brian R. Buckham	—	—	7,411	677,184
Adam J. Richins	—	—	7,764	709,432
Jeffrey L. Malmen	—	—	6,176	564,321
Timothy E. Tatum	—	—	2,273	207,701
1    Based on the closing price of IDACORP common stock on the vesting date.

IDACORP, INC. 2025 PROXY STATEMENT 48

Pension Benefits for 2024

Name (a)	Plan Name (b)[1]	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)[2]	Payments During Last Fiscal Year ($) (e)
Lisa A. Grow	Retirement Plan	37	1,921,808
	SMSP I	3	—
	SMSP II	20	10,345,575
Brian R. Buckham	Retirement Plan	15	351,781
	SMSP II	9	1,768,602
Adam J. Richins	Retirement Plan	14	355,001
	SMSP II	11	2,191,312
Jeffrey L. Malmen	Retirement Plan	17	762,299
	SMSP II	17	3,794,844
Timothy E. Tatum	Retirement Plan	28	896,575
	SMSP II	10	686,689
1    SMSP I refers to Security Plan for Senior Management Employees I, which has grandfathered benefits under Section 409A of the Internal Revenue Code, and SMSP II refers to Security Plan for Senior Management Employees II, which does not have grandfathered benefits under Section 409A of the Internal Revenue Code.
2    Values shown represent the present value of the accumulated pension benefit under each plan as of December 31, 2024, calculated using a discount rate of 5.70% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale.

Idaho Power Company Retirement Plan

Description

The Idaho Power Company Retirement Plan is a qualified, defined benefit pension plan for employees of Idaho Power, Idaho Power’s subsidiaries, and some of its affiliate companies. The plan was established in 1943 to help employees meet the important long-term goal of building for financial security at retirement. Idaho Power makes all contributions to the plan. The dollar amount of the contribution is determined each year based on an actuarial valuation.

Eligibility Standards and Vesting

Employees who are 18 years of age or older are eligible to participate once they complete 12 months of employment. Participation begins the first day of the month after meeting this requirement, with credit for purposes of vesting and term of service for the initial 12 months of employment. Employees become vested and eligible for benefits under the plan after completing 60 months of employment.

Retirement Age

Under the terms of the plan, normal retirement is at age 65; however, an employee may retire at age 62 without a reduction in pension benefits. Employees are eligible for early retirement when:
•     they reach the age of 55 and have 10 years of credited service; or
•     they have 30 years of credited service.
IDACORP, INC. 2025 PROXY STATEMENT 49

Employees electing to retire before reaching age 62 receive a reduced benefit as follows:

Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension	Age When Payments Begin	Reduced Benefit as a Percentage of Earned Pension
61	96%	54	62%
60	92%	53	57%
59	87%	52	52%
58	82%	51	47%
57	77%	50	42%
56	72%	49	38%
55	67%	48	34%

Benefits Formula

For employees hired before January 1, 2011, plan benefits for employees age 62 or older at the time of retirement are calculated based on 1.5 percent of their final average earnings multiplied by their years of credited service. Final average earnings is based on the employee’s average total wages – base pay plus short-term incentive compensation plus overtime – during the highest 60 consecutive months in the final 120 months of service. For employees hired on or after January 1, 2011, plan benefits are calculated based on 1.2 percent of their final average earnings multiplied by their years of credited service. Plan benefits for employees who at the time of retirement are under the age of 62 are calculated based on this same formula and are then reduced using the appropriate early retirement factor.

Joint and Survivor Options

Employees who have a spouse at retirement have a survivor option at an amount equal to 50 percent, 75 percent, or 100 percent of the employee’s benefit, or they may choose a single life benefit. Under the survivor options, the benefit payments are reduced to allow payments for the longer of two lives. The reduction factor is determined by the age difference between the employee and spouse. Under a single life benefit, no benefits will be payable to the spouse after the employee’s death.

The spouse is protected if the employee dies after being vested in the plan but before retirement. The spouse will receive a lifetime benefit payment equal to 50 percent of the benefit payment the employee had earned at the date of death. This benefit payment is calculated without an early retirement reduction and is not reduced for the age difference between the employee and the spouse. Payment commences on the date the employee could have retired had he or she survived. If the employee has 10 or more years of service at the time of death, payments would begin at age 55. With less than 10 years of service, payments would begin at age 65.

Policy on Granting Extra Years of Credited Service

We have not granted any extra years of credited service under the plan and do not have a policy on granting extra years of credited service under the plan.

IDACORP, INC. 2025 PROXY STATEMENT 50

Idaho Power Company Security Plans for Senior Management Employees

Description

The Idaho Power Company Security Plans for Senior Management Employees are non-qualified defined benefit plans. To meet the requirements of Section 409A of the Internal Revenue Code and to take advantage of grandfathering rules under that section, which exclude from Section 409A’s coverage certain deferrals made before January 1, 2005, we divided our original plan into two plans, which we refer to as Security Plan I and Security Plan II. Security Plan I governs grandfathered benefits and Security Plan II governs non-grandfathered benefits, which are subject to Section 409A. Benefits under Security Plan I are limited to the present value of the benefits that would have been paid under the plan if the participant had terminated employment on December 31, 2004. Benefits under Security Plan II are based on services through the date of termination and are reduced by benefits under Security Plan I. Two of the key differences between the plans are:

•     if required to comply with Section 409A of the Internal Revenue Code, payment of benefits under Security Plan II may be delayed for six months following termination of employment; and
•     Security Plan I contains a 10 percent “haircut” provision, which allows participants to elect to receive their benefits early in exchange for a 10 percent reduction in their benefits and cessation of further benefit accruals.

The purpose of the plans is to provide supplemental retirement benefits for certain key employees. We intend the plans to aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. The terms of the plans have evolved over time based on our view of common practices with respect to such plans.

Eligibility Standards and Vesting

Security Plan II was amended in November 2009 to limit eligibility to participate in the plan after December 31, 2009 to Idaho Power officers and certain key employees. Key employees participating in Security Plan II as of December 31, 2009 may continue participating in the plan if they maintain a senior manager or officer pay grade during their continuous employment with Idaho Power. Before Security Plan II was amended, eligibility to participate in the plan was limited to those key employees who were designated by their employers and approved by the plan’s administrative committee. The plan’s administrative committee is made up of the CEO and a committee of individuals that is approved by the compensation and human resources committee. Participation in the plan by Section 16 officers is approved in advance by the compensation and human resources committee. Employees who were participants as of December 31, 2009 are 100 percent vested. New plan participants after December 31, 2009, become 100 percent vested in their benefits only after five years of participation, with no partial vesting before that time.

Retirement Age

Under the terms of the plans, normal retirement age, which is the earliest age at which a participant may retire without a reduction in benefits, is 62. Participants are eligible for early retirement when they have:

•     reached the age of 55; or
•     completed 30 years of credited service under the Idaho Power Company Retirement Plan.

Benefits Commencement

If a participant terminates employment on or after attaining normal retirement age or after satisfying the early retirement conditions, benefits commence on the first day of the month following the termination date unless the participant is a “specified employee,” as that term is used in Section 409A of the Internal Revenue Code, in which case commencement of benefits under Security Plan II is delayed for six months or until the participant’s death, if earlier. Benefits provided to participants whose employment terminates, other than due to death, before attaining early retirement eligibility commence on the first day of the month following attainment of age 55, provided that if the participant is a specified employee, benefits under Security Plan II may not be paid within six months following termination of employment except in the event of death.

IDACORP, INC. 2025 PROXY STATEMENT 51

Benefits Formula

Normal retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s final average monthly compensation less the amount of the participant’s retirement benefits under the Idaho Power Company Retirement Plan. Normal retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. For participants in Security Plan II as of December 31, 2009, the target retirement percentage is 6 percent for each of the first 10 years of participation plus an additional 1 percent for each year in excess of 10 years, with a maximum target retirement percentage of 75 percent. For new plan participants after December 31, 2009, the target retirement percentage is equal to 5 percent for each of the first 10 years of participation plus an additional 1 percent for each year in excess of 10 years, with a maximum target retirement percentage of 65 percent. Effective January 1, 2018, the reduced target retirement percentages in the prior sentence apply to all participants in Security Plan II who are Idaho Power officers or certain specified key employees, regardless of when they commenced participation in the plan. However, if a participant has achieved a maximum target retirement percentage greater than 65 percent prior to January 1, 2018, that participant’s target retirement percentage will not be reduced to 65 percent, though the target retirement percentage will be fixed at that date. Final average monthly compensation is based on the participant’s base salary plus short-term incentive compensation, which may not exceed one times base salary for the year in which the short- term incentive compensation was paid, during the 60 consecutive months in the final 10 years of service in which the participant’s compensation was the highest, divided by 60. Final average monthly compensation does not include compensation paid to a participant pursuant to a written severance agreement.

Early retirement benefits under the combined plans equal the participant’s “target retirement percentage” multiplied by the participant’s “early retirement factor” and by the participant’s final average monthly compensation, less the amount of the participant’s retirement benefit under the Idaho Power Company Retirement Plan. Early retirement benefits under Security Plan II are also reduced by the amount of the participant’s retirement benefits under Security Plan I. The early retirement factors under Security Plan I based on applicable ages are as follows:

Age When Payments Begin	Early Retirement Factor
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%

Under Security Plan II, retirement benefits are reduced in the same manner as under Security Plan I if the termination qualifies as early retirement or if the termination occurs within a limited period following a change in control.

Plan benefits for participants who are not eligible for early retirement benefits and, under Security Plan II, who do not terminate within the limited period following a change in control, are further reduced, as the participant would be entitled to the amount otherwise payable multiplied by a fraction, the numerator of which is their actual years of participation and the denominator of which is the number of years of participation they would have had at normal retirement.

Limit on Benefits Under Security Plan I

To comply with grandfathering rules under Section 409A of the Internal Revenue Code, a participant’s benefit under Security Plan I is determined based on the participant’s average monthly compensation, age, and years of participation as of December 31, 2004, and is limited to the present value of the amount to which the participant would have been entitled under the plan had termination occurred on December 31, 2004. For this purpose, it is assumed the benefits would have been paid at the earliest possible date allowed under the plan. Benefits under Security Plan I may not be increased by events occurring after December 31, 2004, such as a change in control or increases in age, compensation, or years of participation.

IDACORP, INC. 2025 PROXY STATEMENT 52

Form of Payment

Under the plans, once benefits commence, payments are generally made in the form of a single life annuity for the lifetime of the participant. A participant may also elect to receive actuarial equivalent payments in the form of a joint and survivor annuity benefit. The two forms of joint and survivor annuity offered are a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the participant’s benefit and a joint and survivor annuity with payments continued to the surviving spouse at an amount equal to 75 percent of the participant’s benefit, in each case subject to an actuarial adjustment to the benefit amount. Under a single life annuity, no benefits will be payable to the spouse after the participant’s death.

Under Security Plan I, if a participant dies before retirement, the beneficiary (which must be the participant’s spouse if the participant is married on the date of death; otherwise, the beneficiary may be a non-spouse) is entitled to receive an amount equal to 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming death occurred at the later of age 62 or the date of death. Under Security Plan II, if the participant dies before retirement, the beneficiary (which may be a spouse or non-spouse) is entitled to receive an amount equal to the greater of (a) 66 2/3 percent of the benefit that would be payable under the normal retirement benefit provisions of the plan, assuming retirement occurred at the later of age 62 or the date of death, or (b) if death occurs after eligibility for early retirement, a joint and survivor annuity benefit calculated under the early retirement benefit provisions of the plan.

Under the plans, if the participant dies after retirement but before commencement of benefits, the beneficiary is entitled to receive a payout equal to 66 2/3 percent of the retirement benefit payable to the participant. Security Plan I provides that if the participant is married on the date of death, the benefit will be paid to the spouse of the participant as an annuity for the life of the spouse. If the participant is not married on the date of death, Security Plan I provides that the benefit will be paid in the form of a lump sum. Under Security Plan II, the participant may elect the payment to be in the form of an annuity or lump sum to a spouse or other beneficiary.

Under the plans, if the beneficiary is a surviving spouse and the surviving spouse is 10 or more years younger than the participant, the monthly survivor benefit will be reduced using the actuarial equivalent factors to reflect the number of years over 10 that the spouse is younger than the participant. If the beneficiary is a person other than a surviving spouse, the survivor benefit payment amount will be calculated assuming the beneficiary is the same age as the participant.

Policy on Granting Extra Years of Credited Service

The plans are unfunded and nonqualified with the intention of providing deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and are therefore exempt from the provisions of Parts 2, 3, and 4 of Title I, Subtitle B, of ERISA. As such, the company is permitted to provide extra years of credited service, which the plans refer to as years of participation, at its discretion, but has not done so.

Named Executive Officers Eligible for Early Retirement

The table below shows our NEOs' eligibility for early retirement, as of December 31, 2024, under the Idaho Power Company Retirement Plan, Security Plan I, and Security Plan II.

Eligibility for Early Retirement at December 31, 2024
Name	Retirement Plan	Security Plan I	Security Plan II
Lisa A. Grow	X	No present value[1]	X
Brian R. Buckham		N/A
Adam J. Richins		N/A
Jeffrey L. Malmen	X	N/A	X
Timothy E. Tatum		N/A
1 See the Pension Benefits for 2024 table.

IDACORP, INC. 2025 PROXY STATEMENT 53

Potential Payments Upon Termination or Change in Control

The tables below show the payments and benefits our NEOs would receive in connection with a variety of hypothetical employment termination scenarios and upon a change in control. For purposes of the calculations for those tables, we assumed the change in control or terminations occurred on December 31, 2024, and used the closing price of our common stock on that date, which was $109.28. Actual amounts payable can only be determined at the time of a change in control or termination. All of the payments and benefits described below would be provided by IDACORP or Idaho Power.

The information presented below:

•Excludes base salary and short-term incentive awards, to the extent earned due to employment through December 31, 2024;
•Excludes compensation or benefits provided under plans or arrangements that do not discriminate in favor of the NEOs and that are generally available to all salaried employees. These include benefits under our qualified defined benefit pension plan, post-retirement health care benefits, life insurance, and disability benefits. The present value of the accumulated pension benefit for each NEO is set forth in the Pension Benefits for 2024 table; and
•Includes only the incremental increase in the present value of the Security Plan I and Security Plan II benefit, as applicable, that would be payable upon the occurrence of the events listed (other than upon death or disability) over the amount shown as the present value of the accumulated benefit for Security Plan I and Security Plan II in the Pension Benefits for 2024 table.

Time-Vesting and Performance-Based Restricted Stock Units

The IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan and/or the related award agreements provide that, except for retirement with the approval of the compensation and human resources committee, death, disability, or change in control, all unvested restricted stock units, whether time-vesting or performance-based, are forfeited upon termination. In the event of retirement with the approval of the compensation and human resources committee, death, or disability, the NEO receives a prorated number of restricted stock units based on the number of full months employed during the restricted/performance period. For time-vesting restricted stock units, the prorated units vest at termination. In the case of performance-based restricted stock units, the performance goals must be met at some level before the units vest and vesting only occurs after completion of the performance period. For purposes of these tables, we have assumed target performance levels would be achieved. Although vesting would not occur until after completion of the performance period, the amounts shown in the tables were not reduced to reflect the present value of the performance-based restricted stock units that could vest. In the event of a change in control, the restrictions on the time-vesting restricted stock units are deemed to have expired and the payout opportunity on the performance-based restricted stock units is deemed to have been achieved at the target level. Dividend equivalents attributable to earned performance-based restricted stock units would also be paid. Dividend equivalents accrued through December 31, 2024, are included in the amounts shown in the tables.

As the compensation and human resources committee has discretion to determine whether a voluntary termination constitutes “retirement” for purposes of the vesting of time-based and performance-based restricted stock unit awards (for NEOs over the age of 55), we have assumed for purposes of the tables that voluntary termination would constitute a retirement with approval of the compensation and human resources committee for vesting purposes if the NEO was over the age of 55 as of December 31, 2024.

Executive Incentive Plan

Our Executive Incentive Plan provides for cash-based short-term incentives that are calculated by multiplying actual base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal, subject to proration in the event of termination constituting retirement, or in the event of death or disability. Unlike the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, the compensation and human resources committee is not required to approve proration for retirement under the Executive Incentive Plan, except for a general right to approve the annual payouts for all participants, including the right to decrease the payouts, even to zero if so elected by the board of directors.

Summary of Change in Control Agreements

We have entered into change in control agreements with all our NEOs. The agreements become effective for a three-year period upon a change in control. If a change in control occurs, the agreements provide for severance benefits in the event of termination of the NEO’s employment by IDACORP or any subsidiary or successor company, other than for cause (and not due to death or disability), or by the NEO for constructive discharge.
IDACORP, INC. 2025 PROXY STATEMENT 54

In such event, the NEO would receive:

•     a lump-sum payment equal to 2.5 times his or her annual compensation, which is his or her base salary at the time of termination and his or her target short-term incentive compensation in the year of termination, or, if not yet determined at the time of termination, the prior year’s target short-term incentive compensation;
•     vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based shares, and performance units, with performance-based awards vesting at target levels;
•     outplacement services for 12 months, not to exceed $12,000; and
•     continuation of welfare benefits for a period of 24 months or, if earlier, until eligible for comparable coverage with another employer, with the NEO paying the full cost of such coverage and receiving a monthly reimbursement payment.

We define a “change in control” as:

•    acquisition of 20 percent or more of our outstanding voting securities;
•    commencement of a tender or exchange offer for 20 percent or more of our outstanding voting securities;
•    shareholder approval or consummation, if shareholder approval is not required, of a merger or similar transaction or the sale of all or substantially all of the assets of IDACORP or Idaho Power unless our shareholders will hold more than 50 percent of the voting securities of the surviving entity, no person will own 20 percent or more of the voting securities of the surviving entity, and at least a majority of the board of directors will be composed of our directors;
•    shareholder approval, or consummation if shareholder approval is not required, of a complete liquidation or dissolution of IDACORP or Idaho Power; or
•    a change in a majority of the board of directors within a 24-month period without the approval of two-thirds of the members of the board.

For Ms. Grow and Mr. Malmen, the agreements also permit a NEO to terminate employment for any reason during the first month following the one-year anniversary of the change in control. We refer to this as the 13th-month trigger in the tables. In such event, the NEO would receive the same severance benefits except that the lump-sum payment equal to 2.5 times annual compensation is reduced by one-third and the welfare benefits continue for 18 months, not 24 months.

Under the agreements, “cause” means the NEO’s fraud or dishonesty that has resulted or is likely to result in material economic damage to us or one of our subsidiaries, as determined in good faith by at least two-thirds of our non-employee directors at a meeting of the board of directors at which the NEO is provided an opportunity to be heard.

A NEO is considered constructively discharged under the provisions of his or her change in control agreement if, within 90 days after the occurrence of such event, but in no event later than 36 months following a change in control, the NEO gives written notice to IDACORP or any successor company specifying one of the following events relied upon for such termination and the company has not remedied the matter within 30 days of receipt of such notice:

•     IDACORP or any successor company fails to comply with any provision of the agreement;
•     the NEO is required to be based at an office or location more than 50 miles from the location where the NEO was based on the day prior to the change in control;
•     a reduction that is more than de minimis in:
◦base salary or maximum short-term incentive award opportunity;
◦long-term incentive award opportunity;
◦the combined annual benefit accrual rate in our defined benefit plans, unless such reduction is effective for all executive officers; or
◦long-term disability and life insurance coverage;
•     our failure to require a successor company to assume and agree to perform under the agreement; or
•     a reduction that is more than de minimis in the long-term disability and life insurance coverage provided to the NEO and in effect immediately prior to the change in control.

Section 280G of the Internal Revenue Code disallows a corporate tax deduction for any “excess parachute payments” and Section 4999 imposes a 20 percent excise tax payable by the NEO on any “excess parachute payments.” Generally stated, these sections apply if the change in control related payments and benefits equal or exceed 300 percent of the NEO’s prior five-year average Form W-2 income. In the event the 300 percent threshold is met or exceeded, the NEO’s “excess parachute payments” generally equal the amount by which the change in control related payments and benefits exceed 100 percent of the NEO’s prior five-year average Form W-2 income. The agreements provide that the NEO will receive the greater net benefit of (i) full severance benefits
IDACORP, INC. 2025 PROXY STATEMENT 55

with such NEO paying any Section 280G excise tax, with no gross-up for the excise taxes, or (ii) severance benefits capped at the Section 280G excise tax limit, in which case for Ms. Grow and Mr. Malmen, the company may, in its discretion in the event that the Internal Revenue Service nonetheless requires the payment of an excise tax, provide a gross-up payment related to such excise tax imposed.

IDACORP, INC. 2025 PROXY STATEMENT 56

Lisa A. Grow

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											—	[1]	196,503	[2]
Short-Term Incentive Plan											1,841,327	[1]	1,666,667	[2]
Long-Term Incentive Plan – Time-Vesting	1,745,311	[3,4]	—	[5]	—	[5]	1,745,311	[4]	2,857,781	[6]	2,857,781	[6]	2,857,781	[6]
Long-Term Incentive Plan – Performance Vesting	3,717,672	[3,7]	—	[5]	—	[5]	3,717,672	[7]	6,027,621	[6]	6,027,621	[6]	6,027,621	[6]
Benefits and Perquisites:
Security Plan I
Security Plan II	769,618	[8]	769,618	[8]	769,618	[8]	8,154,928	[9]			769,618	[10]	769,618	[10]
Welfare Benefits											39,676	[11]	29,834	[12]
Outplacement Services											12,000	[13]
280G Tax Gross-up											—	[14]	—	[14]
Total:	6,232,601		769,618		769,618		13,617,911		8,885,402		11,548,023		11,548,024
1    Ms. Grow’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times her base salary and short-term incentive plan target amount. Her base salary was reduced by $2,500,000 and her short-term incentive was reduced by $658,673 to avoid excise tax. In the event of a termination upon change in control, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.
2    The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the payment of two-thirds of her severance payment. Her base salary was reduced by $1,470,164 to avoid excise tax. In the event of a 13th-month trigger, independent tax counsel would determine which benefits are reduced in order to avoid excise tax.
3    As of the assumed voluntary termination date of December 31, 2024, Ms. Grow was over the age of 55. To illustrate potential termination-related benefits, we have assumed Ms. Grow’s voluntary termination would constitute retirement with approval of the compensation and human resources committee for purposes of her time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Ms. Grow would receive full vesting of her 2022 time-vesting restricted stock unit award and pro rata vesting of her 2023 (66.7%) and 2024 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $109.28.
5    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Ms. Grow’s time-vesting restricted stock units and performance-based restricted stock unit awards.
6    Ms. Grow would receive full vesting of her time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $109.28 and include the cash payment of dividend equivalents, as applicable.
7    Ms. Grow would receive full vesting of her 2022 award assuming the performance goals are met at the target level and pro rata vesting of her 2023 (66.7%) and 2024 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $109.28 and includes the cash payment of dividend equivalents.
8    The values shown represent the incremental increase in the Security Plan II benefit based on Ms. Grow's actual age and termination as of December 31, 2024, relative to the amount shown for Security Plan II in the Pension Benefits for 2024 table. We used a discount rate of 5.70% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale. Payments would begin in July 2025 under Security Plan II.
9    In the event of death, the value represents the present value of Security Plan II death benefits.
10    Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2024 table and were determined as described in footnote 8.
11    Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12    The 13th-month trigger provision in Ms. Grow’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13    Ms. Grow’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14    The company may make a 280G tax gross-up payment to Ms. Grow if (a) she receives a claim from the Internal Revenue Service that, if successful, would require her to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) her compensation had been reduced to avoid an excise tax. Because Ms. Grow’s compensation was reduced to avoid an excise tax in this instance (see footnote 2 above), under the terms of Ms. Grow's change in control agreement, the company may provide, but is not required to provide, such a tax gross-up upon a not for cause or constructive discharge termination, in an amount that would reimburse Ms. Grow for the excise tax, taxes imposed upon the 280G tax gross-up payment, and any interest or penalties with respect to such taxes. Such amount is not determinable unless and until Ms. Grow were to receive a claim from the Internal Revenue Service.

IDACORP, INC. 2025 PROXY STATEMENT 57

Brian R. Buckham

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											1,420,000	[1]
Short-Term Incentive Plan											852,000	[1]
Long-Term Incentive Plan – Time-Vesting	—	[2]	—	[3]	—	[3]	479,084	[4]	795,231	[5]	795,231	[5]
Long-Term Incentive Plan – Performance Vesting	—	[2]	—	[3]	—	[3]	1,018,996	[6]	1,675,753	[5]	1,675,753	[5]
Benefits and Perquisites:
Security Plan II	—	[7]	—	[7]	—	[7]	5,741,796	[8]			153,594	[9]
Welfare Benefits											49,984	[10]
Outplacement Services											12,000	[11]
Total:	—		—		—		7,239,876		2,470,984		4,958,562

1    Mr. Buckham’s change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 31, 2024, Mr. Buckham was not over the age of 55. Thus, we have assumed Mr. Buckham’s voluntary termination would not constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Buckham’s time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Buckham would receive full vesting of his 2022 time-vesting restricted stock unit award and pro rata vesting of his 2023 (66.7%) and 2024 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $109.28.
5    Mr. Buckham would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $109.28 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Buckham would receive full vesting of his 2022 award assuming the performance goals are met at the target level and pro rata vesting of his 2023 (66.7%) and 2024 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $109.28 and includes the cash payment of dividend equivalents.
7    Mr. Buckham would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2024 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 5.70% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale, and assumed Mr. Buckham was 55 as of December 31, 2024.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9    Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2024 table and were determined as described in footnote 7. Payments would not commence until Mr. Buckham reaches age 55.
10    Mr. Buckham’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11    Mr. Buckham’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

IDACORP, INC. 2025 PROXY STATEMENT 58

Adam J. Richins

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											1,462,500	[1]
Short-Term Incentive Plan											877,500	[1]
Long-Term Incentive Plan – Time-Vesting	—	[2]	—	[3]	—	[3]	497,005	[4]	822,660	[5]	822,660	[5]
Long-Term Incentive Plan – Performance Vesting	—	[2]	—	[3]	—	[3]	1,057,794	[6]	1,734,064	[5]	1,734,064	[5]
Benefits and Perquisites:
Security Plan II	—	[7]	—	[7]	—	[7]	5,699,644	[8]			190,968	[9]
Welfare Benefits											49,601	[10]
Outplacement Services											12,000	[11]
Total:	—		—		—		7,254,443		2,556,724		5,149,293

1    Mr. Richins’ change in control agreement provides for a lump sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 31, 2024, Mr. Richins was not over the age of 55. Thus, we have assumed Mr. Richins’ voluntary termination would not constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Richins’ time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Richins would receive full vesting of his 2022 time-vesting restricted stock unit award and pro rata vesting of his 2023 (66.7%) and 2024 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $109.28.
5    Mr. Richins would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $109.28 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Richins would receive full vesting of his 2022 award assuming the performance goals are met at the target level and pro rata vesting of his 2023 (66.7%) and 2024 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $109.28 and includes the cash payment of dividend equivalents.
7    Mr. Richins would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2024 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 5.70% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale, and assumed Mr. Richins was 55 as of December 31, 2024.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9    Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2024 table and were determined as described in footnote 7. Payments would not commence until Mr. Richins reaches age 55.
10    Mr. Richins’ change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11    Mr. Richins’ change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.

IDACORP, INC. 2025 PROXY STATEMENT 59

Jeffrey L. Malmen

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)		13th-Month Trigger ($) (h)
Compensation:
Base Salary											1,087,500	[1]	725,000	[2]
Short-Term Incentive Plan											652,500	[1]	435,000	[2]
Long-Term Incentive Plan – Time-Vesting	340,626	[3,4]	—	[5]	—	[5]	340,626	[4]	539,188	[6]	539,188	[6]	539,188	[6]
Long-Term Incentive Plan – Performance Vesting	726,349	[3,7]	—	[5]	—	[5]	726,349	[7]	1,138,556	[6]	1,138,556	[6]	1,138,556	[6]
Benefits and Perquisites:
Security Plan II	370,822	[8]	370,822	[8]	370,822	[8]	4,076,341	[9]			370,822	[10]	370,822	[10]
Welfare Benefits											65,971	[11]	49,574	[12]
Outplacement Services											12,000	[13]
280G Tax Gross-up											—	[14]	—	[14]
Total:	1,437,797		370,822		370,822		5,143,316		1,677,744		3,866,537		3,258,140

1    Mr. Malmen’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the payment of two-thirds of his severance payment.
3    As of the assumed voluntary termination date of December 31, 2024, Mr. Malmen was over the age of 55. To illustrate potential termination-related benefits, we have assumed Mr. Malmen’s voluntary termination would constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Malmen would receive full vesting of his 2022 time-vesting restricted stock unit award and pro rata vesting of his 2023 (66.7%) and 2024 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $109.28.
5    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Malmen’s time-vesting restricted stock units and performance-based restricted stock unit awards.
6    Mr. Malmen would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $109.28 and include the cash payment of dividend equivalents, as applicable.
7    Mr. Malmen would receive full vesting of his 2022 award assuming the performance goals are met at the target level and pro rata vesting of his 2023 (66.7%) and 2024 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $109.28 and includes the cash payment of dividend equivalents.
8    The values shown represent the incremental increase in the Security Plan II benefit based on Mr. Malmen's actual age and termination as of December 31, 2024, relative to the amount shown for Security Plan II in the Pension Benefits for 2024 table. We used a discount rate of 5.70% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale. Payments would begin in July 2025 under Security Plan II.
9    In the event of death, the value represents the present value of Security Plan II death benefits.
10    Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The values shown represent the incremental increase in the Security Plan II benefit relative to the amount shown for Security Plan II in the Pension Benefits for 2024 table and were determined as described in footnote 8.
11    Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
12    The 13th-month trigger provision in Mr. Malmen’s change in control agreement provides for the continuation of welfare benefits for a period of 18 months. The value shown represents the cost to the company of continuing these benefits.
13    Mr. Malmen’s change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
14    The company may make a 280G tax gross-up payment to Mr. Malmen if (a) he receives a claim from the Internal Revenue Service that, if successful, would require him to pay an excise tax in connection with any “excess parachute payments,” as that term is described in Internal Revenue Code Section 280G, and (b) his compensation had been reduced to avoid an excise tax. Because Mr. Malmen’s compensation was not reduced to avoid an excise tax in this instance, no 280G tax gross-up would be provided.

IDACORP, INC. 2025 PROXY STATEMENT 60

Timothy E. Tatum

									Change in Control
Executive Benefits and Payments Upon Termination or Change in Control (a)	Voluntary Termination (Retirement if Over 55) ($) (b)		Not for Cause, Non-Retirement Termination ($) (c)		For Cause Termination ($) (d)		Death or Disability ($) (e)		Without Termination ($) (f)		Not for Cause or Constructive Discharge Termination ($) (g)
Compensation:
Base Salary											832,500	[1]
Short-Term Incentive Plan											333,000	[1]
Long-Term Incentive Plan – Time-Vesting	—	[2]	—	[3]	—	[3]	133,431	[4]	215,391	[5]	215,391	[5]
Long-Term Incentive Plan – Performance Vesting	—	[2]	—	[3]	—	[3]	284,140	[6]	454,182	[5]	454,182	[5]
Benefits and Perquisites:
Security Plan I
Security Plan II	—	[7]	—	[7]	—	[7]	1,780,896	[8]			60,687	[9]
Welfare Benefits											39,138	[10]
Outplacement Services											12,000	[11]
Total:	—		—		—		2,198,467		669,573		1,946,898
1    Mr. Tatum’s change in control agreement provides for a lump-sum cash severance payment of 2.5 times his base salary and short-term incentive plan target amount.
2    As of the assumed voluntary termination date of December 31, 2024, Mr. Tatum was not over the age of 55. Thus, we have assumed Mr. Tatum’s voluntary termination would not constitute retirement with approval of the compensation and human resources committee for purposes of his time-vesting restricted stock units and performance-based restricted stock unit awards.
3    We have assumed a not for cause termination and a for cause termination would not constitute retirement with approval of the compensation and human resources committee for purposes of Mr. Tatum’s time-vesting restricted stock units and performance-based restricted stock unit awards.
4    Mr. Tatum would receive full vesting of his 2022 time-vesting restricted stock unit award and pro rata vesting of his 2023 (66.7%) and 2024 (33.3%) time-vesting restricted stock units. The dollar amount is determined by multiplying the prorated number of shares by $109.28.
5    Mr. Tatum would receive full vesting of his time-vesting restricted stock unit awards and payout of the performance-based restricted stock units at target. The dollar amounts are determined by multiplying the number of shares by $109.28 and include the cash payment of dividend equivalents, as applicable.
6    Mr. Tatum would receive full vesting of his 2022 award assuming the performance goals are met at the target level and pro rata vesting of his 2023 (66.7%) and 2024 (33.3%) awards assuming the performance goals are met at the target level. The amount shown assumes a share price of $109.28 and includes the cash payment of dividend equivalents.
7    Mr. Tatum would not receive a payout greater than the amounts shown for Security Plan II in the Pension Benefits for 2024 table, and thus the table reflects no enhanced value upon the applicable events. We used a discount rate of 5.70% and the Pri-2012 Nondisabled Annuitant, Amount Weighted, Mortality, with IRS 2024 Adjusted MP-2021 Projection Scale, and assumed Mr. Tatum was 55 as of December 31, 2024.
8    In the event of death, the value represents the present value of Security Plan II death benefits.
9    Under Security Plan II, if employment is terminated within a change in control period prior to the executive officer’s normal retirement, the benefit is calculated using age 55 or the officer’s age at termination if greater than 55. The value shown (which reflects only the incremental amount payable over the amount shown for Security Plan II in the Pension Benefits for 2024 table) was determined as described in footnote 7.
10    Mr. Tatum’s change in control agreement provides for the continuation of welfare benefits for a period of 24 months. The value shown represents the cost to the company of continuing these benefits.
11    Mr. Tatum's change in control agreement provides for outplacement services commencing within 12 months of a change in control up to a maximum of $12,000 for a 12-month period.
IDACORP, INC. 2025 PROXY STATEMENT 61

PROPOSAL NO. 2: Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Exchange Act, the board of directors is submitting a separate resolution to approve the compensation of our NEOs on an advisory basis. This is an opportunity for our shareholders, through what is commonly referred to as a “say-on-pay” vote, to endorse or not endorse our executive compensation program. In 2024, over 94 percent of the votes cast by our shareholders were in favor of, and we consider the results of those votes as evidence of support for, our compensation program and decisions. Those voting results were a component of our rationale for maintaining a similar approach to executive compensation for 2024. Please see Part 4 – “Executive Compensation” in this proxy statement for a more detailed discussion of our compensation programs, including plan metrics and payouts, and shareholder engagement efforts.

As described in more detail in the CD&A, the philosophy that underlies our executive compensation policy is to provide balanced and competitive compensation to our officers to (1) ensure that our company is able to attract and retain high-quality officers and (2) motivate our officers to achieve performance goals that will benefit our shareholders and customers. This philosophy is implemented in tandem with our business strategy of keeping employees safe and engaged, growing financial strength, improving the core business, and enhancing the brand. At the core of this philosophy is our pay-for-performance model, which links competitive levels of compensation to achievements of our overall strategy and business goals and predetermined objectives.

We urge our shareholders to read the CD&A in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage shareholders to review the 2024 Summary Compensation Table and other related compensation tables and narrative included in Part 4 – “Executive Compensation” of this proxy statement, which provide detailed information on the compensation of our NEOs. We believe the policies and procedures articulated in that discussion are effective in helping to achieve our goals and that the compensation of our NEOs reported in this proxy statement has contributed to our company’s success.

Accordingly, we are requesting that our shareholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of IDACORP, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying tables and related narrative in the proxy statement for the Company’s 2025 Annual Meeting of Shareholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this proxy statement in accordance with the SEC's compensation disclosure rules. The shareholder vote will not be binding on the company or our board of directors, and it will not be construed as overruling any decision by the company or the board of directors or creating or implying any change to, or additional, fiduciary duties for our company or our board of directors. Although nonbinding, the board of directors and the compensation and human resources committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our shareholders approved a proposal by the board of directors at the May 18, 2023 annual meeting of shareholders to hold our advisory vote on executive compensation annually, and the board of directors has adopted a policy consistent with this determination. Unless the board of directors modifies this policy, the next say-on-pay vote will be held at our 2026 annual meeting of shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” the advisory resolution on executive compensation.
IDACORP, INC. 2025 PROXY STATEMENT 62

CEO Pay Ratio

Our compensation and human resources committee annually reviews the relationship of the median of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. For 2024, our last completed fiscal year, the ratio of our CEO's annual total compensation, as reported above in the Summary Compensation Table, to the employee we identified with the median of the annual total compensation of all employees (other than the CEO), as described below, was 38:1.

For 2024, our median employee's annual base wage was $121,632, and our median employee's annual total compensation, which includes overtime, premium and supplemental pay, non-equity incentive plan compensation, change in present value of pension benefits, and 401k match, was $177,404. For 2024, the base wage of our CEO was $1,000,000, and the annual total compensation of our CEO, as reported above in the Summary Compensation Table, was $6,704,645.

We identified the median employee that was used for purposes of calculating the 2024 pay ratio as of the last payroll period in 2023, on December 31, 2023, using two factors:

•Base salary and wages paid to all full-time and part-time employees employed as of this date, as the consistently applied compensation measure and as reported in our payroll records reported to the Internal Revenue Service on Form W-2 for 2023; and

•Median years of service of employees with the same base wages, to reflect the median change in pension value for this group of employees.

As of December 31, 2023, our employee population consisted of approximately 2,100 individuals. There has been no significant change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure for 2024. Equity awards were excluded from our compensation measure in identifying the median employee because we do not widely distribute annual equity awards to our employees. Approximately 3 percent of our employees receive annual equity awards. In addition, we did not make any cost-of-living adjustments in identifying our median employee because all our employees are located in the United States.

We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies and apply various assumptions. The application of various methodologies may result in significant differences in the results reported by SEC reporting companies. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report above.

IDACORP, INC. 2025 PROXY STATEMENT 63

Pay Versus Performance

We are providing the following information about the relationship between compensation actually paid, as computed in accordance with Item 402(v) of Regulation S-K, to our CEO (PEO in the table below) and our other NEOs as a group (non-PEO NEOs in the table below) and certain financial performance of the company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with company performance, please refer to the CD&A in this proxy statement.

Pay vs. Performance Table

	Summary Compensation Table Total for PEO[1] ($)		Compensation Actually Paid to PEO[1,7] ($)		Average Summary Compensation Table Total for non-PEO NEOs[2] ($)	Average Compensation Actually Paid to non-PEO NEOs[2,7] ($)	Value of Initial Fixed $100 Investment Based On:		Net Income[5] ($) (,000s)	Company-Selected Measure - CEPS[6]
Year							Total Shareholder Return[3] ($)	Peer Group Total Shareholder Return[4] ($)
	Lisa Grow	Darrel Anderson	Lisa Grow	Darrel Anderson
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)
2024	6,704,645		7,642,400		1,743,566	2,173,392	118.97	127.32	289,951	$15.75
2023	7,372,970		4,478,465		2,102,244	1,502,568	103.50	106.91	261,893	$15.10
2022	4,441,045		4,725,667		1,326,582	1,435,286	110.06	117.09	259,560	$14.65
2021	5,645,525		5,564,659		1,977,637	2,297,255	112.38	115.76	245,872	$14.15
2020	5,903,347	6,318,341	3,114,307	20,653	2,351,741	1,473,753	92.53	98.84	237,968	$13.79
1 Ms. Grow was appointed CEO in June 2020. Mr. Anderson retired as CEO in June 2020.
2 Non-PEO NEOs included in the average calculation are listed below.

	2024	2023	2022	2021	2020
Brian Buckham	x	x	x	x	x
Adam Richins	x	x	x	x	x
Jeff Malmen	x	x	x	x	x
Tim Tatum	x
Ken Petersen		x	x
Steve Keen			x	x	x
3    TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (assuming dividend reinvestment) and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period.
4    Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used is the EEI Utilities Index.
5    The dollar amounts reported represent the amount of net income reflected in the company's audited financial statements for the applicable year.
6    The company selected measure is CEPS, or cumulative earnings per share, which represents a key measure of performance for the benefit of shareholders aligning executive officers' management efforts to enhance revenue and contain costs with shareholders' performance objectives.
IDACORP, INC. 2025 PROXY STATEMENT 64

7    The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. The following adjustments were made to total compensation from the Summary Compensation Table (SCT) for each year to arrive at compensation actually paid, as computed in accordance with Item 402(v) of Regulation S-K (in dollars).

	2024		2023		2022		2021		2020
	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)	PEO Lisa Grow ($)	PEO Darrel Anderson ($)	Average non-PEO NEOs ($)
Less SCT total grant date fair value of equity awards	(2,890,889)	(594,579)	(2,440,043)	(523,198)	(2,092,631)	(475,607)	(1,714,845)	(515,070)	(1,371,935)	(2,268,182)	(466,880)
Less pension value	(1,134,996)	(203,140)	(2,352,115)	(652,352)	—	—	(1,760,278)	(567,460)	(2,711,412)	(2,613,893)	(1,069,692)
Fair value of awards granted during fiscal year that remain unvested at fiscal year end[8]	4,059,516	834,931	2,279,119	488,692	2,494,680	446,824	2,675,143	803,500	1,293,581	208,203	440,209
Increase by fair value of awards granted during applicable fiscal year that vested during fiscal year, determined at vesting date	—	—	—	—	—	9,960	—	—	—	86,365	—
+/- by change in fair value of outstanding unvested prior fiscal year awards that remain unvested at fiscal year-end compared to fair value as of prior fiscal year-end[8]	1,045,037	221,104	(385,835)	(85,064)	(79,170)	(17,802)	760,964	301,104	(32,091)	25,610	(17,817)
+/- for awards granted during prior fiscal year, determined based on change in ASC 718 fair value from prior fiscal year-end to vesting date[8]	(219,158)	(51,648)	(57,545)	(15,236)	(85,861)	(50,052)	(73,702)	(41,379)	12,945	(72,566)	7,678
Deduction of fair value of prior fiscal year awards as of prior fiscal year end that were forfeited during fiscal year	—	—	—	—	—	(73,652)	—	—	—	(1,687,333)	—
Increase by amount of dividends paid on unvested awards during fiscal year prior to vesting date	78,245	16,257	61,914	13,709	47,604	11,399	31,852	11,567	19,872	24,108	9,238
Increase by incremental fair value of options/SARS modified during fiscal year	—	—	—	—	—	—	—	—	—	—	—
Increase by service cost and prior service cost (if applicable) for pension plans during fiscal year	—	206,901	—	173,773	—	257,634	—	327,356	—	—	219,276
	937,755	429,826	(2,894,505)	(599,676)	284,622	108,704	(80,866)	319,618	(2,789,040)	(6,297,688)	(877,988)

8    To calculate the fair value of our performance-based restricted stock unit awards, the probability of achievement in CEPS was re-evaluated annually. The valuation assumptions used to calculate fair values for the TSR component of the awards did not materially differ from those disclosed at the time of grant, except for consideration of historical performance-to-date as of the valuation date.
IDACORP, INC. 2025 PROXY STATEMENT 65

Unranked List of Most Important Financial Performance Measures

As described in more detail in the CD&A, the most important financial performance measures used by the Company to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to the company's performance are as follows:

•CEPS;
•TSR; and
•Net income.

Descriptions of the Information Presented in the Pay vs. Performance Table

We are providing the following graphics to illustrate the relationship between the compensation actually paid to our PEO and our non-PEOs as a group and company performance as set forth and described in and under the “Pay vs. Performance Table,” including TSR, CEPS, and net income. The TSR graphic also illustrates the relationship between the company's cumulative TSR and our peer group's cumulative TSR.

Compensation Actually Paid vs. TSR 2020-2024
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation Actually Paid (in thousands)
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
Indexed TSR (YE2019)
2020
2021
2022
2023
2024
PEO
Non-PEO
Total Shareholder Return
Peer Group Total Shareholder Return

IDACORP, INC. 2025 PROXY STATEMENT 66

Compensation Actually Paid vs. Net Income 2020-2024
Compensation Actually Paid (in thousands)
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Net Income (in millions)
$350
$300
$250
$200
$150
$100
$50
$-
2020
2021
2022
2023
2024
PEO
Non-PEO
Net Income

IDACORP, INC. 2025 PROXY STATEMENT 67

PART 5 – EQUITY COMPENSATION PLAN APPROVAL

PROPOSAL NO. 3: Approval of the IDACORP, Inc. 2000 Long-Term Incentive and
Compensation Plan, as Amended and Restated, Including the Authorization of 1,100,000 Additional Shares

Background

We use the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan (as amended, the “Current Plan”) to grant long-term incentive awards to our officers, directors, and key employees, which the board of directors believes is essential to attracting, motivating, and retaining such individuals and aligning their interests with those of our shareholders. Shareholders and the board of directors originally approved the plan in 2000. Since then, the board of directors and our shareholders have approved various amendments, but we have not increased the number of shares available for grant since May 2005. The Current Plan is our only active equity award plan.

In February 2025, the board of directors approved amendments to and restatement of the Current Plan (the “Proposed Plan”), subject to approval by shareholders, so that we can continue to offer appropriate stock-based incentives to our officers, directors, and key employees. If approved by shareholders, the Proposed Plan will become effective upon approval at the Annual Meeting. As used in this Part 5 - Equity Compensation Plan Approval, the “Plan” means the Current Plan, the Proposed Plan, or both, as required by context.

The Proposed Plan contains the following principal changes from the Current Plan:

•increases the number of shares of common stock available for grant by 1,100,000 shares, for a total of 4,200,000 shares;
•allows shares tendered to or withheld by us to pay the withholding taxes with respect to any award other than an award of restricted stock or performance shares to be reused for subsequent awards;
•includes a minimum vesting requirement so that, except with respect to a maximum of 5% of the shares reserved for grant, awards granted after May 15, 2025 will have a minimum vesting period of at least one year from the date of grant, subject to certain exceptions; and
•removes obsolete provisions related to Section 162(m) of the Internal Revenue Code of 1986, as amended (Code).

In addition, several other changes of an administrative or technical nature are reflected in the Proposed Plan.

Equity Grant Practices

We are seeking your authority to make an additional 1,100,000 shares available for grant under the Proposed Plan, for a total of 4,200,000 shares available for grant. As of March 17, 2025, we had 54,020,021 shares of our common stock outstanding, and there were 17,140 unused shares that remained available for grant and 310,356 shares subject to outstanding awards (based on payout of outstanding performance awards at target), 174,214 of which were for performance units, 87,196 of which were for restricted stock units, and 48,946 of which were for deferred stock units, with no other types of equity awards outstanding.

In setting the number of proposed additional shares available for grant under the Proposed Plan, the compensation and human resources committee and the board of directors considered a number of factors, including:

•Shares currently available and proposed to be available: The additional 1,100,000 shares, together with the shares currently available for grant, are expected to be sufficient, based on historical granting practices over the past five years, the changes in the Proposed Plan, and assuming the trading price of our common stock remains at or above its current level, to provide at least a fifteen-year share reserve to cover future awards.
•Historical equity award granting practices: For the three years ended December 31, 2024, our annual average share usage rate (commonly referred to as burn rate) is 0.19 percent.
•Impact of total outstanding equity awards and dilution: The additional 1,100,000 shares, together with the shares currently available for grant and the shares associated with outstanding equity awards (assuming payout of outstanding performance awards at target), are expected to result in basic dilution of 2.8 percent (as of December 31, 2024).
IDACORP, INC. 2025 PROXY STATEMENT 68

Historical Equity Award Granting Practices

The following table provides information regarding the grant of awards under the Current Plan over the past three completed fiscal years.

Key Equity Metrics	2024	2023	2022
Equity burn rate[1]	0.22%	0.18%	0.17%
Dilution[2]	0.76%	1.01%	1.22%
Overhang[3]	0.56%	0.52%	0.52%
1    Equity burn rate is calculated by dividing the gross number of shares issuable pursuant to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period. In determining the gross number of shares issuable, we have excluded shares cancelled or forfeited during the period and have counted performance units in the year in which they are earned rather than the year in which they were granted.
2    Dilution is calculated by dividing the sum of (x) the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants at the end of the fiscal year, by the number of shares outstanding at the end of the fiscal year.
3    Overhang is calculated by dividing the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Compensation and Governance Practices

In the Proposed Plan:

•No evergreen provision. There is no evergreen feature under which the shares available for grant under the Proposed Plan can be automatically replenished.
•Eligibility. We grant awards to a range of officers, other key employees, and directors, ensuring that the interests of our officers, other key employees, and directors are aligned with shareholder interests.
•Clawback provision. The Proposed Plan provides that awards are subject to any policy we adopt regarding the recovery of compensation and any additional clawback provisions as required by law and applicable listing rules.
•Minimum vesting period. The Proposed Plan provides that, except with respect to a maximum of 5% of the shares reserved for grant, awards granted after May 15, 2025, will have a minimum vesting period of at least one year from the date of grant, subject to certain exceptions.
•Limitations on repricing. The Proposed Plan expressly prohibits the compensation and human resources committee from repricing stock options and stock appreciation rights (SARs) without prior shareholder approval, except in connection with certain corporate transactions involving the company or a change in control.
•No discounted awards. Awards that have an exercise price or base value cannot be granted with an exercise price or base value less than the fair market value on the grant date, except in connection with certain corporate transactions involving the company.
•Administered by an independent committee. The Proposed Plan is administered by our compensation and human resources committee, which is made up entirely of independent directors.
•No automatic grants. The Proposed Plan does not provide for "reload" or other automatic grants to participants.
•No tax gross-ups. The Proposed Plan does not provide for any tax gross-ups.

The summary below of the Proposed Plan does not purport to be a complete description of the Proposed Plan and is qualified in its entirety by the complete text of the Proposed Plan, which is attached to this proxy statement as Appendix A, incorporated herein by reference.

IDACORP, INC. 2025 PROXY STATEMENT 69

Description of the Proposed Plan

Purpose of the Proposed Plan

The purpose of the Proposed Plan is to promote the success and enhance the value of the company by linking the personal interests of officers, key employees and directors to those of our shareholders and customers. The Proposed Plan is further intended to assist us in our ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operations largely depends.

Effective Date and Duration

The Plan became effective upon approval by shareholders at the 2000 annual meeting of shareholders, and is expected to remain in effect, subject to the board of director’s right to terminate the Plan at any time, until all shares subject to the Plan have been purchased or acquired.

Amendments

The board of directors may, at any time and from time to time, alter, amend, suspend, or terminate the Proposed Plan in whole or in part, subject to restrictions stated in the Proposed Plan.

Administration of the Proposed Plan

The Proposed Plan is administered by the compensation and human resources committee or such other committee as the board of directors selects consisting solely of two or more members of the board of directors (committee). Subject to the terms of the Proposed Plan, the committee has full power under the Proposed Plan to determine persons to receive awards, the size and type of awards, and their terms. The committee may amend outstanding awards subject to restrictions stated in the Proposed Plan.

Except in limited circumstances, the following actions may not be taken with respect to outstanding stock options or SARs without prior shareholder approval: (i) reduction of the exercise price or base value, as applicable, (ii) cancellation of the award in exchange for cash, other awards, stock options, or SARs with a lower exercise price or base value, as applicable, at a time when the exercise price or base value, as applicable, exceeds the fair market value of a share of our common stock, and (iii) any other action that would constitute a re-pricing as determined in accordance with applicable generally accepted accounting principles, as amended from time to time.

Eligibility and Participation

All officers, directors, and key employees of the company and our subsidiaries, as determined by the committee, are eligible to participate in the Proposed Plan. As of March 17, 2025, the approximate number of persons eligible to participate in the Plan was 71, which includes 10 non-employee directors.

Shares Subject to the Proposed Plan

Subject to adjustment pursuant to the anti-dilution provisions of the Proposed Plan, the maximum number of shares available for grant under the Proposed Plan is 4,200,000. Shares underlying awards that lapse, are forfeited, or are not paid in shares and shares tendered to or withheld by the company to pay the withholding taxes with respect to any award other than an award of restricted stock or performance shares may be reused for subsequent awards, except that the following shares may not be reused: (i) shares that were subject to stock-settled SARs and were not issued upon the net settlement or net exercise of such SARs, (ii) shares tendered to the company to pay the exercise price of an option, and (iii) shares tendered or withheld by us to pay the withholding taxes with respect to an award of restricted stock or performance shares. Shares issued under the Proposed Plan may be authorized but unissued shares of our common stock, treasury stock, or shares purchased on the open market. The closing price of our common stock as reported on the NYSE on March 26, 2025 was $113.52.

In the event of an equity restructuring, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the committee will cause an equitable adjustment to be made (i) in the number and kind of shares that may be delivered under the Proposed Plan, (ii) in the individual limitations set forth in the Proposed Plan, and (iii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the option exercise price, base value or other price of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, in the case of (i), (ii), and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger,
IDACORP, INC. 2025 PROXY STATEMENT 70

consolidation, or liquidation, the committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights.

Minimum Vesting

Except with respect to a maximum of 5% of the shares reserved for grant under the Proposed Plan, awards granted after May 15, 2025 will provide for a minimum vesting period of at least one year from the grant date of the award; provided that (i) the committee may permit, or an award agreement may provide for, acceleration of vesting of such awards in the event of termination of the participant's employment with or service on the board of directors of the company and its subsidiaries due to death, disability, or retirement and (ii) the foregoing limit will not apply to shares delivered in lieu of fully vested cash obligations.

Awards Under the Proposed Plan

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units may be awarded in such amounts and subject to such terms and conditions as determined by the committee. Restricted stock becomes freely transferable by the participant after the last day of the applicable period of restriction. Payment of restricted stock units will be made after the last day of the applicable period of restriction.

Participants holding restricted stock may exercise full voting rights with respect to those shares during the restricted period and, subject to the committee’s right to determine otherwise, will receive regular cash dividends. All other distributions paid with respect to the restricted stock will be credited, subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. Dividend equivalents may be awarded on restricted stock units.

The committee may establish performance goals for restricted stock and restricted stock units.

Performance Units and Performance Shares

Performance units and performance shares may be awarded in such amounts and subject to such terms and conditions as determined by the committee. The committee will set performance goals, which, depending on the extent to which they are met during the performance periods established by the committee, will determine the number and/or value of performance units/shares that will be paid out to participants. Dividend equivalents may also be awarded.

Participants will receive payment of the value of performance units/shares earned after the end of the performance period. Payment of performance units/shares will be made in cash and/or shares of common stock which have an aggregate fair market value equal to the value of the earned performance units/shares at the end of the applicable performance period, in such combination as the committee determines. Shares may be awarded subject to any restrictions deemed appropriate by the committee.

Stock Options

The committee may award incentive stock options and nonqualified stock options with such terms and conditions as the committee may determine. Except as provided in the Proposed Plan’s anti-dilution adjustment provisions and replacement awards made in connection with mergers, acquisitions, reorganizations, or similar transactions, the exercise price for each such award will be not less than the fair market value of a share of our common stock on the date of grant. Options will expire at such times and will have such other terms and conditions as the committee may determine. Dividend equivalents may also be awarded.
The option exercise price is payable in cash or its equivalent, in shares of our common stock having a fair market value equal to the exercise price, by broker-assisted cashless exercise, by other methods that the committee may prescribe, or any combination of the foregoing.

Stock Appreciation Rights

The committee may award SARs with such terms and conditions as the committee may determine. SARs awarded under the Proposed Plan may be in the form of freestanding SARs or tandem SARs. Except as provided in the Proposed Plan’s anti-dilution adjustment provisions and replacement awards made in connection with mergers, acquisitions, reorganizations, or similar transactions, the base value of a freestanding SAR will be equal to the fair market value of a share of our common stock on the
IDACORP, INC. 2025 PROXY STATEMENT 71

date of grant. The base value of a tandem SAR will be equal to the option exercise price of the related option. Dividend equivalents may also be awarded.

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the committee. A tandem SAR may be exercised upon surrender of the right to exercise the equivalent portion of its related option and only with respect to the shares of our common stock for which its related option is exercisable.

Upon exercise of a SAR, a participant will receive payment from us in an amount equal to the product of the excess of the fair market value of a share of our common stock on the date of exercise over the base value for the SAR multiplied by the number of shares with respect to which the SAR is exercised. Payment due to the participant upon exercise may be made in cash, in shares of our common stock having a fair market value equal to such cash amount, or in a combination of cash and shares, as determined by the committee.

Other Awards

The committee may make other awards, which may include, without limitation, the award of shares of common stock based upon attainment of performance goals established by the committee as described below, the payment of shares in lieu of cash or cash based on performance goals, and the payment of shares in lieu of cash under our other incentive or bonus programs.

Maximum Awards under the Proposed Plan

Subject to adjustment pursuant to the anti-dilution provisions of the Proposed Plan, (i) the total number of shares with respect to which stock options or SARs may be awarded in any calendar year to any participant will not exceed 250,000 shares, (ii) the total number of shares of restricted stock or restricted stock units that may be awarded in any calendar year to any participant will not exceed 250,000 shares or units, as the case may be, (iii) the total number of performance shares or performance units that may be awarded in any calendar year to any participant will not exceed 250,000 shares or units, as the case may be, (iv) the total number of shares that may be awarded pursuant to Article 10 of the Proposed Plan in any calendar year to any participant will not exceed 250,000 shares, (v) the total cash award that may be paid pursuant to Article 10 of the Proposed Plan in any calendar year to any participant will not exceed $500,000, and (vi) the aggregate amount of dividend equivalents that a participant may receive in any calendar year will not exceed $1,000,000.

Performance Goals

The committee establishes the performance goals, which may include but not be limited to one or more of the following: (i) sales or revenues, (ii) earnings per share, (iii) shareholder return and/or value, (iv) funds from operations, (v) operating income, (vi) gross income, (vii) net income, (viii) cash flow, (ix) return on equity, (x) return on capital, (xi) earnings before interest, (xii) operating ratios, (xiii) stock price, (xiv) customer satisfaction, (xv) accomplishment of mergers, acquisitions, dispositions, or similar extraordinary business transactions, (xvi) profit returns and margins, (xvii) financial and credit-related ratios, (xviii) performance against budget, (xix) tax credits, (xx) system reliability, and/or (xxi) market performance. Performance goals may be measured solely on a corporate, subsidiary, or business unit basis or a combination of the foregoing. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

Termination of Employment or Board Service

Each award agreement will set forth the participant’s rights with respect to an award following termination of employment with the company or service on the board of directors. Such provisions will be determined in the sole discretion of the committee, need not be uniform among all grants or among participants, and may reflect distinctions based on the reasons for termination.

Transferability

Except as otherwise determined by the committee and subject to the provisions of the Proposed Plan, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant’s rights are exercisable only by the participant or the participant’s legal representative during his or her lifetime.

IDACORP, INC. 2025 PROXY STATEMENT 72

Change in Control

Upon a change in control (as defined in the Proposed Plan):

•any and all unvested options and SARs will immediately vest and become exercisable;
•any restriction periods and restrictions imposed on restricted stock and restricted stock units will be deemed to have expired and any performance goals will be deemed to have been achieved at the target level, with such restricted stock vesting immediately in full and such restricted stock units to be paid out in cash;
•the target payout opportunity attainable under all outstanding awards of performance units and performance shares and any awards granted pursuant to Article 10 of the Proposed Plan will be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change in control, with all such awards vesting immediately, all performance shares and other awards granted pursuant to Article 10 of the Proposed Plan denominated in shares to be paid out in shares, and all performance units and other awards granted pursuant to Article 10 of the Proposed Plan to be paid out in cash; and
•all credited but not yet paid cash dividends and dividend equivalents attributable to the portion of any award that vests, is earned, and/or is paid, as the case may be, because of the change in control will be paid in cash.
If a change in control occurs, our board of directors or the board of directors of the successor entity may require that the entity:

•assume or continue all or any part of the stock options and SARs outstanding under the Proposed Plan; or
•substitute substantially equivalent stock options and SARs.
If a successor entity refuses to assume or continue such awards or to substitute substantially equivalent awards, then with respect to awards held by participants whose continuous service has not terminated, our board of directors may, in its sole discretion:

•provide for a cash payment in exchange for the cancellation of a stock option or SAR;
•continue the awards; or
•notify participants holding a stock option or SAR that they must exercise such awards at or prior to the closing of the transaction by which the change in control occurs and that the awards will terminate if not exercised.
Our board of directors is not obligated to treat all awards, even those that are of the same type, in the same manner.

Clawback

Awards granted under the Proposed Plan are subject to any policy we adopt regarding the recovery of compensation and any additional clawback provisions as required by law and applicable listing rules. By accepting an award, a participant consents to the potential forfeiture or recovery of his or her awards pursuant to applicable law, applicable listing standard, and/or company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy.
Award Information

Stock options, restricted stock units (including performance-based units), restricted stock (including performance-based restricted stock), deferred stock units, and unrestricted shares of the company’s common stock are the types of awards that have been granted under the Current Plan. The table below lists the number of shares of our common stock subject to equity awards granted (even if not currently outstanding) under the Current Plan since inception through the record date of March 26, 2025,
IDACORP, INC. 2025 PROXY STATEMENT 73

shown at the target amount for each award. The amounts contained in the table include awards which may have been forfeited or canceled, but do not include awards pursuant to any dividend reinvestment program of the company.

	Stock Options	RSUs / Restricted Stock	Performance Units / Stock	Unrestricted Shares / Deferred Stock Units
Name and Position, or Group
Lisa A. Grow, President and CEO	2,219	63,032	131,114	—
Brian R. Buckham, Senior Vice President, CFO, and Treasurer	—	18,155	36,296	—
Adam J. Richins, Senior Vice President and COO	—	16,610	33,220	—
Jeffrey L. Malmen, Senior Vice President, Public Affairs	—	17,027	36,870	—
Timothy E. Tatum, Vice President, Regulatory Affairs	—	5,633	11,254	—
All current executive officers, as a group	2,219	135,105	277,984	—
All current non-employee directors, as a group	—	—	—	96,928
All employees, including all current officers who are not executive officers, as a group	4,212	62,750	135,209	—

The number and type of awards (if any) that an eligible participant may receive under the Proposed Plan is in the discretion of the committee. Therefore, it is not possible to determine awards that will be made in the future pursuant to the Proposed Plan. However, please refer to the 2024 Summary Compensation Table in this proxy statement which sets forth certain information regarding awards granted to each NEO during 2024. Equity grants to our non-employee directors are described under the Director Compensation section in this proxy statement.
U.S. Federal Income Tax Information
The following is a general summary of the U.S. federal income tax consequences of awards under the Proposed Plan to us and to participants in the Proposed Plan who are citizens or residents of the United States for U.S. federal tax purposes. The summary is based on the Code, applicable U.S. Treasury regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.

Restricted Stock Units

A participant generally will not recognize income at the time a restricted stock unit is granted. When any part of a restricted stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives. When a participant sells any shares acquired upon settlement of a restricted stock unit, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the fair market value of the shares on the date of issuance.
Performance Shares, Performance Units, and Other Awards

A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash or shares to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash and the fair market value of any shares transferred to the participant over any amount paid by the participant with respect to the performance shares or units. When a participant sells any shares acquired upon settlement of performance shares or performance units, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the fair market value of the shares on the date of issuance. The U.S. federal income tax consequences of other awards under the Plan will depend upon the specific terms of each award.

Stock Options

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as
IDACORP, INC. 2025 PROXY STATEMENT 74

ordinary income in an amount equal to the excess (if any) of the fair market value of the shares underlying the option on the date of exercise over the option exercise price. When a participant sells the shares acquired upon exercise, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize ordinary income in the year of disposition equal to the excess (if any) of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be treated as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of our common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of a SAR. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the base value of the SAR. When a participant sells any shares acquired upon exercise, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares underlying the SAR on the exercise date or the total base value.

Restricted Stock Awards

A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to vesting restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares.

Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, the participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. A Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the participant files his or her federal income tax return. The notice must be filed within thirty (30) days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

When a participant sells restricted shares, the participant will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares, plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of the Section 83(b) election, as the case may be. A participant’s holding period for restricted shares generally begins at the time the participant recognizes income with respect thereto. If the participant forfeits the shares to the company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making a Section 83(b) election.

Any dividends received with respect to an unvested restricted stock award for which a Section 83(b) election has not been made will be treated as ordinary compensation income, rather than dividend income, when received by the participant. If a Section
IDACORP, INC. 2025 PROXY STATEMENT 75

83(b) election is made with respect to the restricted stock award, any dividends received generally will be treated as dividend income, which may be subject to tax at reduced rates.

Dividend Equivalents

Any dividend equivalents paid in cash with respect to an award generally will be taxable as ordinary income to the participant at the time the cash is received.

Tax Consequences to the Company

In the foregoing cases, the company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.
Section 409A

We intend that awards granted under the Proposed Plan comply with, or otherwise be exempt from, Section 409A of the Code but make no representation or warranty to that effect.

Tax Withholding

We are authorized to deduct or withhold from any award granted or payment due under the Proposed Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. Tendering shares held by the participant or share withholding for taxes generally is permitted.

Equity Compensation Plan Information

The following table includes information as of December 31, 2024, with respect to our only active equity compensation plan, the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights[1]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	282,210[2]	$—	110,302[3]
Equity compensation plans not approved by shareholders	—	$—	—
Total	282,210	$—	110,302
1    None of the outstanding awards included in column (a) have an exercise price.
2    Represents shares subject to outstanding time-based RSUs, performance units (at target), and director deferred stock unit awards, all under the Plan. Such awards may be settled only for shares of common stock on a one-for-one basis.
3    Shares under the Plan may be issued in connection with stock options, SARs, restricted stock, RSUs, performance units, performance shares, or other equity-based awards.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” approval of the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, as amended and restated, including the authorization of additional shares.

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PART 6 – AUDIT COMMITTEE MATTERS

PROPOSAL NO. 4: Ratification of Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, we will ask you to ratify the audit committee’s appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for 2025. This firm has conducted our consolidated annual audits since 1998 and, previously, the consolidated annual audits of Idaho Power since 1932 and is one of the world’s largest firms of independent certified public accountants. We expect a representative of Deloitte & Touche LLP to be present at the Annual Meeting. He or she will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

The audit committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our financial statements. The audit committee has adopted restrictions on hiring certain persons formerly associated with Deloitte into an accounting or financial reporting oversight role to help ensure Deloitte's continuing independence.

The audit committee meets annually in executive session without Deloitte present to evaluate the quality of Deloitte’s audit services and their performance, including Deloitte’s industry knowledge from an accounting and tax perspective, Deloitte’s continued independence and professional skepticism, the audit committee’s discussions with management about Deloitte’s performance, and information available from Public Company Accounting Oversight Board inspection reports. The audit committee annually considers whether the independent registered public accounting firm should be reappointed for another year. The lead engagement partner is required to rotate off the companies' audit every five years. The audit committee is involved in the selection of the lead engagement partner. In 2023, in connection with the mandated rotation of Deloitte’s lead engagement partner effective beginning with Deloitte’s audit of the companies' 2024 financial statements, we interviewed candidates who met professional, industry, and other criteria. The audit committee chair participated in interviews with the finalists and selected the lead engagement partner, in consultation with the audit committee.

If the selection of Deloitte is not ratified, the audit committee will consider the result a recommendation to consider selection of a different firm. The audit committee reserves the right, in its sole discretion, to change the appointment of the independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the company and our shareholders.

Board of Directors’ Recommendation

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025.

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Independent Accountant Billings

The aggregate fees our principal independent registered public accounting firm, Deloitte & Touche LLP, billed or are expected to bill us for the years ended December 31, 2024 and 2023 are as follows:

Fees Billed	2024	2023
Audit Fees	$1,932,830	$1,902,619
Audit-Related Fees[1]	$120,000	$115,000
Tax Fees[2]	$30,500	$28,625
All Other Fees[3]	$4,415	$5,806
Total Fees	$2,087,745	$2,052,050
1    Includes accounting-related consultation services and attest services related to financial reporting that are not required by statute or regulation.
2    Includes fees for consultation related to tax planning and accounting.
3    Accounting research tool subscription and trainings.

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Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

In accordance with the audit committee’s charter, the audit committee is responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm engaged by the company. The audit committee reviews the independent auditors’ engagement plan, including the audit plan, scope, and procedures. We and our audit committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, the audit committee has established a pre-approval standard for both audit and non-audit services.

In addition to the audits of our consolidated financial statements, the independent registered public accounting firm may be engaged to provide certain audit-related, tax, and other services. The audit committee must pre-approve all services performed by the independent registered public accounting firm to ensure that the provision of those services does not impair the independent registered public accounting firm’s independence. The services that the audit committee will consider include audit services such as attest services, changes in the scope of the audit of the financial statements, and the issuance of comfort letters and consents in connection with financings; audit-related services such as internal control reviews and assistance with internal control reporting requirements; attest services related to financial reporting that are not required by statute or regulation, and accounting consultations and audits related to proposed transactions and new or proposed accounting rules, standards, and interpretations; and tax compliance and planning services.

Unless a type of service to be provided by the independent public accounting firm has received general pre-approval, it requires specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved cost levels require specific pre-approval by the audit committee. Under the pre-approval policy, the audit committee has delegated to the chair of the audit committee pre-approval authority for services. The chair must report any pre-approval decisions to the audit committee at its next scheduled meeting. Any request to engage the independent registered public accounting firm to provide a service that has not received general pre-approval must be submitted as a written proposal to our chief financial officer with a copy to our general counsel. The request must include a detailed description of the service to be provided, the proposed fee, and the business reasons for engaging the independent registered public accounting firm to provide the service. Upon approval by the chief financial officer, the general counsel, and the independent registered public accounting firm that the proposed engagement complies with the terms of the pre-approval policy and applicable laws, rules, and regulations, the request will be presented to the audit committee or the audit committee chair, as the case may be, for pre-approval.

In determining whether to pre-approve the engagement of the independent public accounting firm, the audit committee or the audit committee chair, as the case may be, must consider, among other things, the pre-approval policy; applicable laws, rules, and regulations; and whether the nature of the engagement and the related fees are consistent with the following principles:

•     the independent registered public accounting firm cannot function in the role of management; and
•     the independent registered public accounting firm cannot audit its own work.

The pre-approval policy and separate supplements to the pre-approval policy describe the specific audit, audit-related, tax, and other services that have the general pre-approval of the audit committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will periodically revise the list of pre-approved services, based on subsequent determinations.

For 2023 and 2024, all audit and non-audit services and all fees paid in connection with those services were pre-approved by the audit committee.

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Report of the Audit Committee
The audit committee has reviewed and discussed the audited consolidated financial statements of IDACORP, Inc. with management. The audit committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements of IDACORP, Inc. be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

THE AUDIT COMMITTEE
Richard J. Navarro, Chair
Annette G. Elg
Nate R. Jorgensen
Scott W. Madison
Susan D. Morris

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PART 7 – OTHER MATTERS

Other Business

Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. In addition, we have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Shared-Address Shareholders

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, to that address, unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such address wishes to receive a separate annual report to shareholders or proxy statement or Notice of Internet Availability, as applicable, for the 2025 annual meeting or in the future, he or she may contact our Shareowner Services Department in writing at 1221 West Idaho Street, Boise, Idaho 83702-5627, or by telephone at (800) 635-5406. Eligible shareholders of record receiving multiple copies of our annual report to shareholders and proxy statement or Notice of Internet Availability, as applicable, can request householding by contacting us in the same manner. If you own shares through a bank, broker, or other nominee, you can request householding by contacting that bank, broker, or other nominee.

We will deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, proxy statement, or Notice of Internet Availability, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Requests should be addressed to investor relations at the address or telephone number set forth above.

2026 Annual Meeting of Shareholders

As of the date of this proxy statement, we expect our 2026 annual meeting of shareholders to be held on May 21, 2026. Shareholders of the company may submit proposals on matters appropriate for shareholder action at meetings of the company’s shareholders in accordance with Rule 14a-8 of the SEC. To be submitted for inclusion in next year’s proxy statement, shareholder proposals must satisfy all applicable requirements of Rule 14a-8. For our 2026 annual meeting of shareholders, if you wish to submit a proposal for inclusion in the proxy materials pursuant to Rule 14a-8, you must submit your proposal to our corporate secretary on or before the close of business on December 2, 2025.

Our Amended and Restated Bylaws require that any shareholder proposal that is not submitted for inclusion in our proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2026 annual meeting of shareholders, must be received at our principal executive offices not earlier than 150 days and not later than 120 days prior to the first anniversary of the date on which we held the 2025 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Amended and Restated Bylaws must be received no earlier than December 16, 2025 and no later than the close of business on January 15, 2026. The proposal must be accompanied by certain information, representations, and documentation specified in our Amended and Restated Bylaws, which you may obtain by writing to our corporate secretary. Shareholder proposals should be personally delivered or delivered by registered or certified mail, postage prepaid, to: Corporate Secretary, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627.

In addition to satisfying the requirements under our Amended and Restated Bylaws with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the company's director nominees in accordance with the SEC's universal proxy rules must comply with all the requirements of Rule 14a-19(b).

If a shareholder fails to meet the applicable deadlines or fails to satisfy other applicable requirements of the SEC, we may exercise discretionary voting authority over proxies we receive to vote on any such proposal as we determine appropriate.

Annual Report and Financial Statements

Our Annual Report on Form 10-K for the year ended December 31, 2024, was provided or made available to shareholders together with this proxy statement. You may obtain a copy of the Annual Report on Form 10-K (excluding exhibits) without charge upon written or oral request to Investor Relations, IDACORP, Inc., 1221 West Idaho Street, Boise, Idaho 83702-5627, telephone number (208) 388-2200. You may also access our Annual Report on Form 10-K through our website at www.idacorpinc.com or at the website maintained by the SEC, www.sec.gov.
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Questions and Answers About the Annual Meeting, this Proxy Statement, and Voting

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials on the internet. Accordingly, we are sending the Notice of Internet Availability to most of our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or may request a printed set of the proxy materials at no charge. Shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions provided in the Notice of Internet Availability.

How can I participate in the Annual Meeting?
The Annual Meeting will be held exclusively online via live webcast. To participate, you will need the control number included on your proxy card or Notice of Internet Availability. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of 3:00 p.m. (Mountain Time) on May 14, 2025. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your proxy card and voting authorization form and subsequent instructions that will be delivered to you via email.

Who is entitled to vote at the Annual Meeting?

You are entitled to notice of, and to vote at, the Annual Meeting if you owned shares of our common stock at the close of business on March 26, 2025. This is referred to as the “record date.” As of the record date, we had 54,020,202 outstanding shares of common stock entitled to one vote per share on all matters.

What if I have difficulties locating the control number prior to the day of the Annual Meeting?
Prior to the day of the Annual Meeting, if you need assistance with your control number and you hold your shares in your own name, please call toll-free (800) 635-5406 in the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your control number.

What if I have technical difficulties accessing the online Annual Meeting?
If you encounter difficulties accessing the online Annual Meeting during the check-in or the Annual Meeting itself, including any difficulties with your control number, please call the number provided on the website for assistance.

What matters are before the Annual Meeting, and how does the IDACORP Board of Directors recommend I vote?

At the Annual Meeting, our shareholders will consider and vote on the matters listed below. In determining how to vote, please consider the detailed information regarding each proposal as discussed in this proxy statement.

Summary Description of Voting Matters	Board Voting Recommendation
1. Election of ten director nominees for a one-year term	✓ FOR each director nominee
2. Advisory resolution to approve our executive compensation	✓ FOR
3. Approval of our IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, as amended and restated, including the authorization of 1,100,000 additional shares	✓ FOR
4. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025	✓ FOR
Will any other business be conducted at the Annual Meeting, or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matters, other than those listed in the Notice of 2025 Annual Meeting of Shareholders, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.

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What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the “shareholder of record” with respect to those shares. If your shares are held by a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares, and those shares are referred to as being held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you should receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares. You also are invited to participate in the online Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How can I vote my shares before the Annual Meeting?

If you hold shares in your own name as a shareholder of record, you may vote by internet or telephone before the Annual Meeting by following the instructions contained in the Notice of Internet Availability. Under Idaho law, proxies granted according to those instructions will be valid. If you request printed copies of the proxy materials by mail, you may also cast your vote by completing, signing, and dating the proxy card provided to you and returning it in the postage-paid envelope provided to you. Your vote by internet or telephone or through your mailed proxy card will authorize the individuals named on the proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate.

If you are a beneficial owner of shares held in street name, your broker, bank, or other nominee should provide you with materials and instructions for voting your shares. Please check with your broker or bank and follow the voting procedures your broker or bank provides to vote your shares.

Submitting a proxy or voting through the telephone or the internet will not affect your right to participate in the Annual Meeting.

If I am the beneficial owner of shares held in street name by my bank or broker, how will my shares be voted?

If you complete and return the voting instruction form provided to you by your bank or broker, we expect that your shares will be voted in accordance with your instructions. If you do not provide voting instructions, brokerage firms only have authority under applicable NYSE rules to vote shares on discretionary matters. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 is the only matter included in the proxy statement that is considered a discretionary matter. When a proposal is not discretionary and the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that proposal. Those shares are considered “broker non-votes.” Please promptly follow the instructions you receive from your bank or broker so your vote can be counted.

If I am a shareholder of record, how will my shares be voted?

All proxies will be voted in accordance with the instructions you submitted via the internet, by telephone, or, if you requested printed proxy materials, by completing, signing, and returning the proxy card provided to you. If you completed and submitted your proxy (and do not revoke it) prior to the Annual Meeting, but do not specify how your shares should be voted for one or more of the voting proposals, the shares of IDACORP common stock represented by the proxy will be voted in accordance with the recommendation of our board of directors, for those proposals for which you did not vote.

Can I vote at the online Annual Meeting?
Yes, if you participate in the online Annual Meeting by visiting www.proxydocs.com/IDA, you will be able to vote your shares and submit questions during the meeting. In order to attend, you must register in advance at www.proxydocs.com/IDA prior to the deadline of 3:00 p.m. (Mountain Time) on May 14, 2025. If you are a beneficial owner of shares and not a shareholder of record, to be able to vote at the online Annual Meeting, you must obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting, as described above.

May I change or revoke my proxy?

You may change or revoke your proxy before it is voted at the Annual Meeting by (1) granting a subsequent proxy through the internet or by telephone, or (2) delivering to us a signed proxy card with a date later than your previously delivered proxy. If you participate in the virtual meeting and wish to vote online during the meeting, you may revoke your proxy at that time. You may
IDACORP, INC. 2025 PROXY STATEMENT 83

also revoke your proxy by mailing your written revocation to IDACORP’s corporate secretary at 1221 West Idaho Street, Boise, Idaho 83702-5627. We must receive your mailed written revocation before the Annual Meeting for it to be effective.

What is the “quorum” for the Annual Meeting, and what happens if a quorum is not present?

The presence at the Annual Meeting, online or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 26, 2025, is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the Annual Meeting. If you vote by internet or telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” also will be counted in determining the presence of a quorum. If the shares present online or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the chair of the meeting or the shareholders may, by a vote of the holders of a majority of votes present online or represented by proxy, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention”?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. An abstention with respect to a matter submitted to a vote will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals to be presented at the Annual Meeting will not affect the outcome of the vote.

What is a “broker non-vote”?

A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. If no voting instructions have been provided by the beneficial owner, brokers will have discretionary voting power to vote shares with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to any of the other proposals. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote.

What vote is required to approve each proposal?

The following votes are required for approval of each proposal at the Annual Meeting:

Proposal Number	Vote Requirement	Effect of Withholding, Abstentions, and Broker Non-Votes
1	Our directors are elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.	No effect, though a “withhold” vote is relevant under our director resignation policy
2	The advisory resolution on executive compensation is approved if the votes cast in favor exceed the votes cast against the resolution.	No effect
3
The IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, as amended and restated, including the authorization of 1,100,000 additional shares, is approved if the votes cast in favor of the Plan, as amended and restated, exceed the votes cast against the Plan, as amended and restated.
No effect
4
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 is approved if the votes cast in favor exceed the votes cast against ratification.
Abstentions will have no effect; uninstructed shares are subject to a discretionary vote by a broker or other nominee

What happens if, under Proposal No. 1, a director receives a greater number of votes “withheld” than votes “for” such director?

As noted above, a plurality of votes cast by shareholders present, online or by proxy, at the Annual Meeting is required for the election of our directors. “Plurality” means that the nominees receiving the largest number of votes cast for his or her election are elected for the number of director positions that are to be filled at the meeting. However, under our director resignation policy, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election
IDACORP, INC. 2025 PROXY STATEMENT 84

than votes “for” such election, the director must promptly tender a resignation to the board of directors. The board of directors will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of the corporate governance and nominating committee, which is comprised exclusively of independent directors). We will publicly disclose the board of directors’ decision and its reasoning with regard to the offered resignation.

Who will count the votes?

An independent tabulator will tabulate the votes cast by mail, internet, telephone, or at the Annual Meeting. Our corporate secretary will act as inspector of election to certify the results.

Where can I find the voting results?

We expect to report the voting results on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Are the votes of specific shareholders confidential?

It is our policy that all proxies for the Annual Meeting that identify shareholders, including employees, are to be kept confidential from the public. Proxies will be forwarded to the independent tabulator who receives, inspects, and tabulates the proxies. We do not intend to disclose the voting decisions of any shareholder to any third party except (a) as required by law or order or directive of a court or governmental agency, (b) to allow the inspector of election to review and certify the results of the shareholder vote, (c) in the event of a dispute as to the vote or voting results, or (d) in the event of a matter of significance where there is a proxy solicitation in opposition to the board of directors, based on an opposition proxy statement filed with the SEC.

Who will pay the cost of this solicitation, and how will these proxies be solicited?

We will pay the cost of soliciting your proxy. Our officers and employees may solicit proxies, personally or by telephone, fax, mail, or other electronic means, without extra compensation. In addition, D.F. King & Co., Inc. will solicit proxies from brokers, banks, nominees, and institutional investors or other shareholders at a cost of approximately $8,000 plus out-of-pocket expenses. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their expenses in providing our proxy materials to beneficial owners.

What if I have further questions not addressed in this proxy statement?

If you have any questions about voting your shares or participating in the Annual Meeting, please call our Shareowner Services Department at (800) 635-5406.

IDACORP, INC. 2025 PROXY STATEMENT 85

APPENDIX A

IDACORP, INC.
2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN
Article 1.    Establishment, Purpose and Duration

1.1    Establishment of the Plan. IDACORP, Inc., an Idaho corporation (hereinafter referred to as the "Company"), hereby establishes an incentive and compensation plan for officers, key employees and directors, to be known as the "IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of nonqualified stock options (“NQSO”), incentive stock options (“ISO”), stock appreciation rights (“SAR”), restricted stock, restricted stock units, performance units, performance shares and other awards.

The Plan became effective when approved by the shareholders at the 2000 Annual Meeting of Shareholders (the "Effective Date") and shall remain in effect as provided in Section 1.3 herein, as amended from time to time.

1.2    Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders and customers.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

1.3    Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2.    Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1    Award means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

2.2    Award Agreement means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

2.3    Base Value of an SAR shall have the meaning set forth in Section 7.1 herein.

2.4    Board or Board of Directors means the Board of Directors of the Company.

2.5    Change in Control means the earliest of the following to occur:

(a) any Person, excluding (i) the Company or any Subsidiary, (ii) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Company, (iii) an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities ("Change in Control Person") is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Company; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company;

(b) consummation of a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of the Company or Idaho Power Company (a "Qualifying Transaction"), unless, immediately following such Qualifying Transaction, all of the following have occurred: (i) all or substantially all of the beneficial owners of the Company immediately prior to such Qualifying Transaction beneficially own in substantially the same proportions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Qualifying Transaction (including, without limitation, a corporation or other entity which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (as the case may be, the "Successor Entity"), (ii) no Change in Control Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Successor Entity and (iii) at least a majority of the members of the board of directors of the Successor Entity are Incumbent Directors;

(c) a complete liquidation or dissolution of the Company or Idaho Power Company; or

(d) within a 24-month period, individuals who were directors of the Board immediately before such period ("Incumbent Directors") cease to constitute at least a majority of the directors of the Board; provided, however, that any director who was not a director of the Board at the beginning of such period shall be deemed to be an Incumbent Director if the election or nomination for election of such director was approved by the vote of at least two-thirds of the directors of the Board then still in office (i) who were in office at the beginning of the 24-month period or (ii) whose election or nomination for election was so approved, in each case, unless such individual was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Change in Control Person other than the Board.

For avoidance of doubt, transactions for the purpose of dividing Idaho Power Company's assets into separate distribution, transmission or generation entities or such other entities as the Company or Idaho Power Company may determine shall not constitute a Change in Control unless so determined by the Board.

2.6    Code means the Internal Revenue Code of 1986, as amended from time to time.

2.7    Committee means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

2.8    Company means IDACORP, Inc., an Idaho corporation, or any successor thereto as provided in Article 16 herein.

2.9    Director means any individual who is a member of the Board of Directors of the Company.

2.10    Disability means the continuous inability of an Employee because of illness or injury to engage in any occupation or employment for wage or profit with the Company or any other employer (including self-employment) for which he is reasonably qualified by education, training or experience. An Employee will not be considered disabled during any period unless he is under the regular care and attendance of a duly qualified physician.

2.11    Dividend Equivalent means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

2.12    Eligible Person means an individual who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.13    Employee means an individual who is paid on the payroll of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party, and is classified in the payroll system as a regular full-time, part-time or temporary employee. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

2.14    Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15    Exercise Period means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

2.16    Fair Market Value means the fair market value of a Share as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a Share as reported in the consolidated transaction reporting system, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.17    Freestanding SAR means an SAR that is not a Tandem SAR.

2.18    Incentive Stock Option or ISO means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

2.19    Nonqualified Stock Option or NQSO means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

2.20    Option means an Incentive Stock Option or a Nonqualified Stock Option.

2.21    Option Exercise Price means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

2.22    Participant means an Eligible Person who has outstanding an Award granted under the Plan.

2.23    Performance Goals means the performance goals established by the Committee, which may include but not be limited to one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial and credit-related ratios, tax credits, system reliability, performance against budget, and/or market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

2.24    Performance Period means the time period during which Performance Unit/Performance Share Performance Goals must be met.

2.25    Performance Share means an Award described in Article 9 herein.

2.26    Performance Unit means an Award described in Article 9 herein.

2.27    Period of Restriction means the period during which the transfer of Restricted Stock or Restricted Stock Units is limited in some way, as provided in Article 8 herein.

2.28    Person shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.

2.29    Plan means the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, as amended from time to time.

2.30    Restricted Stock means an Award described in Article 8 herein.

2.31    Restricted Stock Unit means an Award described in Article 8 herein.

2.32    Retirement means a Participant's Separation from Service if (i) the Participant is age 55 or older at the time of the Separation from Service and (ii) the Committee determines that the Separation from Service constitutes Retirement for purposes of the Participant's Award.

2.33    Securities Act means the Securities Act of 1933, as amended.

2.34    Separation from Service means "separation from service" as that term is used in Section 409A(a)(2)(A)(i) of the Code.

2.35    Shares means the shares of common stock, no par value, of the Company.

2.36    Stock Appreciation Right or SAR means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one Share.

2.37    Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.38    Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

Article 3.    Administration

3.1    The Committee. The Plan shall be administered by the Compensation Committee or such other committee (the "Committee") as the Board of Directors shall select consisting solely of two or more members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2    Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3    Restrictions on Distribution of Shares and Share Transferability. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act) and applicable requirements of any securities exchange or similar entity and unless the Participant's tax obligations have been satisfied as set forth in Article 15. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

3.4    Decisions Binding. All determinations and decisions (including, without limitation, all interpretations) made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Eligible Persons, Employees, Participants and their estates and beneficiaries.

3.5    Costs. The Company shall pay all costs of administration of the Plan.

3.6    Minimum Vesting. Except with respect to a maximum of 5% of the Shares reserved for grant under the Plan, Awards granted after May 15, 2025 shall provide for a minimum vesting period of at least one year from the grant date of the Award; provided that (i) the Committee may permit, or an Award Agreement may provide for, acceleration of vesting of such Awards in the event of termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries due to death, Disability, or Retirement and (ii) the foregoing limit shall not apply to Shares delivered in lieu of fully vested cash obligations.

Article 4.    Shares Subject to the Plan

4.1    Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares available for grant under the Plan shall be 4,200,000. Shares underlying lapsed or forfeited Awards or Awards that are not paid in Shares, and Shares tendered to or withheld by the Company to pay the withholding taxes with respect to any Award other than an Award of Restricted Stock or Performance Shares may be reused for other Awards; provided, however, that the following Shares shall not be added to Shares available for grant under the Plan: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares tendered to the Company to pay the exercise price of an Option, and (iii) Shares tendered or withheld by the Company to pay the withholding taxes with respect to an Award of Restricted Stock or Performance Shares. Shares granted pursuant to the Plan may be (i) authorized but unissued Shares of common stock, (ii) treasury shares or (iii) Shares purchased on the open market.

4.2    Adjustments in Authorized Shares and Awards. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R), such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan, (ii) in the individual limitations set forth in Section 4.3 and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Option Exercise Price, Base Value or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.2. Adjustments made by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

4.3    Individual Limitations. Subject to Section 4.2 above, (i) the total number of Shares with respect to which Options or SARs may be granted in any calendar year to any Participant shall not exceed 250,000 Shares; (ii) the total number of Restricted Stock Shares or Restricted Stock Units that may be granted in any calendar year to any Participant shall not exceed 250,000 Shares or Units, as the case may be; (iii) the total number of Performance Shares or Performance Units that may be granted in any calendar year to any Participant shall not exceed 250,000 Shares or Units, as the case may be; (iv) the total number of Shares that may be granted pursuant to Article 10 herein in any calendar year to any Participant shall not exceed 250,000 Shares; (v) the total cash Award that may be paid pursuant to Article 10 herein in any calendar year to any Participant shall not exceed $500,000; and (vi) the aggregate amount of Dividend Equivalents that a Participant may receive in any calendar year shall not exceed $1,000,000.

4.4    Direct Registration. Except as provided in Section 8.4 herein, Shares issued pursuant to the Plan will be recorded in the Participant’s direct registration account and a direct registration statement will be issued to the Participant, unless the Participant specifically requests a stock certificate.

Article 5.    Eligibility and Participation

5.1    Eligibility. Persons eligible to participate in the Plan ("Eligible Persons") include all officers, key employees and directors of the Company and its Subsidiaries, as determined by the Committee.

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

Article 6.    Stock Options

6.1    Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs or a combination thereof.

6.2    Option Award Agreement. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option (which shall not exceed 10 years from the date of grant), the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO. Rights, if any, to Dividend Equivalents shall be determined by the Committee.

6.3    Option Exercise Price. Except for Options adjusted or granted pursuant to Article 4 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Option Exercise Price of Options granted under the Plan shall be at least equal to the Fair Market Value of a Share on the date of grant of the Option. Except as provided in Articles 4 and 13 herein, the following actions may not be taken with respect to outstanding Options without prior shareholder approval: (i) reduction of the Option Exercise Price of outstanding Options, (ii) cancellation of outstanding Options in exchange for cash, other Awards or Options with a lower Option Exercise Price at a time when the Option Exercise Price exceeds the Fair Market Value of a Share and (iii) any other action with respect to outstanding Options that would constitute a "re-pricing" (determined in accordance with generally accepted accounting principles, as amended from time to time and applied in preparing the Company’s financial statements, or other successor accounting principles similarly applied).

6.4    Exercise of and Payment for Options. Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares.

The Option Exercise Price shall be payable: (a) in cash or its equivalent, (b) by tendering (or attesting to the ownership of) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (c) by broker-assisted cashless exercise, (d) by such other methods as the Committee may prescribe or (e) by a combination of (a), (b), (c) and/or (d).

6.5    Termination. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

6.6    Transferability of Options. Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ISOs are not transferable other than by will or by the laws of descent and distribution.

Article 7.    Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. Rights, if any, to Dividend Equivalents shall be determined by the Committee.

Except for SARs adjusted or granted pursuant to Article 4 herein, and replacement SARs granted in connection with a merger, acquisition, reorganization or similar transaction, the Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The Base Value of Tandem SARs shall equal the Option Exercise Price of the related Option.

Except as provided in Articles 4 and 13 herein, the following actions may not be taken with respect to outstanding SARs without prior shareholder approval: (i) reduction of the Base Value of outstanding SARs, (ii) cancellation of outstanding SARs in exchange for cash, other Awards or SARs with a lower Base Value at a time when the Base Value exceeds the Fair Market Value of a Share and (iii) any other action with respect to outstanding SARs that would constitute a "re-pricing" (determined in accordance with generally accepted accounting principles, as amended from time to time and applied in preparing the Company’s financial statements, or other successor accounting principles similarly applied).

7.2    SAR Award Agreement. Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR (which shall not exceed 10 years from the date of grant), the Exercise Period and such other provisions as the Committee shall determine.

7.3    Exercise and Payment of SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Exercise Price of the ISO.

Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

(a) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

(b) the number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof.

7.4    Termination. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

7.5    Transferability of SARs. Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 8.    Restricted Stock and Restricted Stock Units

8.1    Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

8.2    Restricted Stock/Restricted Stock Unit Award Agreement. Each grant of Restricted Stock and/or Restricted Stock Units shall be evidenced by a Restricted Stock and/or Restricted Stock Unit Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction, and such other provisions as the Committee shall determine.

8.3    Transferability. Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

8.4    Certificates and Account Entries. Restricted Stock shall be registered in the name of a Participant and held in the Company's custody until such time as all restrictions applicable to such Shares have been satisfied.

8.5    Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the number of Shares with respect to which the restrictions have lapsed will be recorded in the Participant’s direct registration account and a direct registration statement will be issued to the Participant, unless the Participant specifically requests a stock certificate. Payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units.

8.6    Voting Rights. During the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

8.7    Dividends and Other Distributions. Subject to the Committee's right to determine otherwise, during the Period of Restriction, Participants shall receive all regular cash dividends paid with respect to the Restricted Stock while it is so held, and all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall vest or be paid, as the case may be, to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be determined by the Committee.

8.8    Termination. Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.

Article 9.    Performance Units and Performance Shares

9.1    Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

9.2    Performance Unit/Performance Share Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine. Rights, if any, to Dividend Equivalents shall be determined by the Committee.

9.3    Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a Performance Share shall be equal to the Fair Market Value of a Share. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants.

9.4    Earning of Performance Units/Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

9.5    Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

9.6    Termination. Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination.

9.7    Transferability. Except as otherwise determined by the Committee, a Participant's rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative and Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10.    Other Awards

The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash or cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11.    Deferrals

The Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 12.    Rights of Participants

12.1    Termination. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the Company's or the Subsidiary's sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

12.2    Participation. No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

12.3    Limitation of Implied Rights. Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Article 13. Change in Control

The terms of this Article 13 shall immediately become operative, without further action or consent by any Person, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

Upon a Change in Control

(a)    Any and all Options and SARs granted hereunder shall become immediately vested and exercisable;

(b)    Any restriction periods and restrictions imposed on Restricted Stock or Restricted Stock Units shall be deemed to have expired; any Performance Goals shall be deemed to have been met at the target level; such Restricted Stock shall become immediately vested in full, and such Restricted Stock Units shall be paid out in cash on the date of the Change in Control or as soon as practicable (but not more than 60 days) following the date of the Change in Control;

(c)    The target payout opportunity attainable under all outstanding Awards of Performance Units and Performance Shares and any Awards granted pursuant to Article 10 shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. All such Awards shall become immediately vested. All Performance Shares and other Awards granted pursuant to Article 10 denominated in Shares shall be paid out in Shares, and all Performance Units and other Awards granted pursuant to Article 10 shall be paid out in cash, in each case, on the date of the Change in Control or as soon as practicable (but not more than 60 days) following the date of the Change in Control; and

(d)    All credited but not yet paid cash dividends and Dividend Equivalents attributable to the portion of any Award that vests, is earned and/or is paid, as the case may be, pursuant to this Article 13 shall be paid in cash on the date of the Change in Control or as soon as practicable (but not more than 60 days) following the date of the Change in Control.

Notwithstanding anything contained herein or in any Award Agreement to the contrary, no payment or distribution under the Plan or pursuant to an Award that (1) is determined by the Company to be deferred compensation subject to Section 409A of the Code and (2) would be distributed because of a Change in Control shall be so distributed because of the Change in Control pursuant to this Article 13 unless the distribution qualifies under Section 409A(a)(2)(A)(v) of the Code as a distribution upon a change in ownership or effective control or a change in the ownership of a substantial portion of assets or otherwise qualifies as a permissible distribution under Section 409A of the Code. To the extent an amount would have been distributed pursuant to an Award because of a Change in Control pursuant to this Article 13, but the distribution is prohibited by the prior sentence, the following shall occur: (i) the Award shall nevertheless vest or be deemed earned, as the case may be, pursuant to Sections (a), (b), (c) and/or (d) of this Article 13 as of the date of the Change in Control (except to the extent it would violate Section 409A of the Code), but distribution of such vested or earned amounts shall not occur until the event or date distribution would have occurred absent the Change in Control and (ii) no further dividends or Dividend Equivalents shall be credited with respect to the Award after the date of the Change in Control.

In the event of a Change in Control, the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (1) assume or continue all or any part of the Options and SARs outstanding under the Plan or (2) substitute substantially equivalent Options and SARs (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change in Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Awards or to substitute similar awards for those outstanding under the Plan, then with respect to Awards held by Participants whose continuous service has not terminated, the Board in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of an Option or SAR equal to the product of (x) the excess, if any, of the Fair Market Value per Share at such time over the Option Exercise Price or Base Value, as the case may be, if any, times (y) the total number of Shares then subject to such Award; (2) continue the Awards; or (3) notify Participants holding an Option or SAR that they must exercise or redeem any portion of such Award (including, at the discretion of the Board, any unvested portion of such Award) at or prior to the closing of the transaction by which the Change in Control occurs and that the Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change in Control occurs. The Board shall not be obligated to treat all Awards, even those that are of the same type, in the same manner.

Article 14.    Amendment, Modification and Termination

14.1    Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

14.2    Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 15.    Withholding

15.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Shares withheld as provided below) sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

15.2    Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, subject to such restrictions as the Committee may prescribe, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Shares held by the Participant or by having the Company withhold Shares with a value that does not exceed the employer’s minimum statutory tax rate; provided, however, that, in the discretion of the Committee and to the extent permitted under applicable financial accounting standards, the value of Shares so tendered or withheld may exceed the employer’s minimum statutory tax rate but may not be greater than the maximum statutory tax rate. All elections shall be irrevocable, made in writing and signed by the Participant.

Article 16.    Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

Article 17.    Legal Construction

17.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

17.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4    Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Idaho without regard to any conflicts of law or choice of law rule or principle that might otherwise reference construction or interpretation of the Plan or any agreements hereunder to the substantive law of another jurisdiction.

17.5    Clawback. Awards granted under this Plan are subject to any policy the Company adopts regarding the recovery of compensation and any additional clawback provisions as required by law and applicable listing rules. By accepting an Award, a Participant consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, applicable listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy.

17.6    Section 409A. The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A of the Code to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5) or 1.409A-1(b)(6), or otherwise. The Plan shall be interpreted, operated and administered in a manner consistent with this intention. To the extent applicable to an Award that provides for the payment of deferred compensation subject to Section 409A of the Code, it is intended that the Plan and such Award will comply with Section 409A of the Code and any regulations and guidance issued thereunder, and the Plan and such Award shall be interpreted, operated and administered accordingly. To the extent an Award is subject to Section 409A of the Code and payment of deferred compensation pursuant to the Award is to be made because of the Participant's termination of employment or termination of service as a Director, notwithstanding anything to the contrary contained in the Plan, the Participant's Award Agreement or any other plan or agreement that governs payment of the Award, the Participant's employment or service as a Director shall not be deemed to have terminated unless and until the Participant has experienced a Separation from Service. Notwithstanding anything contained herein or in any Award Agreement to the contrary, if it is determined that any amounts to be provided upon a Separation from Service constitute deferred compensation for purposes of Section 409A of the Code and the Participant is a "specified employee," as determined under the Company’s policy for determining specified employees, on the date on which the Separation from Service occurs, no such amounts shall be provided before the date that is six months following the Participant’s Separation from Service unless the Participant dies during such six-month period, in which case payment may be made as soon as practicable (but not more than 60 days) after the Participant’s death. If the Participant's Award Agreement (or any other plan or agreement that governs payment of the Award) provides for payment to occur as soon as practicable after an event, date or time period, and payment of the Award is to be made pursuant to that provision, in no event will the payment be made more than 60 days after such event, date or time period. Each installment that vests or is delivered under an Award in a series of payments or installments will be treated as a separate and distinct payment for purposes of Section 409A of the Code. The right to any Dividend Equivalents declared and paid on Shares underlying an Award must comply with or qualify for an exemption from Section 409A of the Code, and any Dividend Equivalents declared and paid on Shares underlying an Option or SAR that is otherwise exempt from Section 409A of the Code may not be contingent, directly or indirectly, on the exercise of the Option or SAR. Notwithstanding any provision of the Plan or any Award Agreement (or any other plan or agreement that governs payment of an Award) to the contrary, the Board (1), to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the

Code, and (2) makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

Adopted by the Board January 20, 2000
Approved by the Shareholders May 11, 2000
Amended by the Board January 18, 2001
Approved by the Shareholders May 17, 2001
Amended by the Board March 17, 2005
Approved by the Shareholders May 19, 2005
Amended by the Board July 20, 2006
Amended by the Board September 20, 2007
Amended by the Board November 20, 2008
Amended by the Board November 18, 2010
Amended by the Board February 9, 2017
Amended by the Board February 13, 2025
Approved by the Shareholders [Date]

*****

P.O. BOX 8016, CARY, NC 27512-9903

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Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

IDACORP, Inc.

Annual Meeting of Shareholders

For Shareholders of record as of March 26, 2025

Thursday, May 15, 2025 10:00 AM, Mountain Time

Annual meeting to be held live via the Internet- please visit www.proxydocs.com/IDA for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Mountain Time, May 15, 2025.

Internet:

www.proxydocs.com/IDA

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-702-2221

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:

You must register to attend the meeting online and/or participate at www.proxydocs.com/IDA

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Lisa A. Grow and Brian R. Buckham (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of IDACORP, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

IDACORP

IDACORP, Inc. Annual Meeting of Shareholders

Please make your marks like this: ☒

The Board of Directors recommends a vote "FOR" each of the director nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4 all of which are proposals of IDACORP, Inc.

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Elect ten directors nominated by the board of directors for one-year terms.				
		FOR	WITHHOLD		
	1.01 Odette C. Bolano	☐	☐		FOR
	1.02 Annette G. Elg	☐	☐		FOR
	1.03 Lisa A. Grow	☐	☐		FOR
	1.04 Judith A. Johansen	☐	☐		FOR
	1.05 Dennis L. Johnson	☐	☐		FOR
	1.06 Nate R. Jorgensen	☐	☐		FOR
	1.07 Michael J. Kennedy	☐	☐		FOR
	1.08 Scott W. Madison	☐	☐		FOR
	1.09 Susan D. Morris	☐	☐		FOR
	1.10 Dr. Mark T. Peters	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Advisory resolution to approve our executive compensation.	☐	☐	☐	FOR
3.	Approve the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, as amended and restated, including the authorization of 1,100,000 additional shares.	☐	☐	☐	FOR
4.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/IDA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date Signature (if held jointly) Date